SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/  No fee required.
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                                     [LOGO]

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                                666 Grand Avenue
                                  P.O. Box 657
                           Des Moines, Iowa 50303-0657

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of MidAmerican Energy Holdings Company which will be held on Wednesday, April 29, 1998, at 10:00 a.m., local time, at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa. At this meeting you will be asked to vote on the election of directors as set forth in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company recommends a vote "FOR" the election of all nominees.

Holders of record of MidAmerican Common Stock at the close of business on February 20, 1998 will be entitled to one vote for each share held. MidAmerican has over 59,000 registered holders of its Common Stock.

Parking for this year's Annual Meeting will be available at no cost at Veteran's Memorial Auditorium at 833 Fifth Avenue in Des Moines, just a few blocks north of the Polk County Convention Complex. Complimentary shuttle buses will trans-port shareholders between the parking facility and the Convention Complex both before and after the Annual Meeting. Veterans Memorial Auditorium is also connected by skywalk with the Convention Complex. Please refer to the map on the back cover of this Proxy Statement.

The Company's 1997 audited financial statements are contained in Appendix A to this Proxy Statement.

Your vote is extremely important. Please make sure that your shares are represented at the Annual Meeting whether or not you are personally able to attend. You are encouraged to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, it is not necessary to mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

Please sign, date and return the proxy card in the enclosed postage paid envelope.

                                             Sincerely,


                                             /s/ Stanley J. Bright
                                             Stanley J. Bright
                                             Chairman, President and
                                             Chief Executive Officer

March 10, 1998

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of
MidAmerican Energy Holdings Company:


The Annual Meeting of Shareholders of MidAmerican Energy Holdings Company will be held on Wednesday, April 29, 1998, at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, commencing at 10:00 a.m., local time, for the purpose of acting on the following matters:

         1.  To elect thirteen members to the Board of Directors; and

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Holders of MidAmerican Common Stock at the close of business on February 20, 1998 will be entitled to notice of and to vote at the meeting or at any postponement or adjournment thereof. Even if you now expect to attend the Annual Meeting, you are requested to please mark, sign, date and return the accompanying proxy in the enclosed postage paid envelope. If you do attend you may vote in person, if you wish, whether or not you have sent in your proxy.



                                         By Order of the Board of Directors



                                         Paul J. Leighton
                                         Vice President and Corporate Secretary

March 10, 1998

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. SHAREHOLDERS ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                     [LOGO]

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                                666 Grand Avenue
                                  P.O. Box 657
                           Des Moines, Iowa 50303-0657
               Telephone numbers: (515) 242-4300 or (800) 247-5211


PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies of the shareholders of MidAmerican Energy Holdings Company on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, on Wednesday, April 29, 1998, at 10:00 a.m., local time, and at all adjournments thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy are first being sent to the shareholders of the Company on or about March 10, 1998.

Only shareholders of record at the close of business on February 20, 1998 are entitled to notice of and to vote at the meeting. As of the record date, there were 95,373,613 shares of MidAmerican Common Stock outstanding. Each share of MidAmerican Common Stock is entitled to one vote on all matters presented to the meeting.

If a quorum is present, the affirmative vote of a majority of the votes cast is required for the election of each director. For purposes of determining the number of votes cast, all votes cast "for" or to "withhold authority" to vote are included. "Non-votes," including "broker non-votes" which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of votes cast with respect to the election of directors.

Any shareholder giving a proxy pursuant to this Proxy Statement may revoke it at any time by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or if the shareholder executing the proxy is present at the meeting, voting in person.

All shares represented by effective proxies will be voted at the meeting or any adjournment thereof as specified therein by the person giving the proxy. If no specification is made, the proxy will be voted in accordance with the Board of Directors' recommendations.

If a shareholder is a participant in the Company's Shareholder Options Plan, the Employee Stock Purchase Plan or the Iowa Power Inc. Payroll-Based Employee Stock Ownership Plan, the proxy card will represent the number of shares registered in the participant's name and the number of whole shares credited or allocated to the participant's account under these plans. For those shares held in the plans, the proxy card will serve as a direction to the trustee or voting agent under the respective plan as to how the shares in the accounts are to be voted. Fractional shares will not be voted.

The entire cost of solicitation of proxies will be borne by the Company. In addition to the original solicitation by mail, some of the officers and regular employees of the Company may solicit proxies by personal calls, telephone or otherwise, but without compensation in addition to their regular salaries. The Company will reimburse brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy material to beneficial owners. In addition, the Company has retained D. F. King & Co., Inc., a proxy solicitation firm, to assist in the forwarding of proxy materials to brokers and other custodians, nominees and fiduciaries at an estimated cost of $4,000 plus disbursements.

ELECTION OF DIRECTORS

The thirteen persons named on the following pages have been nominated for election as directors, to hold office until the next annual meeting of shareholders and their successors are duly elected and qualified. Each has consented to be a nominee and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors, in its discretion, may designate substitute nominees, in which event proxies will be voted for such substitute nominees.

Information about Nominees for Directors

Certain information about each nominee, including age, principal occupation, business experience, directorships, board committee assignments and the year in which the nominee became a director of the Company or one of its predecessor companies, is set forth in the following pages. All of the nominees listed are now serving as directors of the Company. Messrs. Mel Foster, Jr. and James M. Hoak, Jr., who have served as directors since 1972 and 1983, respectively, will be retiring from the Board of Directors in 1998 and have therefore not been renominated.

PHOTO   JOHN W. AALFS (57)

        President of Aalfs  Manufacturing,  Inc. (clothing  manufacturer), Sioux
        City, Iowa, since 1979. Joined the Board in 1988. Member of the Finance and Nominating Committees. Director of Norwest Bank Sioux City, N.A.

PHOTO   STANLEY J. BRIGHT (57)

        Chairman  of  the  Company  since  June 1, 1997 and  President and Chief
        Executive  Officer of the  Company since  December 1, 1996.  Chairman of
        MidAmerican  Energy  Company  since  December 1, 1996,  Chief  Executive
        Officer since July 1, 1996,  President  since 1995 and  President of the
        Office of the Chief Executive Officer from 1995 to July 1, 1996. Chair-man, President and Chief Executive Officer of Iowa-Illinois Gas and
        Electric Company, a predecessor company ("Iowa-Illinois"), from 1991 to 1995. Joined the Company in 1986 and the Board in 1987. Chair of the Strategy and Executive Committees and member of the Finance Committee.
        Director of Norwest Bank Iowa, N.A. and Utilx Corporation.

PHOTO   ROSS D. CHRISTENSEN (57)

        Orthodontist in private practice in Waterloo, Iowa, since 1968 and with Drs. Christensen and Bigelow, P.C. since 1974. Partner in JoRo, Inc.
        (real estate development) and Heartland Midwest Management, Inc. (real estate management) since 1984. Joined the Board in 1983. Vice Chair of the Nominating Committee and member of the Strategy Committee. Director of Community National Bancorporation.

PHOTO   RUSSELL E. CHRISTIANSEN (62)

        Chairman of  the Company  from December 1, 1996 until  retirement on May
        31, 1997.  Chairman of MidAmerican Energy Company from 1995 to  December
        1, 1996 and Chairman of the Office of the  Chief Executive  Officer from
        1995 to July 1, 1996.  Chairman and Chief  Executive  Officer of Midwest
        Resources Inc., a predecessor company  ("Midwest  Resources"), from 1992
        to 1995  and  President  from 1990 to 1995.   Joined the  Board in 1983.
        Vice Chair of the  Executive  Committee and  member of the Strategy Com-
        mittee.


PHOTO   JOHN W. COLLOTON (67)

        Vice President for Statewide Health Services, University of Iowa (health care administration), Iowa City, Iowa, since 1993. Director and Chief
        Executive Officer of the University of Iowa  Hospitals and  Clinics from
        1971 to 1993.  Joined the Board in 1992.  Member of the Compensation and
        Nominating Committees. Director of Baxter International Inc., Iowa State
        Bank and Trust Company, OncorMed, Inc. and Wellmark, Inc.

PHOTO   FRANK S. COTTRELL (55)

        Vice President of Deere & Company (manufacturing), Moline, Illinois, since 1993 and General Counsel since 1991. Joined the Board in 1992.
        Chair of the Audit Committee and member of the Strategy Committee.

PHOTO   JACK W. EUGSTER (52)

        Chairman   and  Chief  Executive   Officer  of  Musicland  Stores  Corp.
        (specialty retailer),  Minneapolis,  Minnesota, since 1986 and President since 1981.  Joined the  Board in 1987.  Chair of the  Compensation Com-
        mittee and member of the Executive Committee.  Director of Damark, Inc.,
        Donaldson Company, Inc., Josten's, Inc. and ShopKo Stores, Inc.

PHOTO   NOLDEN GENTRY (60)

        Partner in  the law  firm of  Brick,  Gentry,  Bowers, Swartz,  Stoltze,
        Schuling & Levis, P.C., Des Moines, Iowa, since 1983. Joined the Board in 1988. Vice Chair of the Strategy Committee and member of the Audit
        Committee.

PHOTO   RICHARD L. LAWSON (68)

        President and Chief Executive Officer of the National Mining Associa-tion (all minable resources), Washington, D. C., since 1995. President of the National Coal Association, a predecessor organization, and member of its Board of Directors and Executive Committee from 1987 to 1995.
        Joined the Board in 1989. Vice Chair of the Audit Committee and member of the Compensation Committee. Retired from the United States Air
        Force in 1986 as a four star general. Formerly Deputy Commander and Chief of the U. S. European Command and Chief of Staff, Supreme Head-quarters Allied Powers, Europe.

PHOTO   ROBERT L. PETERSON (65)

        Chairman  and  Chief  Executive  Officer of  IBP, Inc. (meat processor),
        Dakota City, Nebraska, since 1980, President since 1977 and Director since 1976. Joined the Board in 1990. Member of the Executive and Nominating Committees.

PHOTO   NANCY L. SEIFERT (68)

        Executive  Vice  President of  James F. Seifert &  Sons L.L.C. (retail),
        Cedar Rapids, Iowa, since 1993. Joined the Board in 1985. Vice Chair of the Compensation Committee and member of the Strategy Committee.

PHOTO   W. SCOTT TINSMAN (65)

        Co-Founder  and Vice  President of Twin-State  Engineering  and Chemical
        Company (engineering services and chemical manufacturing), Davenport, Iowa, since 1958. Joined the Board in 1988. Chair of the Finance
        Committee and member of the Audit Committee.

PHOTO   LEONARD L. WOODRUFF (69)

        President of  Woodruff  Construction  Company  (contractor), Fort Dodge,
        Iowa, since 1979.  Joined the Board in 1972. Member of the Executive and
        Finance Committees.

Organization of the Board of Directors

The Board of Directors has established the following committees to perform various delegated functions.

The Audit Committee considers matters pertaining to financial reporting and internal accounting controls and held five meetings. The Executive Committee exercises certain authority of the Board of Directors on behalf of the entire Board and held six meetings. The Finance Committee considers matters pertaining to the Company's financing plans, its nonregulated businesses and pension, trust and other investment activities and held four meetings. The Compensation Committee considers matters pertaining to compensation of officers and directors and management succession and administers certain executive officer and director compensation plans and held seven meetings. The Strategy Committee advises the Board of Directors on strategic matters pertaining to the Company and its operations. Since matters pertaining to the long-term strategic plans for and the strategic direction of the Company were the subject of discussion at meetings of the entire Board of Directors, the Strategy Committee did not meet in 1997.

The Nominating Committee recommends candidates for annual election to the Board of Directors and to fill vacancies on the Board of Directors that may arise from time to time. The Nominating Committee held three meetings. Candidates will be selected without regard to race, creed, color, sex or national origin and must be a citizen of the United States and have demonstrated outstanding business and civic accomplishments. The Nominating Committee will consider all candidates recommended by shareholders in accordance with the procedure established in the Company's Bylaws which requires recommendations to be submitted in writing ninety days in advance of the annual meeting of shareholders. Such recommendations should include the name and address of the shareholder and the candidate pursuant to which the recommendation is being made, such other information about the candidate as is required to be included in the Company's proxy statement and the consent of the candidate to serve as a director if elected. Recommendations should be sent to the Corporate Secretary, MidAmerican Energy Holdings Company, P.O. Box 657, Des Moines, Iowa 50303-0657.

The Board of Directors of the Company held six meetings during 1997. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Board Committees on which they served.

Directors' Compensation

The Board of Directors believes it is important that its members have an equity interest in the Company. As a result, the Board of Directors has adopted a policy that each director must own at least 1,000 shares of MidAmerican Common Stock at the time the director becomes a member of the Board of Directors. In addition, a portion of each non-employee director's compensation for service as a director of the Company is paid in restricted shares of MidAmerican Common Stock pursuant to the 1995 Long-Term Incentive Plan. In 1997, the plan was amended to provide that upon the initial election of each non-employee director to the Board of Directors, whether at an annual election or to fill a vacancy, 1,200 restricted shares of MidAmerican Common Stock will be granted to each such director. In addition, effective this year, additional grants of 1,200 restricted shares of MidAmerican Common Stock will be made annually on May 1 to each director who continues on the Board of Directors. Previously, a new director received an initial grant of 800 shares and each non-employee director received annual grants of 800 restricted shares of MidAmerican Common Stock. The directors are restricted from disposing of such restricted shares of MidAmerican Common Stock until such time as the director ceases to be a director of the Company.

In  addition  to  the  restricted  stock  component  of  non-employee   director
compensation, directors each receive an annual retainer fee of $12,000. Directors who are not also employees of the Company each receive a fee of $750 for attendance at each regular or special meeting of the Board of Directors and each meeting of a Committee of the Board of Directors.

Although a predecessor company maintained a nonqualified retirement plan for directors, the Board of Directors has elected not to adopt a retirement plan for directors. The predecessor company entered into agreements with those directors continuing as directors of the Company after the merger of Iowa-Illinois and Midwest Resources (including Messrs. Aalfs, Christensen, Christiansen, Eugster, Gentry, Lawson and Peterson) whereby the Company agreed to vest accrued benefits for each such director as of June 30, 1995. The accrued benefit for each such director was determined by multiplying the number of months of service as a director by one-twelfth of the then annual retainer ($15,000). The maximum total benefit is based on 120 months of service as a director and the minimum service requirement was waived. The accrued benefit is payable quarterly in cash out of general corporate funds when the respective director ceases to be a director of the Company in accordance with the terms of such retirement plan.

Directors have the opportunity to make an election prior to the commencement of each year to defer a portion or all of their cash compensation received for service as a director of the Company pursuant to the Directors Deferred Compensation Plan. Amounts previously deferred or earned under predecessor companies' deferred compensation plans will be distributed in accordance with each such plan's respective provisions upon termination of a director's service as a director.

Certain Transactions and Other Relationships

Effective with his retirement on May 31, 1997 as Chairman of the Company, Mr. Christiansen's employment agreement provides that his service in an advisory capacity to the Company would commence on June 1, 1997 and continue through June 1, 2000. Mr. Christiansen receives annual compensation of $50,000 for this service.


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table shows the beneficial ownership, reported to the Company as of February 20, 1998, of MidAmerican Common Stock of each director and nominee, the chief executive officer of the Company, and the four other most highly compensated executive officers and, as a group, directors, nominees and executive officers. No member of the group owned any of the preferred stock of MidAmerican Energy Company. To the Company's knowledge, no single entity owns of record or beneficially more than five percent of any class of the outstanding voting securities of the Company.

                                     Amount and Nature of           Percent of
Name of Beneficial Owner           Beneficial Ownership (1)            Class
------------------------        -----------------------------       ----------
John W. Aalfs                              5,480                         *
Stanley J. Bright                        100,480(2)                      *
Ross D. Christensen                       16,096(3)                      *
Russell E. Christiansen                   87,594(4)                      *
John W. Colloton                           3,279                         *
Frank S. Cottrell                          3,870                         *
Jack W. Eugster                            5,480                         *
Nolden Gentry                              4,865(5)                      *
Richard L. Lawson                          4,126(6)                      *
Robert L. Peterson                         4,268                         *
Nancy L. Seifert                           4,750(7)                      *
W. Scott Tinsman                           4,899                         *
Leonard L. Woodruff                       26,123                         *
Philip G. Lindner                         11,155(8)                      *
John A. Rasmussen, Jr.                    17,055(9)                      *
Ronald W. Stepien                         19,854(10)                     *
Beverly A. Wharton                        38,596(11)                     *
Directors and executive officers
  as a group (21 persons)                385,104(12)                     *

*Less than one percent of the shares of MidAmerican Common Stock outstanding.

 (1) Beneficial ownership of each of the shares of MidAmerican Common Stock listed in the foregoing table is comprised of sole voting power and sole investment power, unless otherwise noted. The shares reported for the non-employee directors and nominees includes 2,400 shares of restricted stock (800 for Mr. Christiansen) granted in accordance with the 1995 Long-Term Incentive Plan. See "Directors' Compensation" for a discussion of these grants.

 (2) Includes 50,000 shares which Mr. Bright has the right to acquire within 60 days upon the exercise of stock options, 6,879 shares held in a
       Section 401(k) defined contribution plan as of December 31, 1997 and 1,697 shares beneficially owned by Mr. Bright and his spouse.

 (3) Includes 8,480 shares held by Dr. Christensen and his partner in a profit sharing trust and 5,000 shares held in an individual retirement account.

 (4) Includes 45,000 shares which Mr. Christiansen has the right to acquire within 60 days upon the exercise of stock options, 7,955 shares held in a
       Section 401(k) defined contribution plan as of December 31, 1997, nine shares beneficially owned by Mr. Christiansen and his spouse, and 8,000 shares beneficially owned by a family trust of which Mr. Christiansen is a trustee.

 (5)   Includes 1,457 shares held in an individual retirement account.

 (6) Includes 1,726 shares beneficially owned by General Lawson and his spouse.

 (7)   Includes 2,350 shares held by a trust of which Mrs. Seifert is trustee.

 (8)   Includes 138 shares beneficially owned by Mr. Lindner and his spouse.

 (9) Includes 2,700 shares beneficially owned by Mr. Rasmussen and his spouse and 3,267 shares held in a Section 401(k) defined contribution plan as of December 31, 1997.

(10) Includes 5,000 shares which Mr. Stepien has the right to acquire within 60 days upon the exercise of stock options and 1,679 shares held in a
       Section 401(k) defined contribution plan as of December 31, 1997.

(11) Includes 15,000 shares which Mrs. Wharton has the right to acquire within 60 days upon the exercise of stock options, 1,420 shares held in a
       Section 401(k) defined contribution plan as of December 31, 1997, 5,316 shares beneficially owned by Mrs. Wharton and her spouse and 986 shares beneficially owned in a custodial account for a minor child.

(12) Includes 115,000 shares which the executive officers have the right to acquire within 60 days upon the exercise of stock options, shares held in defined contribution plans as of December 31, 1997 and shares beneficially owned jointly with and individually by family members of directors and executive officers.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for services in all capaci-ties to the Company (including predecessor companies) and its subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995 of those persons who were (i) during the year ended December 31, 1997, the chief executive officer,
(ii) at December 31, 1997, the other four most highly compensated executive officers of the Company and (iii) an additional individual who would have been included in category (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of 1997 ("named executive officers").


                                 Summary Compensation Table

                                 Annual Compensation            Long-Term Compensation (4)
                                 -------------------            --------------------------

                                                                    Awards     Payouts
                                                                    ------     -------
                                                    Other Annual  Securities   LTIP     All Other
      Name and                     Salary    Bonus  Compensation  Underlying  Payouts Compensation
 Principal Position         Year     ($)      ($)       ($)      Options(#)(2)  ($)       ($)(3)

Stanley J. Bright           1997   487,000   399,000        0              0    --       35,690
  Chairman, President and   1996   443,750         0        0              0    --       28,845
  Chief Executive Officer   1995   356,000   105,000   53,525        150,000    --        5,850

Russell E. Christiansen     1997   220,333   187,650        0              0    --       38,564
  Retired Chairman (1)      1996   475,000         0        0              0    --       37,358
                            1995   427,500   148,000   60,267        150,000    --       26,370

Ronald W. Stepien           1997   260,417   158,859        0              0    --       14,240
  Executive Vice            1996   198,333        0         0         20,000    --       11,136
  President                 1995   176,000    33,900   13,500         40,000    --        4,584

Philip G. Lindner           1997   215,000   103,200        0              0    --       12,925
  Senior Vice President     1996   189,167         0        0              0    --       10,950
                            1995   177,500    46,575        0         40,000    --        7,065

John A. Rasmussen, Jr.      1997   200,000    96,000        0              0    --       11,440
  Senior Vice President     1996   185,833         0        0              0    --        9,950
  and General Counsel       1995   170,000    44,550        0         40,000    --        6,885

Beverly A. Wharton          1997   240,000   129,600        0              0    --        8,990
  Senior Vice President     1996   218,333         0        0              0    --        8,050
                            1995   191,450    56,550        0         60,000    --        4,918

(1) Mr. Christiansen retired from the position of Chairman of the Board of Directors on May 31, 1997.

(2)      Consists of options granted  pursuant to the 1995  Long-Term  Incentive
         Plan.

(3) Amounts for 1997 consist of (i) contributions by the Company to defined contribution plans of $6,240 for each of Messrs. Bright, Stepien, Rasmussen and Mrs. Wharton, $1,564 for Mr. Christiansen, and $6,175 for Mr. Lindner and (ii) $29,450, $37,000 $8,000, $6,750 and $5,200 for
         Messrs. Bright, Christiansen, Stepien, Lindner and Rasmussen, respectively, and $2,750 for Mrs. Wharton for supplemental life insurance.

(4) As of December 31, 1997, Messrs. Bright, Christiansen, Stepien, Lindner and Rasmussen, and Mrs. Wharton held 41,903, 27,150, 13,175, 11,017,
         10,543, and 15,872 restricted shares of MidAmerican Common Stock, respectively, having a value of $921,866, $597,300, $289,850, $242,374,
         $231,946 and $349,184, respectively, based on the closing price of MidAmerican Common Stock at December 31, 1997. The restricted stock was granted as performance shares pursuant to the 1995 Long-Term Incentive Plan. See the "Compensation Committee Report on Executive Compensation" and the table of "Long-Term Incentive Plans-Awards in Last Fiscal Year."

                      Aggregated Option Exercises in Last Fiscal Year
                             And Fiscal Year-end Option Values

                                                      Number of                   Value of
                                                 Securities underlying       Unexercised In-the
                                                Unexercised Options/           Money Options/
                                                   SARs at Fiscal             SARs at Fiscal
                                                   Year-End (#) (1)            Year-End($)(2)
                                                ----------------------       ------------------
                     Acquired on   Value
Name                 Exercise(#) Realized($) Exercisable  Unexercisable  Exercisable  Unexercisable
----                 ----------- ----------- -----------  -------------  -----------  -------------

Stanley J. Bright        25,000   154,688     50,000         75,000         375,000      562,500
Russell E. Christiansen  30,000   225,000     45,000         75,000         337,500      562,500
Ronald W. Stepien        20,000    96,250      5,000         35,000          31,250      243,750
Philip G. Lindner        20,000   110,000          0         20,000               0      150,000
John A. Rasmussen        20,000    96,250          0         20,000               0      150,000
Beverly A. Wharton       15,000   115,313     15,000         30,000         112,500      225,000

(1) The options shown in the foregoing table were granted pursuant to the 1995 Long-Term Incentive Plan and may be exercised during a period that begins one year after the date of grant and ends ten years after the date of the grant. During the exercise period the recipient of the option grant may exercise 25% of the total options granted after one year from the date of the grant, 50% after two years from the date of the grant, 75% after three years from the date of the grant and all of the options after four years from the date of the grant. Options become fully exercisable in the event of termination of employment with the Company by reason of disability, retirement at age 55 and after five years of service with the Company, death or a change in control as defined in the plan.

(2) Represents the difference between the option exercise price and the closing market price for the Company's stock on December 31, 1997. The in-the-money options at December 31, 1997 pertain to the market-priced option grants in October of 1995 with an exercise price of $14.50 and the market-priced option grant in October of 1996 with an exercise price of $15.75. The closing market price for the Company's stock at the end of the 1997 fiscal year was $22.00.

                Long-Term Incentive Plans--Awards in Last Fiscal Year

                               Number of Shares,             Performance or
                                 Units or Other            Other Period until
         Name                     Rights(#)(1)            Maturation or Payout
         ----                ----------------------       --------------------
Stanley J. Bright                   16,462                      6/30/2000
Russell E. Christiansen                  0                      6/30/2000
Ronald W. Stepien                    6,498                      6/30/2000
Philip G. Lindner                    4,347                      6/30/2000
John A. Rasmussen                    4,043                      6/30/2000
Beverly A. Wharton                   5,545                      6/30/2000


(1) The restricted stock awards shown in the foregoing table were made pursuant to the 1995 Long-Term Incentive Plan and are subject to achievement of specific performance measures during a three-year performance period ending June 30, 2000. During this performance period, the holder of the restricted stock will be entitled to receive the dividends on the restricted stock and vote the stock; however, the stock will not be vested until the achievement of the performance measures. A participant whose employment is terminated due to retirement will receive a pro rata portion of such participant's total award based on the participant's service as an employee during the performance period or as otherwise determined by the Board of Directors in its sole discretion. The performance shares will vest, however, in the event of termination of employment with the Company by reason of disability, death or a change in control as defined in the plan. See the "Compensation Committee Report on Executive Compensation" for a discussion of the restricted stock awards.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

The Compensation Committee is comprised of directors who are not current or former officers or employees of the Company or any of its subsidiaries. The Committee has the following responsibilities:

         o Review and recommend to the Board of Directors the election of officers of the Company annually and at such other times as may be recommended by the Chief Executive Officer of the Company.

         o   Review  not  less  than  annually  the  performance  of  the  Chief
             Executive Officer and recommend to the Board of Directors the criteria to be used in determining senior management compensation. The Compensation Committee shall review and approve all elements of compensation, including base salary and annual and long-term incentive award opportunities, for each officer of the Company, except for the Chief Executive Officer, in which case the Compensa-tion Committee shall recommend approval by the Board of Directors.

         o Review and recommend to the Board of Directors the adoption of and significant amendments to all nonqualified compensation plans, including annual and long-term incentive compensation, stock option, supplemental retirement and deferred compensation plans.

         o Periodically review plans for management development and succession to assure proficiency and continuity in the Company's management.

Since 1995  the Company's  compensation  policy has been  designed to compensate management with salary, incentives and benefits at the top quartile level commensurate with top quartile performance of the Company as compared to utility companies. The measurement of top quartile performance is in terms of total shareholder return as discussed in this report. Company performance that does not achieve top quartile performance will not result in management compensation at top quartile levels. Comparative utility companies consist of electric, gas and combination utilities, some of which may also be included in the published industry index referenced in the shareholder return performance graph. The industry index referenced in the shareholder return performance graph is the Dow Jones Utilities Index which consists of 15 public utility companies, many of which are larger than MidAmerican in terms of revenues and assets. In order to provide a broad comparison of utility industry compensation, the Committee reviewed compensation surveys (some utilities may appear on more than one survey) made available by the Edison Electric Institute (approximately 115 surveyed utility companies), the American Gas Association (approximately 95 surveyed utility companies) and the Company's compensation consultant (approximately 25 surveyed utility companies).

Incentive plans and performance review processes are intended to encourage and reward outstanding performance at the top quartile level. In addition to aligning compensation levels with the Company's performance in terms of shareholder value, the compensation policy and the goals set for incentive plans are designed to attract and retain highly qualified and capable executives. As a result, the policy places a portion, ranging from approximately one-fourth to one-half, of total compensation at risk in recognition of the importance placed on increasing shareholder value.

The Committee has established a policy of annually reviewing executive compensation for the purpose of determining base salaries for the next year. As part of its review, the Committee evaluates overall corporate performance, including earnings, comparative utility and general industry compensation levels and salary recommendations made by the Chief Executive Officer of the Company. The Committee then recommends the base salary of the Chief Executive Officer to the Board of Directors and reviews and approves base salaries for all other officers of the Company. The Committee also sets targets and goals for the annual and long-term incentive compensation plans and evaluates the attainment of these targets and goals in order to determine the level of incentive awards to be made, if any.

Base Salaries. Base salaries for the named executive officers are targeted at the midpoint of the applicable salary band which has a one hundred percentage point range between the band minimum and the band maximum. The midpoint of the salary band is determined by taking the average of competitive market data available in the utility industry for comparative companies, including companies having nonregulated operations, as determined through compensation surveys prepared by the Company's compensation consultant. While it is the policy of the Company to use the salary band midpoint as the target for annual salary levels, individual and business unit performance are also considered in determining actual base salaries.

Base salaries for 1997 for the named executive officers were not adjusted during 1997, except in the instance where an individual named executive officer assumed greater management responsibilities.

Annual Incentive Compensation. In 1995, the Company adopted a Key Employee Short Term Incentive Compensation Plan for key employees, including the named executive officers. Since the corporate performance goals for 1997 were achieved, awards under the plan were made to plan participants, including Mr. Bright and the other named executive officers, for the year 1997.

Long-Term Incentive Compensation. The 1995 Long-Term Incentive Plan was adopted by the Board of Directors in 1995 and approved by the shareholders in April 1996. Under the plan, officers and other key employees, including the named executive officers, may be awarded incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, bonus stock and performance shares, individually or in combination. Upon the recommendation of the Committee, the Board of Directors approved the grant of stock options to the named executive officers in the amounts shown in the Summary Compensation Table. In addition, the Committee recommended and the Board of Directors approved the grant of restricted shares of MidAmerican Common Stock to the named executive officers in the amounts shown on the table of Long-Term Incentive Plan Awards for the performance period ending June 30, 2000. Under the plan, it is contem-plated that restricted stock will be granted at the beginning of each three year performance period; however, the shares are not earned or distributed to the participant unless the performance targets for that period have been met. The performance target for this performance period is total shareholder return (as measured by growth in stock price and dividends) by the Company that is in the top quartile of electric and combination gas and electric utilities included in the Value Line Investment Survey. During the performance period, the participant has the right to vote the shares and receive dividends thereon.

Chief Executive Officer Compensation. Although the minimum base salary for Mr. Bright, Chairman, President and Chief Executive Officer, is specified in his employment contract, his total compensation, including base salary, annual and long-term incentive compensation, is determined by the Board of Directors upon the recommendation of the Committee in accordance with the policies described above. The measures of the Company's performance upon which Mr. Bright's total 1997 compensation was based were the achievement of certain financial goals, including total shareholder return and earnings per share, the effective management of issues related to the restructuring of the company's regulated and nonregulated operations in preparation for a more competitive environment and overall leadership of the Company.

On June 1, 1997 Mr. Bright assumed the additional duties of Chairman of the Board of Directors of the Company following the retirement of Mr. Christiansen as Chairman and an employee of the Company effective May 31, 1997. Mr. Christiansen's 1997 annual base salary was adjusted in connection with his retirement.

As stated above, Mr. Bright received a short-term incentive award for 1997 since the corporate performance goals relating to shareholder return and earnings per share were achieved.

Mr. Bright received an award of restricted shares of MidAmerican Common Stock in 1997 as disclosed in the table of Long-Term Incentive Plans-Awards in Last Fiscal Year. This award was made pursuant to the 1995 Long-Term Incentive Plan and in accordance with the Company's policy of more closely aligning executive compensation with shareholder value. The restricted stock award is subject to the achievement of the total shareholder return performance goal at the end of the three-year performance period. Mr. Bright did not receive an award of stock options in 1997.

The Committee believes that executive compensation for 1997 reflects its policy of aligning executive compensation with shareholder value and ensuring that the Company's goals and performance are consistent with the interests of the shareholders.

               Compensation Committee

               J. W. Eugster, Chair
               N. L. Seifert, Vice Chair
               J. W. Colloton
               M. Foster, Jr. (retiring as a director in 1998)
               J. M. Hoak, Jr. (retiring as a director in 1998)
               R. L. Lawson


Shareholder Return Performance Graph

The following is a line graph comparing the yearly change in the cumulative total shareholder return on MidAmerican Common Stock to the cumulative total return of the S&P 500 Index and the Dow Jones Utilities Index (which does not include the Company) for the five-year period commencing December 31, 1992 and ending December 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG MIDAMERICAN ENERGY HOLDINGS COMPANY, THE S & P 500 INDEX
                   AND THE DOW JONES UTILITIES AVERAGE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MIDAMERICAN ENERGY                           DOW JONES
              HOLDINGS COMPANY        S&P 500         UTILITIES AVERAGE

Dec-92              100                 100                 100
Dec-93              120                 110                 110
Dec-94              101                 112                  93
Dec-95              135                 153                 123
Dec-96              138                 189                 134
Dec-97              204                 252                 164

*Assumes that the value of the investment in MidAmerican Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested. Information shown for the Company prior to July 1, 1995 is a pro forma calculation based on an investment in each of the predecessor companies amounting to $56 for Midwest Resources and $44 for Iowa-Illinois on December 31, 1992.

Retirement Plans

The Company maintains a Supplemental Retirement Plan for Designated Officers ("Supplemental Plan") to provide additional retirement benefits to designated participants, as determined by the Board of Directors. Messrs. Bright, Christiansen, Stepien, Lindner and Rasmussen and Mrs. Wharton are participants in the Supplemental Plan. The Supplemental Plan provides retirement benefits up to sixty-five percent of a participant's Total Cash Compensation in effect immediately prior to retirement. "Total Cash Compensation" means the highest amount payable to a participant as annual base salary during the five years immediately prior to retirement plus the average of the participant's last three years' awards under an annual incentive bonus program. Participants must be credited with five years service in order to be eligible to receive benefits under the Supplemental Plan. Each of the named executive officers has or will have five years of credited service with the Company as of their respective normal retirement age and will be eligible to receive benefits under the Supplemental Plan. A participant who elects early retirement is entitled to reduced benefits under the Supplemental Plan. A survivor benefit is payable to a surviving spouse under the Supplemental Plan. Benefits from the Supplemental Plan will be paid out of general corporate funds, however, the Company, through a rabbi trust, maintains life insurance on the participants in amounts expected to be sufficient to fund the after-tax cost of the projected benefits. Deferred compensation is considered part of the salary covered by the Supplemental Plan.

The supplemental retirement benefit will be reduced by the amount of the participant's regular retirement benefit under the MidAmerican Energy Company Cash Balance Retirement Plan ("MidAmerican Retirement Plan") which became effective January 1, 1997, and by benefits under the Iowa-Illinois Gas and Electric Company Supplemental Retirement Plan ("Iowa-Illinois Supplemental Plan"), the Midwest Resources Inc. Supplemental Executive Retirement Plan ("MWR Supplemental Plan") or the Iowa Resources Inc. and Subsidiaries Supplemental

Retirement Income Plan ("IOR Supplemental Plan"), as applicable.

The MidAmerican Retirement Plan replaced retirement plans of predecessor companies which were structured as traditional, defined benefit plans. Under the MidAmerican Retirement Plan, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based upon a percentage of the participant's salary paid in the current pay period. In addition, all balances in the accounts of participants earn a fixed rate of interest which is credited annually. The interest rate for a particular year is based on the one-year U. S. Treasury Bill plus one percentage point. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of a lump sum or a form of annuity for the entire benefit under the MidAmerican Retirement Plan.

The Iowa-Illinois Supplemental Plan provides for retirement benefits equal to sixty-five percent of a participant's highest annual total cash compensation during the three years prior to retirement reduced by the participant's MidAmerican Retirement Plan benefit. A participant who elects early retirement is entitled to reduced benefits under the plan. A survivor benefit is payable to a surviving spouse. Deferred compensation is considered a part of salary covered by the Iowa- Illinois Supplemental Plan.

The MWR Supplemental Plan provides a participant, upon retirement at age 65 with thirty or more years of service, an annual retirement benefit equal to sixty percent of final average annual earnings which is defined as the average of salary plus bonus for the five highest consecutive years during the participant's employment with the Company. A participant who elects early retirement is entitled to reduced benefits under the plan. A survivor benefit is payable to a surviving spouse. Deferred compensation is considered a part of salary covered by the MWR Supplemental Plan.

Part A of the IOR Supplemental Plan provides retirement benefits up to sixty-five percent of a participant's highest annual salary during the five years prior to retirement reduced by the participant's MidAmerican Retirement Plan benefit. The percentage applied is based on years of credited service. A participant who elects early retirement is entitled to reduced benefits under the plan. A survivor benefit is payable to a surviving spouse. Benefits are adjusted annually for inflation. Part B of the IOR Supplemental Plan provides that an additional one hundred-fifty percent of annual salary is to be paid out to participants at the rate of ten percent per year over fifteen years, except in the event of a participant's death, in which event the unpaid balance would be paid to the participant's beneficiary or estate. Deferred compensation is considered part of the salary covered by the IOR Supplemental Plan.

The table below shows the estimated aggregate annual benefits payable under the Supplemental Plan and the MidAmerican Retirement Plan. The amounts exclude Social Security and are based on a straight life annuity and retirement at ages 55, 60 and 65. Federal law limits the amount of benefits payable to an individual through the tax qualified defined benefit and contribution plans, and benefits exceeding such limitation are payable under the Supplemental Plan.

                               Pension Plan Table

                             Estimated Annual Benefit
 Total Cash
Compensation                     Age at Retirement
at Retirement               55                  60                65
-------------          -------------       -------------     -------------
  $350,000                192,500             210,000            227,500
   400,000                220,000             240,000            260,000
   450,000                247,500             270,000            292,500
   500,000                275,000             300,000            325,000
   550,000                302,500             330,000            357,500
   600,000                330,000             360,000            390,000
   650,000                357,500             390,000            422,500
   700,000                385,000             420,000            455,000
   750,000                412,500             450,000            487,500
   800,000                440,000             480,000            520,000
   850,000                467,500             510,000            552,500
   900,000                495,000             540,000            585,000
   950,000                522,500             570,000            617,500

Employment Agreements

Pursuant to his Employment Agreement, Mr. Bright will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company until July 1, 2000. The Employment Agreement provides that Mr. Bright is to receive an annual base salary of not less than $350,000, executive officer benefits and management bonuses based on the achievement of corporate goals and objectives.

The Employment Agreement provides that the Company may terminate the employment of Mr. Bright (i) in the event of a breach of the Employment Agreement in any material respect as determined by the vote of not less than two-thirds of the entire Board of Directors of the Company, (ii) for cause as determined by an affirmative vote of not less than two-thirds of the entire Board of Directors of the Company or (iii) upon the affirmative vote of not less than two-thirds of the entire Board of Directors of the Company, provided that in the case of
(iii), the Company will be obligated to make all salary and bonus payments and to provide all benefits specified in the Employment Agreement through the end of the Employment Agreement's term, notwithstanding its termination.

If Mr. Bright's employment is terminated for cause or due to breach of the Employment Agreement, he will receive earned and unpaid salary accrued through the end of the month in which such termination occurs. In the event of his death during the term of the Employment Agreement, salary payments will terminate on the date death benefits are made available to Mr. Bright's beneficiaries under the Company's benefit plans.

On November 1, 1996, the MidAmerican Energy Company Severance Plan for Specified Officers (the "Severance Plan") became effective. The Severance Plan provides for Severance Benefits (as defined hereinafter) to eligible participants in the event of a Qualifying Termination. Under the Severance Plan, a Qualifying Termination means a termination of employment of a Specified Officer either (i) involuntarily for any reason (except in the instance of a felony) or (ii) voluntarily within 24 months after a Change in Control (defined hereinafter), should a Specified Officer's (a) job reporting location be changed by more than 30 miles, (b) total cash compensation opportunity be reduced or (c) duties and responsibilities be substantially reduced. Termination of employment due, in whole or in part, to the commission of a felony by a Specified Officer will not constitute a Qualifying Termination under the Severance Plan. All Severance Benefits for a Specified Officer charged with a felony will be suspended until such time as a felony charge is finally disposed. Conviction of a felony will be sufficient to disqualify the Specified Officer for Severance Benefits. A plea of no contest to a felony will not be sufficient to disqualify the Specified Officer for Severance Benefits.

A "Change in Control" means either (i) the closing date of the restructuring of the Company as a result of a merger, consolidation, takeover or reorganization unless at least 60% of the members of the board of directors of the Company resulting from such merger, consolidation, takeover or reorganization were members of the incumbent MidAmerican Board of Directors, or (ii) any occurrence or any other event that is designated as being a "Change in Control" by a majority vote of the incumbent MidAmerican Board of Directors who are not also employees of MidAmerican.

"Severance Benefits" under the Severance Plan include: (i) an amount equal to two times the Specified Officer's highest Total Cash Compensation (defined as annual salary plus bonus) payable in a lump sum on the effective date of the Qualifying Termination; (ii) the Specified Officer's accrued vacation pay through the effective date of the Qualifying Termination, payable in a lump sum on such date; (iii) continuation of the welfare benefits of health insurance, disability insurance and group term life insurance for a period of 24 full calendar months after the effective date of the Qualifying Termination; and (iv) standard outplacement services for a period of 24 full calendar months after the effective date of the Qualifying Termination (the cost of such services not to exceed 20% of the Specified Officer's Total Cash Compensation). In addition, Specified Officers are eligible to receive a cash "gross-up" payment equal to the federal excise tax, if any, due on the total severance package.

In consideration of the waiver and release of the right to receive any prior severance benefits under any prior severance plans, the Company agreed to an irrevocable grant of three years additional service or age for the purpose of determining benefits under the Supplemental Plan and a phantom stock retention bonus equal to one year's annual base salary in effect on November 1, 1996 to vest in three equal installments on each January 1 commencing in 1998 and conditioned upon the continued employment of the eligible participant on such dates. Of the eligible participants who are named executive officers, Messrs. Stepien, Lindner and Rasmussen and Mrs. Wharton have agreed to the waiver and release.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Coopers & Lybrand L.L.P. ("Coopers"), accountants and auditors, to examine the books, accounts and records of the Company for the year 1998 and to render their auditors' report thereon. A repre-sentative of Coopers is expected to be present at the annual meeting with the opportunity to make a statement if so desired and to be available to respond to appropriate questions.

On April 14, 1997, management of MidAmerican informed Arthur Andersen LLP ("Andersen") of a plan to recommend a change in independent accountants for 1997 for MidAmerican and its subsidiaries. At its regularly scheduled meeting on April 22, 1997, the Audit Committee recommended, and at its regularly scheduled meeting on April 23, 1997, the full Board of Directors approved the appointment of Coopers as independent accountants for the Company for 1997. On April 23, 1997, Company management informed Andersen that the firm would no longer be engaged as independent accountants for the Company for accounting periods subse-quent to the fiscal year ended December 31, 1996.

Andersen's reports on the Company's financial statements for the two most recent fiscal years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 1995 and 1996, and during subse-quent interim periods through April 23, 1997, there were no disagreements with Andersen on any matter of accounting principles or practices, financial state-ment disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make a refer-ence to the subject matter of the disagreements in connection with its audit reports.

During the two fiscal years ended December 31, 1995 and 1996, and during subse-quent interim periods through April 23, 1997, there were no reportable events (as defined in Securities and Exchange Commission ("SEC") Regulation S-K Item 304(a)(1)(v)).

The Company requested Andersen to furnish a letter addressed to the SEC stating whether it agrees with the above statements. Andersen's letter dated April 24, 1997 is filed as an exhibit to the Company's Form 8-K dated April 23, 1997.

During the two fiscal years ending December 31, 1996 and through April 23, 1997, the Company did not consult Coopers regarding any of the matters or events set forth in SEC Regulation S-K Item 304(a)(2)(i) and (ii).

1999 SHAREHOLDER PROPOSALS

In order for proposals of MidAmerican Energy Holdings Company Common Shareholders intended to be presented at the annual meeting of shareholders to be held in 1999 to be considered for inclusion in the MidAmerican Energy Holdings Company Proxy Statement and form of proxy relating to that meeting, such proposals must be received by the Company on or before November 17, 1998. Proposals should be sent to the Corporate Secretary, MidAmerican Energy Holdings Company, P.O. Box 657, Des Moines, Iowa 50303-0657.

MidAmerican's Bylaws establish advance notice procedures as to business to be brought before an annual meeting of shareholders other than by or at the direction of the Board of Directors. A shareholder may bring business before an annual meeting only by delivering notice to the Company 120 days in advance of such meeting, or if less than 120 days disclosure of the meeting date is provided, not later than the seventh day following the date such disclosure of the meeting date is made. Such notice must include a description of and the reasons for bringing the proposed business before the meeting, any material interest of the shareholder in such business and certain other information about the shareholder. The 1999 annual meeting of shareholders is expected to be held on April 28, 1999. A shareholder proposal intended to be brought before the 1999 annual meeting must be received on or prior to December 30, 1998.

These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder pro-posal included in the Company's proxy statement pursuant to SEC Rule 14a-8. Any shareholder who wishes to take such action should obtain a copy of these Bylaws and may do so by written request addressed to the Corporate Secretary of the Company at the address listed above.

OTHER MATTERS

The audited financial statements of MidAmerican Energy Holdings Company for the year ended December 31, 1997 are included as Appendix A to this Proxy Statement. Additional copies of such financial information will be mailed to any shareholder upon request. Copies of MidAmerican Energy Holdings Company's Annual Report on Form 10-K will be available to shareholders upon request and without charge after its filing with the SEC on or before March 31, 1998.

The Board of Directors does not know of any other matter to be presented at the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the proxies to vote thereon in accordance with their judgment.

                         By Order of the Board of Directors


                         Paul J. Leighton
                         Vice President and Corporate Secretary


Des Moines, Iowa
March 10, 1998

                                                                     Appendix A

                                    [LOGO]


                       MidAmerican Energy Holdings Company

                           1997 Financial Information


Table of Contents
            Management's Discussion and Analysis...................A-1
            Consolidated Statements of Income......................A-22
            Consolidated Balance Sheets............................A-23
            Consolidated Statements of Cash Flows..................A-24
            Consolidated Statements of Capitalization..............A-25
            Consolidated Statements of Retained Earnings...........A-26
            Notes to Consolidated Financial Statements.............A-27
            Report of Management...................................A-54
            Report of Independent Accountants......................A-55
            Selected Consolidated Financial Data...................A-56

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                  INTRODUCTION
                                  ------------

COMPANY STRUCTURE

     MidAmerican Energy Holdings Company (Holdings or the Company) is an exempt public utility holding company headquartered in Des Moines, Iowa. Effective December 1, 1996, Holdings became the parent company of MidAmerican Energy Company (MidAmerican), MidAmerican Capital Company (MidAmerican Capital) and Midwest Capital Group, Inc. (Midwest Capital). Prior to December 1, 1996, MidAmerican Capital and Midwest Capital were subsidiaries of MidAmerican.

     MidAmerican was formed on July 1, 1995, as a result of the merger of Iowa-Illinois Gas and Electric Company, Midwest Resources Inc. (Resources) and Midwest Power Systems Inc., the utility subsidiary of Resources.

     MidAmerican is a public utility with electric and natural gas operations and is the principal subsidiary of Holdings. MidAmerican Capital and Midwest Capital are Holdings' nonregulated subsidiaries. Midwest Capital functions as a regional business development company in MidAmerican's utility service territory. MidAmerican Capital manages marketable securities and passive investment activities, nonregulated wholesale and retail natural gas businesses, security services and other energy-related, nonregulated activities.

DESCRIPTION OF FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND
ANALYSIS

     The MidAmerican merger was accounted for as a pooling-of-interests, and consolidated financial statements are presented as if the merger occurred as of the beginning of the earliest period presented. Portions of the following discussion provide information related to material changes in the financial condition and results of operations of Holdings and MidAmerican for the periods presented based on the combined historical information of the predecessor companies. It is not necessarily indicative of what would have occurred had the predecessor companies actually merged at the beginning of the earliest period.

     Management's Discussion and Analysis (MD&A) addresses the financial statements of Holdings and MidAmerican. Information related to MidAmerican also relates to Holdings. Information related to MidAmerican Capital and Midwest Capital pertains only to the discussion of the financial condition and results of operations of Holdings. To the extent necessary, certain discussions have been segregated to allow the reader to identify information applicable only to Holdings.

FORWARD-LOOKING STATEMENTS

     From time to time, the Company or one of its subsidiaries individually may make forward-looking statements within the meaning of the federal securities laws that involve judgments, assumptions and other uncertainties beyond the control of the Company or any of its subsidiaries individually. These forward-looking statements may include, among others, statements concerning revenue and cost trends, cost recovery, cost reduction strategies and anticipated outcomes, pricing strategies, changes in the utility industry, planned capital expenditures, financing needs and availability, statements of the Company's expectations, beliefs, future plans and strategies, anticipated events or trends and similar comments concerning matters that are not historical facts. Investors and other users of the forward-looking statements are cautioned that such statements are not a guarantee of future performance of the Company and that such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties include weather effects on sales and revenues, fuel prices, competitive factors, general economic conditions in the Company's service territory, interest rates, inflation and federal and state regulatory actions.

                              RESULTS OF OPERATIONS
                              ---------------------

     The following tables provide a summary of the earnings contributions of the Company's operations for each of the periods presented:

                                         1997        1996        1995
                                        ------      ------      ------
     Net Income (in millions)
      Continuing operations
        Electric utility                $100.9      $122.7      $111.9
        Gas utility                       18.6        32.0        12.6
                                        ------      ------      ------
          Total                          119.5       154.7       124.5
        Nonregulated operations           19.8       (11.0)       (4.8)
      Discontinued operations             (4.2)      (12.7)        3.1
                                        ------      ------      ------
        Consolidated earnings           $135.1      $131.0      $122.8
                                        ======      ======      ======

     Earnings Per Common Share
      Continuing operations
        Electric utility                $ 1.03      $ 1.22      $ 1.11
        Gas utility                       0.19        0.32        0.13
                                        ------      ------      ------
          Total                           1.22        1.54        1.24
        Nonregulated operations           0.20       (0.11)      (0.05)
      Discontinued operations            (0.04)      (0.13)       0.03
                                        ------      ------      ------
        Consolidated earnings           $ 1.38      $ 1.30      $ 1.22
                                        ======      ======      ======

EARNINGS DISCUSSION

        Earnings per share for 1997 and 1996 each increased 8 cents compared to their prior year. Some of the significant factors resulting in the increases are listed below, on a Holdings per-share basis. The discussion that follows addresses these factors as well as other items affecting the Company's results of operations.


                                                    1997 vs 1996  1996 vs 1995
                                                    ------------  ------------
     MidAmerican
         Net reduction in electric and gas
          gross margin due to -
            Variation in the effect of weather        $  (0.03)     $  (0.09)
            Customer growth                               0.08          0.09
            Electric retail rate changes                 (0.07)        (0.01)
            Improvements due to other factors             0.10          0.05
         Nuclear O&M expenses                            (0.07)         0.02
         1995 merger and restructuring costs                 -          0.24
         Other O&M expenses                              (0.40)         0.09
         1996 merger proposal costs                       0.05         (0.05)
         Gas procurement program awards
          and 1996 storage gas sale                          -          0.03

     Nonregulated subsidiaries
         Write-downs of certain assets
          (primarily alternative energy projects)         0.07          0.01
         Realized gain on sale of McLeodUSA
          Incorporated common stock                       0.05             -
         Gains on sales of certain assets                 0.06         (0.05)
         Interest on long-term debt                       0.07          0.02
         Other continuing operations                      0.07         (0.04)

     Discontinued operations                              0.09         (0.16)



     The Company continued its strategic realignment of utility and nonregulated operations which began in 1996. Earnings of nonregulated subsidiaries have been significantly affected by such realignment. During 1997, the Company divested a number of its interests in nonregulated assets which did not align with the corporate vision of becoming the leading regional provider of energy and complementary services. Earnings for 1997 include 6 cents per share from the sale of assets of its railcar leasing and repair businesses. Losses from discontinued operations reduced earnings in 1996 and 1997, though to a lesser degree in 1997. Cash proceeds from the sale of discontinued operations allowed the Company to pay off long-term debt, significantly reducing its interest expense compared to 1996.

     In addition, 1997 earnings include 5 cents per share from the sale of a portion of the Company's interest in McLeodUSA Incorporated (McLeodUSA).

     Although utility earnings for 1997 were lower than in the prior year, a reduction was anticipated because of the electric pricing settlements achieved in 1996 and 1997 in Iowa and Illinois. Additionally, utility operating expenses increased as the Company continued strategic realignment which included strengthening its marketing and customer service capabilities and adding to its information technology resources.

     In the past three years, the Company's evaluation of its nonregulated investments has resulted in write-downs of certain assets, primarily investments in alternative energy projects. The write-downs, which reflect declines in the value of those nonregulated investments, reduced earnings by approximately $2.0 million, or 2 cents per share, $9.4 million, or 9 cents per share, and $10.2 million, or 10 cents per share, in 1997, 1996 and 1995, respectively.

     Discontinued Operations -

Holdings:
---------

     During 1996, the Company discontinued some of its nonregulated operations. The income or loss from those operations and the losses on disposal are reflected as discontinued operations in each of the periods presented in the Consolidated Statements of Income. Net assets of the discontinued operations are separately presented in the Consolidated Balance Sheets as Investment in Discontinued Operations.

     In the fourth quarter of 1996, the Company and KCS Energy, Inc. (KCS) of Edison, New Jersey, signed a definitive agreement to sell a portion of the Company's nonregulated operations to KCS for $210 million in cash and warrants to purchase KCS common stock. The sale, which included the Company's oil and gas exploration and development operations, was completed in January 1997. The Company recorded an after-tax loss of $7.1 million for the transaction in 1996 and an additional $0.9 million in 1997.

     In October 1997, the Company also divested a subsidiary that developed and operated a computerized information system which facilitated real-time exchange of power in the electric industry. The Company recorded a $4.0 million anticipated after-tax loss on disposal of those operations in September 1996 and an additional $3.2 million after-tax loss on disposal in September 1997.

MidAmerican:
------------

     MidAmerican received $15.3 million in cash in 1996 as final settlement for the sale of a former coal mining subsidiary which was reflected as discontinued operations in 1982 by one of MidAmerican's predecessors. The final settlement included reacquisition by the buyer of preferred equity issued to MidAmerican and the settlement of reclamation reserves. MidAmerican recorded an after-tax loss on disposal of $3.3 million for the transaction in September 1996. This transaction is included in discontinued operations in the consolidated financial statements Holdings.

UTILITY GROSS MARGIN

        Electric Gross Margin:
        ----------------------

                                            1997       1996       1995
                                           ------     ------     ------
                                                     (in millions)
     Operating revenues                    $1,126     $1,099     $1,095
     Cost of fuel, energy and capacity        236        234        230
                                           ------     ------     ------
        Electric gross margin              $  890     $  865     $  865
                                           ======     ======     ======

     A variety of factors contributed to the increase in MidAmerican's electric gross margin for 1997 compared to 1996. An increase in electric retail sales volumes, additional recovery of energy efficiency costs and an increase in transmission revenues all contributed to the improvement in gross margin. Rate reductions partially offset the increases.

     Retail sales of electricity increased 2.6% compared to 1996 sales due primarily to a moderate but steady growth in the number of customers. The increase in sales resulting from customer growth contributed $11 million to the increase in electric gross margin. Also, compared to 1996, sales and gross margin improved due to the impact of temperatures in the Company's service territory. Although temperatures were milder than normal in both years, comparatively, margin for 1997 increased $2 million over 1996 margin due to the effect of weather. When compared to normal, the impact of temperatures resulted in a $13 million reduction in electric gross margin in 1997 compared to a $15 million reduction in the 1996 margin.

     Prior to July 11, 1997, MidAmerican was allowed to recover its energy costs from most of its electric utility customers through energy adjustment clauses
(EACs) included in revenues. Effective July 11, 1997, the EAC was eliminated for Iowa customers as part of a new Iowa pricing plan. Previously, variations in revenues collected through the EACs did not affect gross margin or net income due to corresponding increases in energy costs. With the elimination of the Iowa EAC, fluctuations in energy costs now have an impact on gross margin and net income. Energy costs per unit since July 11, 1997, were below the amount recovered in rates under the new Iowa pricing plan and resulted in an increase to gross margin.

     In October 1996, the Illinois Commerce Commission (ICC) ordered MidAmerican to reduce electric retail rates for its Illinois customers by 10%, or $13.1 million in annual revenues, effective November 3, 1996. A negotiated termination of the rate reduction proceeding left in place the initial $13.1 million annual reduction and included a second price reduction of $2.4 million annually effective on June 1, 1997. In Iowa, MidAmerican reduced its electric retail rates by $8.7 million effective November 1, 1996. The reduction lowered rates to levels proposed by MidAmerican in its pricing plan filed in June 1996. With implementation of the approved settlement in July 1997, rates for Iowa residential customers were reduced an additional $10.0 million annually. The Iowa rate reductions are partially offset by a new tracking mechanism (Cooper Tracker) for capital improvement costs at the Cooper Nuclear Station (Cooper). Net of the effect of the Cooper Tracker, rate reductions reduced electric gross margin by $17.3 million compared to 1996. Refer to "Rate Matters" in Liquidity and Capital Resources later in this discussion for further information regarding the Iowa proceeding.

     Beginning September 29, 1997, MidAmerican began collection of its remaining deferred energy efficiency costs and current, ongoing energy efficiency costs. Including an allowed return on deferred costs, the annual increase in electric revenues is $36.1 million. The effect on earnings of this increase in revenues and gross margin is partially offset by a corresponding increase in other operating expenses of $31.1 million for deferred and current energy efficiency costs. Refer to "Energy Efficiency" in Liquidity and Capital Resources later in this discussion for further information.

     Revenues  and  margin   increased  $6.2  million  due  to  an  increase  in
transmission revenues. In addition, a 3.9% increase in non-retail sales resulted in a $3.3 million increase in revenues.

     Electric gross margin for 1996 was unchanged compared to 1995. Electric retail sales for 1996 increased nearly 2% compared to 1995 due to modest customer growth and an improvement in sales not dependent upon weather. Cooler weather conditions in the 1996 third quarter compared to the 1995 third quarter caused a significant decrease in weather-related sales. Colder weather during the 1996 heating seasons compared to the 1995 heating seasons helped to mitigate the impact of the mild cooling season in 1996. Sales to the more weather-sensitive customers have a higher margin per unit than sales to other customers. As a result, the decrease in sales to those customers had a greater impact on margin than increases in sales to other customers.

     The net impact of increases and decreases in retail rates resulted in an overall decrease of $2.1 million in revenues and gross margin for 1996 compared to 1995. Rate decreases implemented in Iowa and Illinois in November 1996 were partially offset by an increase resulting from a filing made by one of MidAmerican's predecessor companies. Electric revenues in the first half of 1995 reflect a $13.6 million annual increase for interim rates in connection with that Iowa electric rate filing. Revenues for 1996 reflect the full-year effect of the final $20.3 million annual rate increase in the proceeding, which was effective in August 1995. Approximately $8 million of this increase relates to increased expenses for other postretirement employee benefit (OPEB) costs.

     In August 1995, MidAmerican began collection of $5.7 million over a four-year period related to an energy efficiency cost recovery filing. At the same time, MidAmerican began amortization of the related energy efficiency costs that had previously been deferred and included on the Company's balance sheet. The amortization is included in other operating expenses.


        Gas Gross Margin:
        -----------------
                                      1997     1996     1995
                                      ----     ----     ----
                                           (in millions)
     Operating revenues               $536     $537     $460
     Cost of gas sold                  346      345      279
                                      ----     ----     ----
         Gas gross margin             $190     $192     $181
                                      ====     ====     ====

     Variations in gas gross margin are the result of changes in revenues due to price and sales volume variances. MidAmerican has been allowed to recover in revenues the cost of gas sold from most of its gas utility customers through purchase gas adjustment clauses (PGAs). Variations in revenues collected through the PGAs, reflecting changes in the cost of gas per unit and volumes sold, do not affect gross margin or net income.

     Gas gross margin for 1997 decreased $2 million compared to 1996 due to warmer temperatures during the 1997 heating seasons. Temperatures in 1997 were close to normal while temperatures in 1996 were colder than normal, contributing $8 million to the 1996 gas gross margin. The decrease in sales and gross margin due to weather was partially offset by the effect of a modest increase in natural gas retail customers. In total, retail sales of natural gas in 1997 decreased 7.1% compared to 1996 sales.

     As discussed in the electric margin discussion, beginning September 29, 1997, MidAmerican began recovery of its energy efficiency costs not previously approved for recovery. Including an allowed return on deferred costs, the annual increase in gas revenues is $12.8 million. The effect on earnings of this increase in revenues and gross margin is partially offset by a corresponding increase in other operating expenses of approximately $11.1 million for deferred and current energy efficiency costs.

     The average cost of gas per unit increased in 1997 compared to 1996 and is reflected in revenues and cost of gas sold.

     Gas gross margin increased in 1996 compared to 1995. The increase was due both to price and sales volumes increases. Retail sales of natural gas increased 3.1% in 1996 compared to 1995 due in part to colder weather conditions in the first quarter of 1996 than during the first quarter of 1995.

     Another cause of the increases in gas revenues and gross margin was an increase in gas retail service rates. Retail revenues in the first half of 1995 reflect interim rates from an $8.2 million increase in annual gas revenues in connection with an Iowa gas rate filing by one of MidAmerican's predecessor companies. MidAmerican began collecting the interim rates in October 1994. Gas revenues for 1996 reflect the full-year effect of the final rate increase of $10.6 million annually which was effective in August 1995. Approximately $2.5 million of the $10.6 million increase relates to increased expense for OPEB costs.

     In August 1995, MidAmerican began collection of $12.9 million over a four-year period related to an energy efficiency cost recovery filing. At the same time, MidAmerican began amortization of the related energy efficiency costs that had previously been deferred and included on the Company's balance sheet. The amortization is included in other operating expenses.

     Revenues and cost of gas sold each increased significantly in 1996 compared to 1995 due to an increase in the average cost of gas per unit in 1996.

UTILITY OPERATING EXPENSES

     Utility other operating expenses increased for 1997 compared to 1996 due in part to an increase of $14.0 million in nuclear operating costs. Operating expenses related to Cooper increased in part due to the ratemaking treatment for Cooper capital improvements. As a result of 1996 and 1997 rate settlements, Cooper capital improvements are now expensed when incurred, instead of being capitalized. As mentioned previously in the Electric Gross Margin section, MidAmerican is now recovering on a current basis the Iowa portion of these costs from its Iowa electric customers. Recovery in Illinois is included in base rates. This change accounted for $4.5 million of the nuclear operating expense increase.

     As mentioned in the gross margin discussions, 1997 reflects an increase in expense related to the increased recovery of certain energy efficiency costs beginning September 29, 1997. The increase in energy efficiency costs, including amortization of historical costs and charging expense for current costs, accounted for $13.1 million of the increase in other operating expenses.

     Continued restructuring of the Company in preparation for a competitive industry has required additional expenses. MidAmerican has increased its emphasis in marketing-related efforts, as well as customer service operations, resulting in increases in consulting costs, advertising and other related expenses. In addition, 1997 reflects increases in uncollectible accounts expense, employee incentive compensation and certain employee benefits expenses. Other operating expenses for 1997 reflect an increase in transmission wheeling expense due in part to changes required by FERC Order Nos. 888 and 889.

     For 1996, utility other operating expenses decreased compared to 1995 due primarily to $31.9 million of costs in 1995 for the Company's restructuring plan implemented as part of the merging of its predecessors. In addition, 1996 reflects cost savings resulting from the merger. Nuclear operations costs decreased $4.5 million in 1996 compared to 1995. Partially offsetting these decreases was a $4.2 million increase from the amortization of deferred energy efficiency costs. There were also increases in consulting services expenses and some general administrative costs for 1996 compared to 1995.

     Maintenance expenses increased for 1997 compared to 1996. The main cause of the increase was an adjustment in 1996 to align power plant inventory accounting of predecessor companies which reduced 1996 expense by $6.2 million. In addition, the Company incurred $2.0 million in maintenance expenses for restoration following a snow storm in October 1997. Maintenance expenses at the Quad Cities Station decreased $2.5 million in 1997 compared to 1996. Refer to the discussion of Quad Cities Nuclear Station in the Liquidity and Capital Resources section of MD&A for information regarding the status of the plant.

     Maintenance expenses increased for 1996 compared to 1995. The timing of power plant maintenance accounted for much of the variation between the periods. The increase in power plant maintenance for 1996 was partially offset by the inventory adjustment mentioned above. Maintenance expense for the Quad Cities Station increased $1.8 million for 1996 compared to 1995.

        Property taxes increased $8.8 million in 1997 compared to 1996 due primarily to an increase in the assessed value for Iowa property tax purposes.

NONREGULATED OPERATING REVENUES AND OPERATING EXPENSES

Holdings:
---------

     Revenues of MidAmerican Capital and Midwest Capital increased a total of $22.8 million in 1997 compared to 1996. Revenues from the natural gas marketing subsidiaries increased $22.6 million due to an increase in the average price per unit, reflective of an increase in the cost of gas sold. Sales of natural gas decreased 3 million MMBtu's (4%) compared to 1996 sales.

     Cost of sales includes expenses directly related to sales of natural gas. The increase in cost of sales for 1997 reflects a 15% increase in the average cost of gas per unit. Compared to 1996, total gross margin (total price less cost of gas) on nonregulated natural gas sales increased $1.0 million.

     Revenues of MidAmerican Capital and Midwest Capital increased a total of $141.7 million for 1996 compared to 1995. The increase was due primarily to a $136.1 million increase in revenues from natural gas marketing subsidiaries, some of which did not exist in 1995. Sales volumes for the natural gas marketing firms increased 51 million MMBtu's (153%) for 1996 compared to 1995. In addition, the average price of natural gas increased in 1996.

     Cost of sales for 1996 reflects the increases in gas sales volumes and cost per unit compared to 1995. Average margins on sales of natural gas decreased in 1996 compared to 1995 due in part to increased competition in the nonregulated natural gas industry. As a result, total 1996 gross margin on nonregulated natural gas sales decreased $2.5 million compared to 1995.

NON-OPERATING INCOME AND INTEREST EXPENSE

MidAmerican:
------------

     Other, Net -

     In September 1997, MidAmerican received a $15 million cash payment from Nebraska Public Power District (NPPD) as settlement for a lawsuit filed by MidAmerican against NPPD. Approximately $12 million was refunded to MidAmerican's customers. The remaining amount was retained by MidAmerican for recovery of litigation costs in the lawsuit. Other, Net for 1997 reflects $2.2 million of pre-tax income for recovery of litigation costs incurred in prior years.

     Other, Net for 1996 includes approximately $8.7 million of expenses for costs incurred by MidAmerican for its merger proposal to IES Industries Inc. in 1996.

     MidAmerican was awarded $4.9 million of pre-tax income in 1997 for its performance under its incentive gas procurement program during the May 1996 to April 1997 period. In the fourth quarter of 1996, MidAmerican recorded an award of $2.7 million of pre-tax income as a result of successful performance under its incentive gas procurement program during the 1995-1996 heating season.

     In 1996, MidAmerican recorded an initial pre-tax gain of $3.2 million on its sale of the certain storage gas supplies. MidAmerican recorded an additional $0.8 million gain in the second quarter of 1997 after receiving favorable treatment on the transaction from the Iowa Utilities Board (IUB).

     In addition, Other, Net includes the recognition of deferred income from energy efficiency programs totaling $5.0 million and $3.3 million for 1997 and 1996, respectively.

     Other, Net for 1997 reflects a net loss on reacquired long-term debt of $0.9 million compared to a $1.1 million net gain in 1996.

     Other, Net for 1995 includes $4.6 million of merger transaction costs related to the Company's 1995 merger and $3.1 million for recognition of deferred income from energy efficiency programs.

    Interest Charges -

     A decrease in the average amount of commercial paper outstanding compared to 1996 resulted in a decrease in other interest expense for 1997. The decrease was partially offset by interest expense related to IRS settlements in 1997.

Holdings:
---------

        Dividend Income -

     Dividend income decreased for 1997 periods due MidAmerican Capital's reduced holdings of preferred stock portfolios as discussed below.

     Realized Gains and Losses on Securities, Net -

     Net realized gains on securities for 1997 includes an $8.0 million pre-tax gain on the sale of shares of McLeodUSA common stock. Excluding that gain, net realized gains decreased in 1997 compared to 1996 primarily from realized gains on the sales of certain common equity fund holdings which MidAmerican Capital began liquidating in 1996. Net realized gains on securities increased for 1996 compared to 1995 due to an increase in gains on the disposition of equity fund holdings and managed preferred stock portfolios.

        Other, Net -

     During 1997, the Company sold all of the assets of its railcar repair services subsidiary and most of the assets of its railcar leasing subsidiary and recorded pre-tax gains totaling $10.0 million. Write-downs of nonregulated investments, as discussed in the Earnings Discussion section at the beginning of Results of Operations, decreased Other, Net by $3.4 million, $15.6 million and $18.0 million for 1997, 1996 and 1995, respectively. Income from equity investments decreased in 1997 due to the liquidation activity discussed above. Other, Net for 1996 reflects an increase in income from equity investments and special purpose funds compared to 1995. In 1995, the Company had pre-tax gains totaling $8.5 million on the sales of a partnership interest in a gas marketing organization and a telecommunication subsidiary.

        Interest Charges -

     MidAmerican Capital's interest on long-term debt decreased $10.1 million compared to 1996 expense due to the reduction of its long-term debt in early 1997.


INCOME TAXES

Holdings:
---------

     During the second quarter of 1997, the Company contributed part of an appreciated common stock investment to its tax exempt foundation and realized $2.9 million of tax benefit.

                         LIQUIDITY AND CAPITAL RESOURCES
                         -------------------------------

     The Company has available a variety of sources of liquidity and capital resources, both internal and external. These resources provide funds required for current operations, construction expenditures, dividends, debt retirement and other capital requirements.

     As of December 31, 1997, common equity represented 51.7% of the Company's total capitalization compared to 44.0% and 44.3% as of December 31, 1996 and 1995, respectively. Several factors other than earnings, dividends and scheduled maturities of debt affected the change. Recording an investment in McLeodUSA at market value and repurchases and retirement of debt prior to its scheduled maturity were major contributors to the move to a higher percentage of equity. The Company's common stock repurchase program reduced common equity during 1997. Each of these items is included in the discussion that follows.

     As reflected on the Consolidated Statements of Cash Flows, Holdings had net cash provided from operating activities of $392 million for 1997 compared to $321 million and $337 million in 1996 and 1995, respectively.

INVESTING ACTIVITIES AND PLANS

MidAmerican:
------------

     Utility Construction Expenditures -

     MidAmerican's primary need for capital is utility construction expenditures. For 1997, utility construction expenditures totaled $167 million, including allowance for funds used during construction (AFUDC), Quad Cities Station nuclear fuel purchases and Cooper capital improvements. In addition, MidAmerican's nonregulated railway subsidiary had $6 million of construction expenditures in 1997. All such expenditures were met with cash generated from utility operations, net of dividends.

     Beginning with July 1997 expenditures, Cooper capital improvements are no longer included in utility construction expenditures but are expensed when incurred in Other Operating Expenses. As part of the 1997 settlement of MidAmerican's pricing proposal, MidAmerican is recovering on a current basis the Iowa portion of Cooper capital improvements from its Iowa electric customers through a tracking mechanism.

     Forecasted utility construction expenditures for 1998 are $201 million including AFUDC. Capital expenditure needs are reviewed regularly by MidAmerican's management and may change significantly as a result of such reviews. MidAmerican presently expects that all utility construction expenditures for the next five years will be met with cash generated from utility operations, net of dividends. The actual level of cash generated from utility operations is affected by, among other things, economic conditions in the utility service territory, weather and federal and state regulatory actions.

     Nuclear Decommissioning -

     Operators of a nuclear facility are required to set aside funds to provide for costs of future decommissioning of their nuclear facility. In general, decommissioning of a nuclear facility means to safely remove the facility from service and restore the property to a condition allowing unrestricted use by the operator. Based on information presently available, MidAmerican expects to contribute approximately $51 million during the period 1998 through 2002 to an external trust established for the investment of funds for decommissioning the Quad Cities Station. Historically, the funds were invested in investment grade municipal and U.S. Treasury bonds; however, in 1997 MidAmerican directed the trust to begin investing a portion of the funds in domestic corporate debt and common equity securities. Approximately 40% of the trust's funds are now invested in domestic corporate debt and common equity securities.

     In addition, MidAmerican makes payments to NPPD related to decommissioning Cooper. These payments are reflected in Other Operating Expenses in the Consolidated Statements of Income. NPPD estimates call for MidAmerican to pay approximately $57 million to NPPD for Cooper decommissioning during the period 1998 through 2002. NPPD invests the funds predominantly in U.S. Treasury Bonds. MidAmerican's obligation for Cooper decommissioning may be affected by the actual plant shutdown date and the status of the power purchase contract at that time. In July 1997, NPPD filed a lawsuit in United States District Court for the District of Nebraska naming MidAmerican as the defendant and seeking a declaration of MidAmerican's rights and obligations in connection with Cooper nuclear decommissioning funding.

     MidAmerican currently recovers Quad Cities Station decommissioning costs charged to Illinois customers through a rate rider on customer billings. Cooper and Quad Cities Station decommissioning costs charged to Iowa customers are included in base rates, and recovery of increases in those amounts must be sought through the normal ratemaking process.

Holdings:
---------

     Nonregulated Capital Expenditures -

     Capital expenditures of MidAmerican Capital and Midwest Capital totaled $8 million in 1997. Capital expenditures of these subsidiaries depend primarily upon the availability of suitable investment opportunities which meet the Company's objectives. The Company continues to evaluate nonregulated investments and may redeploy certain assets in the next year. External financing may also be used to provide for nonregulated capital expenditures.

     Investments -

     MidAmerican Capital invests in a variety of marketable securities which it holds for indefinite periods of time. In the Consolidated Statements of Cash Flows, the lines Purchase of Securities and Proceeds from Sale of Securities consist primarily of the gross amounts of these activities, including realized gains and losses on investments in marketable securities.

     Included in investments on the Consolidated Balance Sheets is the Company's investment in common stock of McLeodUSA. McLeodUSA common stock has been publicly traded since June 14, 1996. Investor agreements related to McLeodUSA's initial public offering and subsequent merger with Consolidated Communications Inc. prohibit the Company from selling or otherwise disposing of any of the common stock of McLeodUSA prior to September 24, 1998, without the approval of McLeodUSA's board of directors. As a result of the agreements, the Company's investment was considered restricted stock and, as such, was recorded at cost in all periods prior to September 1997. Beginning in September 1997, the investment is no longer considered restricted for accounting purposes and is recorded at fair value. At December 31, 1997, the cost and fair value of the McLeodUSA investment were $45.2 million and $257.9 million, respectively. The unrealized gain is recorded, net of income taxes, as a valuation allowance in common shareholders' equity. At December 31, 1997, the unrealized gain and deferred income taxes for this investment were $212.7 million and $74.4 million, respectively.

     MidAmerican Capital received approximately $302 million in cash during 1997 from sales of investments primarily as part of its efforts to align them with the Company's strategy. A significant portion of the proceeds from these sales was used for retirement of MidAmerican Capital long-term debt and for dividends to Holdings for use in the repurchase of the Company's common stock.

FINANCING ACTIVITIES, PLANS AND AVAILABILITY

MidAmerican:
------------

     MidAmerican currently has authority from the Federal Energy Regulatory Commission (FERC) to issue short-term debt in the form of commercial paper and bank notes aggregating $400 million. As of December 31, 1997, MidAmerican had a $250 million revolving credit facility agreement and a $10 million line of credit to provide short-term financing for utility operations. MidAmerican's commercial paper borrowings, which totaled $123 million at December 31, 1997, are supported by the revolving credit facility and the line of credit. MidAmerican also has a revolving credit facility which is dedicated to provide liquidity for its obligations under outstanding pollution control revenue bonds that are periodically remarketed.

     In 1997, MidAmerican entered into a revolving agreement, which expires in 2002, to sell all of its right, title and interest in the majority of its billed accounts receivable to MidAmerican Energy Funding Corporation (Funding Corp.), a special purpose entity established to purchase accounts receivable from MidAmerican. Funding Corp. in turn sold receivable interests to outside investors. In consideration for the sale, MidAmerican received $70 million in cash and the remaining balance in the form of a subordinated note from Funding Corp. The agreement is structured as a true sale under which the creditors of Funding Corp. will be entitled to be satisfied out of the assets of Funding Corp. prior to any value being returned to MidAmerican or its creditors and, as such, the accounts receivable sold are not reflected on Holdings' or MidAmerican's Consolidated Balance Sheets. At December 31, 1997, $130.0 million, net of reserves, was sold under the agreement.

     During 1997, MidAmerican repurchased $42.4 million of first mortgage bonds with annual interest rates from 6.95% to 7.70%, excluding bonds which matured in 1997.

     As of December 31, 1997, MidAmerican had $401 million of long-term debt maturities and sinking fund requirements for 1998 through 2002.

     MidAmerican currently has regulatory authority to issue an additional $300 million of preferred securities and long-term debt, including issues under its medium-term note program. It is management's intent to refinance certain
MidAmerican debt securities with additional issuances of unsecured debt and preferred securities of a subsidiary trust as market conditions allow.

Credit Ratings -

     MidAmerican's access to external capital and its cost of capital are influenced by the credit ratings of its securities. MidAmerican's credit ratings as of January 31, 1998, are shown in the table below. The ratings reflect only the views of such rating agencies, and each rating should be evaluated independently of any other rating. Generally, rating agencies base their ratings on information furnished to them by the issuing company and on investigation, studies and assumptions by the rating agencies. There is no assurance that any particular rating will continue for any given period of time or that it will not be changed or withdrawn entirely if in the judgment of the rating agency circumstances so warrant. Such ratings are not a recommendation to buy, sell or hold securities.


                                            Moody's
                                            Investors            Standard
                                             Service             & Poor's
                                            ---------            --------
        Mortgage Bonds                         A2                   AA-
        Unsecured Medium-Term Notes            A3                   A
        Preferred Stocks                       a3                   A
        Commercial Paper                       P-1                  A-1


     The following is a summary of the meanings of the ratings shown above and the relative rank of MidAmerican's rating within each agency's classification system.

     Moody's top four bond ratings (Aaa, Aa, A and Baa) are generally considered "investment grade." Obligations which are rated "A" possess many favorable investment attributes and are considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future. A numerical modifier ranks the security within the category with a "1" indicating the high end, a "2" indicating the mid-range and a "3" indicating the low end of the category. Standard & Poor's top four bond ratings (AAA, AA, A and BBB) are considered "investment grade". Debt rated "AA" has a very strong capacity to meet its financial commitment and differs from the highest rated obligations only in small degree. Standard & Poor's may use a plus (+) or minus (-) sign after ratings to designate the relative position of a credit within the rating category.

     Ratings of preferred stocks are an indication of a company's ability to pay the preferred dividend and any sinking fund obligations on a timely basis. Moody's top four preferred stock ratings (aaa, aa, a and baa) are generally considered "investment grade". Moody's "a" rating is considered to be an upper medium grade preferred stock. Earnings and asset protection are expected to be maintained at adequate levels in the foreseeable future. Standard & Poor's top four preferred stock ratings (AAA, AA, A and BBB) are considered "investment grade". Standard & Poor's "A" rating indicates adequate earnings and asset protection.

     Moody's top three commercial paper ratings (P-1, P-2 and P-3) are generally considered "investment grade". Issuers rated "P-1" have a superior ability for repayment of senior short-term debt obligations and repayment ability is often evidenced by a conservative structure, broad margins in earnings coverage of fixed financial charges and well established access to a range of financial markets and assured sources of alternate liquidity. Standard & Poor's commercial paper ratings are a current assessment of the likelihood of timely payment of debt having an original maturity less than 365 days. The top three Standard & Poor's commercial paper ratings (A-1, A-2 and A-3) are considered "investment grade". Issues rated "A-1" indicate that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety are denoted with a plus (+) sign designation.

     Preferred Dividends -

     Preferred dividends include net gains or losses on the reacquisition of MidAmerican preferred shares. Net losses on reacquisitions totaled $1.4 million and $1.6 million for 1997 and 1996, respectively. Excluding these losses, preferred dividends increased for 1997 compared to 1996 due to the increase in preferred stock outstanding.

Holdings:
---------

     As of December 31, 1997, Holdings had lines of credit totaling $120 million available to provide for short-term financing needs.

     In addition, Holdings has the necessary authority to issue shares of its common stock through its Shareholder Options Plan (a dividend reinvestment and stock purchase plan). Since July 1, 1995, the Company has used open market purchases of its common stock rather than original issue shares to meet share obligations under its Employee Stock Purchase Plan and the Shareholder Options Plan. Holdings currently plans to continue using open market purchases to meet share obligations under these plans.

     In March 1997, Holdings announced its plan to repurchase up to $200 million of the Company's common stock. The Company plans to purchase the shares from time to time as market conditions warrant, with the intent of completing the entire repurchase program by December 31, 1998. As of December 31, 1997, the Company had repurchased approximately 5.0 million shares for $89.2 million. The Company believes repurchasing Holding's common stock is the best investment of Company funds at this time. Repurchasing the common stock will reduce total common dividend requirements and aid in improving the Company's dividend payout ratio. In addition, a subsidiary of the Company holds approximately 437,000 shares of Holdings common stock which are also excluded from shares outstanding.

     On January 28, 1998, Holdings' board of directors declared a quarterly dividend on common shares of $0.30 per share payable March 1, 1998. The dividend represents an annual rate of $1.20 per share.

     Nonregulated Subsidiaries -

     As of December 31, 1997, MidAmerican Capital had unsecured revolving credit facilities in the amount of $114 million with a zero balance outstanding under these facilities. In January 1997, MidAmerican Capital paid off the $90 million outstanding under the revolving credit facilities with proceeds from the sale transaction with KCS. Another $100 million revolving credit facility related to discontinued operations was terminated in January 1997, and the $84 million outstanding repaid. In addition, MidAmerican Capital terminated two $32 million floating-rate-to-fixed-interest-rate swaps related to amounts outstanding under one of the revolving credit facilities. MidAmerican Capital has $135 million of long-term debt maturities and sinking fund requirements for 1998 through 2002.

     Midwest   Capital   currently  has  a  $25  million  line  of  credit  with
MidAmerican, of which $5 million was outstanding at December 31, 1997.

OPERATING ACTIVITIES AND OTHER MATTERS

     Throughout the country, the utility industry continues to move towards a competitive environment. Although the extent of deregulation varies between states, increased competition is becoming a reality in virtually every region of the country. Numerous states have passed restructuring legislation, some of which initiated a phase-in of customer choice in 1998. Legislators and regulators in many other states are addressing the issue.

     As part of many restructuring legislation packages, electric utilities are required to unbundle traditional services previously provided as a "packaged product" under their rate tariffs. Unbundling allows customers to choose their energy supplier and the level of energy delivery and retail services they desire. Gas utilities are also experiencing separation of the merchant and delivery functions for all classes of customers.

     The generation segment of the electric industry will be significantly impacted by competition. The introduction of competition in the wholesale market has resulted in a proliferation of power marketers and a substantial increase in market activity. As retail competition evolves, margins will be pressured by competition from other utilities, power marketers, and self-generation.

     MidAmerican has been active in promoting and monitoring legislative and regulatory changes that affect the jurisdictions in which it operates. In order to successfully compete in the new environment, the Company believes it must become the leading regional provider of energy and complementary services. The Company is evaluating all aspects of its business to determine what adjustments are necessary to align them with this strategy. Aligning nonregulated businesses with the Company's strategy has resulted, and may continue to result in the next year, in negative impacts on Holdings' earnings in the form of write-downs for the sale, revaluation or discontinuance of nonregulated operations and investments. (Refer to the Results of Operations section of MD&A for comments on the earnings impact of such actions.) The following discussion further addresses changes affecting the industry and actions the Company is taking to implement its strategy.

     Competition -

     MidAmerican is subject to regulation by several utility regulatory agencies which significantly influences the operating environment and the recoverability of costs from utility customers. That regulatory environment has, in general, given MidAmerican an exclusive right to serve customers within its service territory and, in turn, the obligation to provide electric service to those customers.

     Although the anticipated changes in the electric utility industry may create opportunities, they will also create additional challenges and risks for utilities. Competition will put pressure on margins for traditional electric services. In order to lessen the impact of reduced margins, MidAmerican will continue to focus on controlling the cost of such services. In addition, MidAmerican is positioning itself to offer complementary products and services as expected opportunities become available in a competitive utility retail market. Additional products and services may provide avenues to replace margins lost on traditional electric services.

     MidAmerican has been authorized in an order from the IUB approving the electric pricing settlement to enter into long-term electric contracts with industrial and commercial customers. MidAmerican is negotiating long-term contracts with various industrial and commercial customers. The Company believes these contracts will help stabilize margins in the future.

     Legislative and Regulatory Evolution -

     On December 16, 1997, the Governor of Illinois signed into law a bill to restructure the Illinois' electric utility industry and transition it to a competitive market beginning October 1, 1999. The law is very complex, and MidAmerican continues to evaluate the impact of the law on its operations.

     The law requires a 15% electric rate reduction for all Illinois residential customers in 1998. To satisfy its obligation, the law specifically permitted MidAmerican to receive credit for the $15.5 million, or approximately 13%, rate reductions implemented in Illinois in 1996 and 1997. MidAmerican is also exempted from the requirement to join an independent system operator (ISO) or to form an in-state ISO.

     In addition, the law provides for Illinois earnings above a certain level of return on equity (ROE) to be shared equally between customers and MidAmerican beginning in April 2000. The ROE level at which MidAmerican will be required to share earnings is a multi-step calculation of average 30-year Treasury Bill rates plus 5.50% for 1998 and 1999 and 6.50% for 2000 through 2004. If the resulting average Treasury Bill rate approximated rates which existed in 1997, the ROE level above which sharing must occur would be approximately 12%.

     Beginning October 1, 1999, larger non-residential customers and 33% of the remaining non-residential customers will be allowed to select their provider of electric supply services. All other non-residential customers will have supplier choice starting December 31, 2000. Residential customers all receive the opportunity to select their electric supplier on May 1, 2002.

     The law also addresses charges to customers for transition costs based on a lost-revenue approach. These transition fees, designed to help utilities address stranded costs, will end December 31, 2006, subject to possible extension.

     In Iowa, no legislation has yet been introduced to allow generation or retail service competition. Because energy costs are low in Iowa, industry restructuring has not been an issue aggressively pursued in the state to date. However, a group of industrial customers formed in the fall of 1997 has indicated that it may introduce retail competition legislation during the 1998 Iowa legislative session. MidAmerican's Iowa legislative priority for 1998 is property tax reform, a condition it considers precedent to industry restructuring.

     In April 1996, the FERC issued Order Nos. 888 and 889 which require public utilities and other transmission providers and users to provide other companies the same transmission access, service and pricing that they provide themselves. In compliance with Order 888, which was effective July 9, 1996, MidAmerican has filed a pro forma open access transmission tariff and is currently operating under it. In May 1997, MidAmerican filed revisions to the tariff in accordance with Order No. 888-A which was issued in March 1997. In accordance with Order 889, which was effective January 3, 1997, MidAmerican has separated its electric wholesale marketing and transmission operation functions. Order 889 establishes standards of conduct for this functional separation and further requires transmission providers such as MidAmerican to either create or participate in an Open Access Same Time Information System (OASIS). MidAmerican is a long-time member of the Mid-Continent Area Power Pool (MAPP) and has elected to participate in the MAPP OASIS.

     In October 1997, the IUB adopted rules to encourage gas transportation service for small volume customers starting in 1999. MidAmerican has until November 15, 1998, to file its own plan to unbundle service for its small volume customers. MidAmerican presently believes that these rules will not have a material impact on its results of operations.

     Accounting Effects of Industry Restructuring -

     A possible consequence of competition in the utility industry is that Statement of Financial Accounting Standards (SFAS) No. 71 may no longer apply. SFAS 71 sets forth accounting principles for operations that are regulated and meet certain criteria. For operations that meet the criteria, SFAS 71 allows, among other things, the deferral of costs that would otherwise be expensed when incurred. A majority of MidAmerican's electric and gas utility operations currently meet the criteria required by SFAS 71, but its applicability is periodically reexamined. On December 16, 1997, MidAmerican's generation operations serving Illinois were no longer subject to the provisions of SFAS 71 due to passage of restructuring legislation in Illinois. Thus, MidAmerican was required to write off those amounts of regulatory assets and liabilities from its balance sheet related to its Illinois generation operations. These write-offs were not material. If other portions of its utility operations no longer meet the criteria of SFAS 71, MidAmerican would be required to write off the related regulatory assets and liabilities from its balance sheet and thus, a material adjustment to earnings in that period could result. As of December 31, 1997, MidAmerican had $339 million of regulatory assets in its Consolidated Balance Sheet. Refer to Note 1(c) for a list of the regulatory assets as of December 31, 1997.

     Energy Efficiency -

     MidAmerican's regulatory assets as of December 31, 1997, included $111.5 million of deferred energy efficiency costs. On September 29, 1997, MidAmerican received approval from the IUB, effective immediately, to begin recovery of deferred energy efficiency costs not previously approved. Accordingly, $95.1 million of such costs will be collected over a four-year period, along with a return of $26.6 million on those costs. MidAmerican also received approval to recover current energy efficiency costs, which are expected to be $18.5 million for the period May 1997 through April 1998. The projected $18.5 million of current costs, $5.3 million of which were deferred from May through September 1997, will be collected in the twelve-month period ending in September 1998. The filing is subject to periodic prudence reviews by the IUB. Deferred and current energy efficiency costs will be reflected in operating expenses over the related periods of recovery.

     Rate Matters -

     As a result of a negotiated settlement in Illinois, MidAmerican reduced its Illinois electric service rates by annual amounts of $13.1 million and $2.4 million, effective November 3, 1996, and June 1, 1997, respectively.

     On June 27, 1997, the IUB issued an order in a consolidated rate proceeding involving MidAmerican's pricing proposal and a filing by the Iowa Office of Consumer Advocate (OCA). The order approved a March 1997 settlement agreement between MidAmerican, the OCA and other parties to the proceeding. The agreement includes a number of characteristics of MidAmerican's pricing proposal. Prices for residential customers were reduced $8.5 million annually and $10.0 million annually, effective November 1, 1996, and July 11, 1997, respectively, and will be reduced an additional $5.0 million annually on June 1, 1998, for a total annual decrease of $23.5 million. Rates for commercial and industrial customers will be reduced a total of $10 million annually by June 1, 1998, through pilot projects, negotiated rates with individual customers and, if needed, a base rate reduction effective June 1, 1998. The agreement includes a tracking mechanism to currently recover the cost of capital improvements required by the Cooper Nuclear Station Power Purchase Contract. The tracking mechanism will offset approximately $9 million of these reductions.

In addition, the agreement accepted MidAmerican's proposal to eliminate the energy adjustment clause (EAC) which was the mechanism through which fuel costs were collected from Iowa customers prior to July 11, 1997. The EAC flowed the cost of fuel to customers on a current basis, and thus, fuel costs had little impact on net income. Beginning July 11, 1997, base rates for Iowa customers include a factor for recovery of a representative level of fuel costs. Earnings are now affected by variances in actual fuel costs from the factor included in rates. The fuel cost factor will be reviewed in February 1999 and adjusted prospectively if actual 1998 fuel costs vary 15% above or below the factor included in base rates.

     Under the agreement, if MidAmerican's annual return on common equity exceeds 12%, then an equal sharing between customers and shareholders of earnings above the 12% level begins; if it exceeds 14%, then two-thirds of MidAmerican's share of those earnings will be used for accelerated recovery of certain regulatory assets. The agreement permits MidAmerican to file for increased rates if the return falls below 9%. Other parties signing the agreement are prohibited from filing for reduced rates prior to 2001 unless the return, after reflecting credits to customers, exceeds 14%.

     The agreement also provides that MidAmerican will develop a pilot program for a market access service which allows customers with at least 4 MW of load to choose energy suppliers. The pilot program, which is subject to approval by the IUB and the FERC, is limited to 60 MW of participation the first year and can be expanded by 15 MW annually until the conclusion of the program. Any loss of revenues associated with the pilot program will be considered part of the $10 million annual reduction for commercial and industrial customers but may not be recovered from other customer classes. MidAmerican filed its proposed program with the IUB and the FERC in September 1997. MidAmerican anticipates that the necessary approvals will be received before the end of the second quarter of 1998.

     In December 1997, an Iowa industrial customer located within MidAmerican's IUB-approved exclusive electric service territory, filed a lawsuit against Holdings and MidAmerican in the United States District Court for the District of Iowa alleging various violations of federal antitrust laws. The lawsuit stems from a claim that because the customer is not free to choose its retail energy, MidAmerican is engaging in illegal monopolistic behavior. In addition to damages, the customer is seeking the right to choose its electric retail supplier. MidAmerican maintains that its provision of retail electric service is in accordance with Iowa laws and regulations governing electric service territories, and all other applicable legal requirements. A ruling in favor of the plaintiff could have the effect of accelerating retail competition in MidAmerican's Iowa service territory.

     Environmental Matters -

     The United States Environmental Protection Agency (EPA) and state environmental agencies have determined that contaminated wastes remaining at certain decommissioned manufactured gas plant facilities may pose a threat to the public health or the environment if such contaminants are in sufficient quantities and at such concentrations as to warrant remedial action.

     The Company is evaluating 26 properties which were, at one time, sites of gas manufacturing plants in which it may be a potentially responsible party
(PRP). The purpose of these evaluations is to determine whether waste materials are present, whether such materials constitute an environmental or health risk, and whether the Company has any responsibility for remedial action. The Company's present estimate of probable remediation costs for these sites is $21 million. This estimate has been recorded as a liability and a regulatory asset for future recovery through the regulatory process. Refer to Note 4(b) of Notes for further discussion of the Company's environmental activities related to manufactured gas plant sites and cost recovery.

     Although the timing of potential incurred costs and recovery of such cost in rates may affect the results of operations in individual periods, management believes that the outcome of these issues will not have a material adverse effect on the Company's financial position or results of operations.

     On July 18, 1997, the EPA adopted revisions to the National Ambient Air Quality Standards for ozone and a new standard for fine particulate matter. Based on data to be obtained from monitors located throughout the states, the EPA will make a determination of whether the states have any areas that do not meet the air quality standards (i.e., areas that are classified as nonattainment). If a state has area(s) classified as nonattainment area(s), the state is required to submit a State Implementation Plan specifying how it will reach attainment of the standards through emission reductions or other means.

     The impact of the new standards on MidAmerican will depend on the attainment status of the areas surrounding MidAmerican's operations and MidAmerican's relative contribution to the nonattainment status. If
MidAmerican's  operations  contribute  to  nonattainment  and  modifications  to
MidAmerican's operations or facilities are necessary, the cost of making emissions reductions to meet the air quality standards will be dependent upon the level of emissions reductions required and the available technology. MidAmerican will continue to evaluate the potential impact of the new regulations.

     Following recommendations provided by the Ozone Transport Assessment Group, the EPA, in November 1997, issued a Notice of Proposed Rulemaking (NOPR) which identified 22 states and the District of Columbia as making significant contribution to nonattainment of NAAQS for ozone. Iowa is not subject to these emissions reduction requirements as EPA's rule is currently drafted, and, as such, MidAmerican does not anticipate that its facilities will be subject to additional emissions reductions as a result of this initiative. The EPA anticipates issuing its final rules in September 1998. MidAmerican will continue to closely monitor this rulemaking proceeding.

     Coal Deliveries -

     A coal transportation provider of MidAmerican has been experiencing nationwide operational problems. Consequently, coal deliveries to MidAmerican's Neal station in the fourth quarter of 1997 were delayed resulting in reduced coal inventory at that site. The Neal Station represents approximately 37% of MidAmerican's coal-fired generating capacity. Following discussions between MidAmerican and the transportation provider, increased deliveries have been made to the four Neal units. In order to preserve coal inventories, MidAmerican reduced its sales of energy to other utilities, which reduced electric margins in the fourth quarter.

     Quad Cities Nuclear Station Outage -

     In September 1997, Commonwealth Edison Company (ComEd), operator and 75% owner of Quad Cities Station Units 1 and 2, shut down Unit 2 and entered early a scheduled outage to address safety system concerns. In December 1997, Unit 1 was also taken off-line for the same reason. ComEd has indicated that the units may be unavailable until the first half of May 1998. During this time, it may be necessary for MidAmerican to forego off-system sales opportunities, operate more expensive units, and/or purchase more off-system energy. In January 1998, ComEd received a Confirmatory Action Letter (CAL) from the Nuclear Regulatory Commission (NRC). The CAL details actions that must be taken to correct the problems described above. Also in January, ComEd was informed by the NRC that the performance of Quad Cities Station is trending adversely. The Company cannot at this time predict the cost of these actions nor the impact on results of operations of the plant's outage.

YEAR 2000

     The Company has undertaken an extensive project to ensure the ability of its information technology systems, including hardware, software and applications programs, to perform correctly on January 1, 2000. The Company, in addition to its internal resources, has engaged independent contractors to assist with the conversion project. The project timetable specifies completion of all conversion work and testing sufficiently in advance of January 1, 2000, to identify any residual concerns. The Company estimates the remaining cost to remediate year 2000 flaws in its principal business systems to be approximately $5 million. Potential concerns regarding other systems used throughout the Company's operations continues to be evaluated. Although management believes that the project will be completed within the required time frame, unforeseen and other factors, including failure of the contractors to perform, could cause delays in the project, the results of which could be material to the Company.

ACCOUNTING ISSUES

     The staff of the Securities and Exchange Commission has questioned certain of the current accounting practices of the electric utility industry regarding the recognition, measurement and classification of nuclear decommissioning costs in the financial statements. In response to these questions, the FASB has issued an Exposure Draft, "Accounting for Certain Liabilities Related to Closure or Removal of Long-Lived Assets," which addresses the accounting for closure and removal costs, including decommissioning of nuclear power plants. If current electric utility industry accounting practices for such decommissioning are changed, the annual provision for decommissioning could increase relative to the current level, and the total estimated cost for decommissioning could be recorded as a liability with recognition of an increase in the cost of related nuclear power plant. Due to the continuing evolution of the exposure draft, the Company is uncertain as to the impact on its results of operations and financial position.

     The Financial Accounting Standards Board has issued SFAS No. 130 addressing the issue of comprehensive income. SFAS 130 requires that all items required to be recognized as changes in equity during a period, except those resulting from investments by owners and distributions to owners, (i.e., comprehensive income), be reported in a financial statement that is displayed with the same prominence as the other financial statements. The display can be a separate statement or an addition to an existing statement. The material components of the Company's comprehensive income will include net income and the after-tax effect of changes in the fair value of investments classified as available for resale. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                            YEARS ENDED DECEMBER 31
                                                                   -----------------------------------------
                                                                      1997           1996            1995
                                                                   -----------    -----------    -----------
OPERATING REVENUES
Electric utility ...............................................   $ 1,126,300    $ 1,099,008    $ 1,094,647
Gas utility ....................................................       536,306        536,753        459,588
Nonregulated ...................................................       259,675        236,851         95,106
                                                                   -----------    -----------    -----------
                                                                     1,922,281      1,872,612      1,649,341
                                                                   -----------    -----------    -----------
OPERATING EXPENSES
Utility:
  Cost of fuel, energy and capacity ............................       235,760        234,317        230,261
  Cost of gas sold .............................................       346,016        345,014        279,025
  Other operating expenses .....................................       429,794        350,174        399,648
  Maintenance ..................................................        98,090         88,621         85,363
  Depreciation and amortization ................................       170,540        164,592        158,950
  Property and other taxes .....................................       101,317         92,630         96,350
                                                                   -----------    -----------    -----------
                                                                     1,381,517      1,275,348      1,249,597
                                                                   -----------    -----------    -----------
Nonregulated:
  Cost of sales ................................................       240,182        218,256         70,209
  Other ........................................................        30,076         35,370         37,181
                                                                   -----------    -----------    -----------
                                                                       270,258        253,626        107,390
                                                                   -----------    -----------    -----------
  Total operating expenses .....................................     1,651,775      1,528,974      1,356,987
                                                                   -----------    -----------    -----------
OPERATING INCOME ...............................................       270,506        343,638        292,354
                                                                   -----------    -----------    -----------
NON-OPERATING INCOME
Interest income ................................................         5,318          4,012          4,485
Dividend income ................................................        13,792         16,985         16,954
Realized gains and losses on securities, net ...................         7,798          1,895            688
Other, net .....................................................        22,111         (4,020)       (10,467)
                                                                   -----------    -----------    -----------
                                                                        49,019         18,872         11,660
                                                                   -----------    -----------    -----------
FIXED CHARGES
Interest on long-term debt .....................................        89,898        102,909        105,550
Other interest expense .........................................        10,034         10,941          9,449
Preferred dividends of subsidiaries ............................        14,468         10,689          8,059
Allowance for borrowed funds ...................................        (2,597)        (4,212)        (5,552)
                                                                   -----------    -----------    -----------
                                                                       111,803        120,327        117,506
                                                                   -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..........       207,722        242,183        186,508
INCOME TAXES ...................................................        68,390         98,422         66,803
                                                                   -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS ..............................       139,332        143,761        119,705
                                                                   -----------    -----------    -----------
DISCONTINUED OPERATIONS
Income (Loss) from operations (net of income taxes) ............          (118)         2,117          3,059
Loss on disposal (net of income taxes) .........................        (4,110)       (14,832)             -
                                                                   -----------    -----------    -----------
                                                                        (4,228)       (12,715)         3,059
                                                                   -----------    -----------    -----------
NET INCOME .....................................................   $   135,104    $   131,046    $   122,764
                                                                   ===========    ===========    ===========

AVERAGE COMMON SHARES OUTSTANDING ..............................        98,058        100,752        100,401

EARNINGS PER COMMON SHARE
Continuing operations ..........................................   $      1.42    $      1.43    $      1.19
Discontinued operations ........................................         (0.04)         (0.13)          0.03
                                                                   -----------    -----------    -----------
Earnings per average common share ..............................   $      1.38    $      1.30    $      1.22
                                                                   ===========    ===========    ===========

DIVIDENDS DECLARED PER SHARE ...................................   $      1.20    $      1.20    $      1.18
                                                                   ===========    ===========    ===========

The accompanying notes are an integral part of these statements

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                        AS OF DECEMBER 31
                                                                     -----------------------
                                                                        1997         1996
                                                                     -----------  ----------
ASSETS
UTILITY PLANT
Electric .........................................................   $4,084,920   $4,010,847
Gas ..............................................................      756,874      723,491
                                                                     ----------   ----------
                                                                      4,841,794    4,734,338
Less accumulated depreciation and amortization ...................    2,275,099    2,153,058
                                                                     ----------   ----------
                                                                      2,566,695    2,581,280
Construction work in progress ....................................       55,418       49,305
                                                                     ----------   ----------
                                                                      2,622,113    2,630,585
                                                                     ----------   ----------

POWER PURCHASE CONTRACT ..........................................      173,107      190,897
                                                                     ----------   ----------

INVESTMENT IN DISCONTINUED OPERATIONS ............................            -      166,320
                                                                     ----------   ----------
CURRENT ASSETS
Cash and cash equivalents ........................................       10,468       97,749
Receivables, less reserves of $347 and $2,093, respectively ......      207,471      312,015
Inventories ......................................................       86,091       90,864
Other ............................................................       18,452       11,031
                                                                     ----------   ----------
                                                                        322,482      511,659
                                                                     ----------   ----------

INVESTMENTS ......................................................      799,524      622,972
                                                                     ----------   ----------

OTHER ASSETS .....................................................      360,865      399,415
                                                                     ----------   ----------

TOTAL ASSETS .....................................................   $4,278,091   $4,521,848
                                                                     ==========   ==========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity ......................................   $1,301,286   $1,239,946
MidAmerican preferred securities, not subject to
   mandatory redemption ..........................................       31,763       31,769
Preferred securities, subject to mandatory redemption:
   MidAmerican preferred securities ..............................       50,000       50,000
   MidAmerican-obligated preferred securities of subsidiary trust
     holding solely MidAmerican junior subordinated debentures ...      100,000      100,000
Long-term debt (excluding current portion) .......................    1,034,211    1,395,103
                                                                     ----------   ----------
                                                                      2,517,260    2,816,818
                                                                     ----------   ----------
CURRENT LIABILITIES
Notes payable ....................................................      138,054      161,990
Current portion of long-term debt ................................      144,558       79,598
Current portion of power purchase contract .......................       14,361       13,718
Accounts payable .................................................      145,855      169,806
Taxes accrued ....................................................       92,629       82,254
Interest accrued .................................................       22,355       28,513
Other ............................................................       38,766       22,830
                                                                     ----------   ----------
                                                                        596,578      558,709
                                                                     ----------   ----------
OTHER LIABILITIES
Power purchase contract ..........................................       83,143       97,504
Deferred income taxes ............................................      761,795      722,300
Investment tax credit ............................................       83,127       88,842
Other ............................................................      236,188      237,675
                                                                     ----------   ----------
                                                                      1,164,253    1,146,321
                                                                     ----------   ----------

TOTAL CAPITALIZATION AND LIABILITIES .............................   $4,278,091   $4,521,848
                                                                     ==========   ==========

The accompanying notes are an integral part of these statements

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                           YEARS ENDED DECEMBER 31
                                                                   ---------------------------------------
                                                                     1997           1996           1995
                                                                   ---------      ---------      ---------

NET CASH FLOWS FROM OPERATING ACTIVITIES
Net income.....................................................    $ 135,104      $ 131,046      $ 122,764
Adjustments to reconcile net income to net cash provided:
   Depreciation and amortization...............................      197,454        190,511        181,636
   Net decrease in deferred income taxes and
     investment tax credit, net................................      (71,191)        (7,894)          (961)
   Amortization of other assets................................       33,761         20,541         19,630
   Cash proceeds form accounts receivable sale.................       70,000              -              -
   Capitalized cost of real estate sold........................        1,859          3,568          1,744
   Loss (income) from discontinued operations..................        4,228         12,715         (3,059)
   Gain on sale of securities, assets and other investments....       (9,996)       (10,132)        (1,050)
   Other-than-temporary decline in value of investments........        3,795         15,566         17,971
   Impact of changes in working capital, net of effects
     from discontinued operations..............................       28,098        (53,752)       (21,024)
   Other.......................................................         (867)        19,218         19,369
                                                                   ---------       ---------      ---------
     Net cash provided.........................................      392,245        321,387        337,020
                                                                   ---------       ---------      ---------

NET CASH FLOWS FROM INVESTING ACTIVITIES
Utility construction expenditures..............................     (166,932)      (154,198)      (190,771)
Quad Cities Nuclear Power Station decommissioning trust fund...       (9,819)        (8,607)        (8,636)
Deferred energy efficiency expenditures........................      (12,258)       (20,390)       (35,841)
Nonregulated capital expenditures..............................      (14,066)       (55,788)       (12,881)
Purchase of securities.........................................     (159,770)      (198,947)      (164,521)
Proceeds from sale of securities...............................      180,890        243,290         94,493
Proceeds from sale of assets and other investments.............       57,433         33,285         34,263
Investment in discontinued operations..........................      181,321         (5,984)        (9,752)
Other investing activities, net................................       (1,360)         8,308          6,946
                                                                   ---------      ---------      ---------
   Net cash provided (used)....................................       55,439       (159,031)      (286,700)
                                                                   ---------       ---------      ---------

NET CASH FLOWS FROM FINANCING ACTIVITIES
Common dividends paid..........................................     (117,605)      (120,770)      (118,828)
Issuance of long-term debt, net of issuance cost...............            -         99,500         12,750
Retirement of long-term debt, including reacquisition cost.....     (122,300)      (136,616)      (110,351)
Reacquisition of preferred shares..............................           (6)       (58,176)           (10)
Reacquisition of common shares.................................      (96,618)             -              -
Issuance of preferred shares, net of issuance cost.............            -         96,850              -
Increase (decrease) in MidAmerican Capital Company
   unsecured revolving credit facility.........................     (174,500)        44,500         95,000
Issuance of common shares......................................            -              -         15,083
Net increase (decrease) in notes payable.......................      (23,936)       (22,810)        60,300
                                                                   ---------      ---------      ---------
   Net cash used...............................................     (534,965)       (97,522)       (46,056)
                                                                   ---------      ---------      ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........      (87,281)        64,834          4,264
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.................       97,749         32,915         28,651
                                                                   ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR.......................    $  10,468      $  97,749      $  32,915
                                                                   =========      =========      =========

ADDITIONAL CASH FLOW INFORMATION:
Interest paid, net of amounts capitalized......................    $  96,805      $ 107,179      $ 116,843
                                                                   =========      =========      =========
Income taxes paid..............................................    $ 130,521      $  85,894      $  69,319
                                                                   =========      =========      =========

The accompanying notes are an integral part of these statements.

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                    CONSOLIDATED STATEMENTS OF CAPITALIZATION
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                                                   AS OF DECEMBER 31
                                                                         ------------------------------------
                                                                              1997                   1996
                                                                          -----------             ----------
COMMON SHAREHOLDERS' EQUITY
Common shares, no par; 350,000,000 shares authorized;
  95,300,882 and 100,751,713 shares outstanding, respectively..........    $  753,873             $  801,431
Retained earnings......................................................       409,296                440,971
Valuation allowance, net of income taxes...............................       138,117                 (2,456)
                                                                           ----------             ----------
                                                                            1,301,286     51.7%    1,239,946     44.0%
                                                                           ----------    ------   ----------    ------
MIDAMERICAN  PREFERRED  SECURITIES  (100,000,000  SHARES AUTHORIZED)
Cumulative shares outstanding not subject to mandatory redemption:
    $3.30 Series, 49,481 and 49,523 shares, respectively...............         4,948                  4,952
    $3.75 Series, 38,310 and 38,320 shares, respectively...............         3,831                  3,832
    $3.90 Series, 32,630 shares .......................................         3,263                  3,263
    $4.20 Series, 47,369 shares........................................         4,737                  4,737
    $4.35 Series, 49,945 and 49,950 shares, respectively...............         4,994                  4,995
    $4.40 Series, 50,000 shares........................................         5,000                  5,000
    $4.80 Series, 49,898 shares........................................         4,990                  4,990
                                                                           ----------             ----------
                                                                               31,763      1.2%       31,769      1.1%
                                                                           ----------    ------   ----------    ------
Cumulative shares outstanding; subject to mandatory redemption:
    $5.25 Series, 100,000 shares.......................................        10,000                 10,000
    $7.80 Series, 400,000 shares.......................................        40,000                 40,000
                                                                           ----------             ----------
                                                                               50,000      2.0%       50,000      1.8%
                                                                           ----------    ------   ----------    ------
MIDAMERICAN-OBLIGATED PREFERRED SECURITIES
MidAmerican-obligated mandatorily redeemable cumulative
  preferred  securities of subsidiary trust holding solely
  MidAmerican junior subordinated debentures:
    7.98% Series, 4,000,000 shares....................................        100,000      4.0%      100,000      3.6%
                                                                           ----------    ------   ----------    ------

LONG-TERM DEBT
MidAmerican mortgage bonds:
    5.05% Series, due 1998............................................              -                 49,100
    6.25% Series, due 1998............................................              -                 75,000
    7.875% Series, due 1999...........................................         60,000                 60,000
    6% Series, due 2000...............................................         35,000                 35,000
    6.75% Series, due 2000............................................         75,000                 75,000
    7.125% Series, due 2003...........................................        100,000                100,000
    7.70% Series, due 2004............................................         55,630                 60,000
    7% Series, due 2005...............................................         90,500                100,000
    7.375% Series, due 2008...........................................         75,000                 75,000
    8% Series, due 2022...............................................         50,000                 50,000
    7.45% Series, due 2023............................................          6,940                 26,500
    8.125% Series, due 2023...........................................        100,000                100,000
    6.95% Series, due 2025............................................         12,500                 21,500
MidAmerican pollution control revenue obligations:
    5.15% to 5.75% Series, due periodically through 2003..............          8,064                  8,424
    5.95% Series, due 2023 (secured by general mortgage bonds)........         29,030                 29,030


The accompanying notes are an integral part of these statements.


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                    CONSOLIDATED STATEMENTS OF CAPITALIZATION
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                                                                   AS OF DECEMBER 31
                                                                           ----------------------------------
                                                                              1997                   1996
                                                                           ----------             -----------
LONG-TERM DEBT (CONTINUED)
    Variable rate series -
       Due 2016 and 2017 (3.7% and 3.5%, respectively)................     $   37,600             $   37,600
       Due 2023 (secured by general mortgage
            bonds, 3.7% and 3.5%, respectively).......................         28,295                 28,295
       Due 2023 (3.7% and 3.5%, respectively).........................          6,850                  6,850
       Due 2024 (3.7% and 3.6%, respectively).........................         34,900                 34,900
       Due 2025 (3.7% and 3.5%, respectively).........................         12,750                 12,750
MidAmerican notes:
    8.75% Series, due 2002............................................            240                    240
    6.5% Series, due 2001.............................................        100,000                100,000
    6.4% Series, due 2003 through 2007................................          2,000                  2,000
    Obligation under capital lease....................................          2,104                  2,218
    Unamortized debt premium and discount, net........................         (3,192)                (4,009)
                                                                           ----------             ----------
       Total utility..................................................        919,211              1,085,398
                                                                           ----------             ----------

Nonregulated Subsidiaries Notes:
    7.34% Series, due 1998............................................              -                 20,000
    7.76% Series, due 1999............................................         45,000                 45,000
    8.52% Series, due 2000 through 2002...............................         70,000                 70,000
    8% Series, due annually through 2004..............................              -                    205
    Borrowings under unsecured revolving credit facility (6.2%).......              -                 64,000
    Borrowings under unsecured revolving credit facility (6.1%).......              -                 26,000
    Borrowings under unsecured revolving credit facility (6.1%).......              -                 84,500
                                                                           ----------             ----------
       Total nonregulated subsidiaries................................        115,000                309,705
                                                                           ----------             ----------
                                                                            1,034,211     41.1%    1,395,103     49.5%
                                                                           ----------    ------   ----------    ------

TOTAL CAPITALIZATION..................................................     $2,517,260    100.0%   $2,816,818    100.0%
                                                                           ==========    ======   ==========    ======


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                 YEARS ENDED DECEMBER 31
                                                                          -------------------------------------
                                                                             1997         1996         1995
                                                                           ---------    ---------   ---------


BEGINNING OF YEAR....................................................      $ 440,971    $ 430,589   $ 426,683
                                                                           ---------    ---------   ---------

NET INCOME...........................................................        135,104      131,046     122,764
                                                                           ---------    ---------   ---------

DEDUCT (ADD):
Loss on repurchase of common shares..................................         49,174            -           -
Dividends declared on common shares of $1.20, $1.20 and
  $1.18 per share, respectively......................................        117,605      120,770     118,828
Other................................................................              -         (106)         30
                                                                           ---------    ---------   ----------
                                                                             166,779      120,664     118,858
                                                                           ---------    ---------   ---------

END OF YEAR..........................................................      $ 409,296    $ 440,971   $ 430,589
                                                                           =========    =========   =========

The accompanying notes are an integral part of these statements.

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     (A) MERGER AND FORMATION OF THE COMPANY:

     MidAmerican Energy Holdings Company (Company or Holdings) is a holding company for MidAmerican Energy Company (MidAmerican), MidAmerican Capital Company (MidAmerican Capital) and Midwest Capital Group, Inc. (Midwest Capital). Prior to December 1, 1996, MidAmerican held the capital stock of MidAmerican Capital and Midwest Capital. Effective December 1, 1996, each share of MidAmerican common stock was exchanged for one share of Holdings common stock. As part of the transaction, MidAmerican distributed the capital stock of MidAmerican Capital and Midwest Capital to Holdings.

     MidAmerican was formed on July 1, 1995, as a result of the merger of Iowa-Illinois Gas and Electric Company (Iowa-Illinois), Midwest Resources Inc. (Midwest Resources) and its utility subsidiary, Midwest Power Systems Inc. (Midwest Power). Each outstanding share of preferred and preference stock of the predecessor companies was converted into one share of a similarly designated series of MidAmerican preferred stock, no par value. Each outstanding share of common stock of Midwest Resources and Iowa-Illinois was converted into one share and 1.47 shares, respectively, of MidAmerican common stock, no par value. The merger was accounted for as a pooling-of-interest and the financial statements included herein are presented as if the merger and the formation of the holding company had occurred as of the earliest period shown.

     (B) CONSOLIDATION POLICY AND PREPARATION OF FINANCIAL STATEMENTS:

     The accompanying Consolidated Financial Statements include the Company and its wholly owned subsidiaries, MidAmerican, MidAmerican Capital and Midwest Capital. All significant intercompany transactions have been eliminated.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     (C) REGULATION:

     MidAmerican's utility operations are subject to the regulation of the Iowa Utilities Board (IUB), the Illinois Commerce Commission (ICC), the South Dakota Public Utilities Commission, and the Federal Energy Regulatory Commission
(FERC). MidAmerican's accounting policies and the accompanying Consolidated Financial Statements conform to generally accepted accounting principles applicable to rate-regulated enterprises and reflect the effects of the ratemaking process.

     Statement of Financial Accounting Standards (SFAS) No. 71 sets forth accounting principles for operations that are regulated and meet certain criteria. For operations that meet the criteria, SFAS 71 allows, among other things, the deferral of costs that would otherwise be expensed when incurred. A possible consequence of the changes in the utility industry is the discontinued applicability of SFAS 71. The majority of MidAmerican's electric and gas utility operations currently meet the criteria of SFAS 71, but its applicability is periodically reexamined. On December 16, 1997, MidAmerican's generation operations serving Illinois were no longer subject to the provisions of SFAS 71 due to passage of restructuring legislation in Illinois. Thus, MidAmerican was required to write off regulatory assets and liabilities from its balance sheet related to its Illinois generation operations. The net amount of such write-off's were immaterial. If other utility operations no longer meet the criteria of SFAS 71, MidAmerican would be required to write off the related regulatory assets and liabilities from its balance sheet and thus, a material adjustment to earnings in that period could result. The following regulatory assets, primarily included in Other Assets in the Consolidated Balance Sheets, represent probable future revenue to MidAmerican because these costs are expected to be recovered in charges to utility customers (in thousands):


                                                    1997                 1996
                                                  --------             --------

     Deferred income taxes................        $143,851             $140,649
     Energy efficiency costs..............         111,471              112,244
     Debt refinancing costs...............          34,923               40,230
     FERC Order 636 transition costs.......          9,279               25,033
     Environmental costs...................         20,417               22,577
     Retirement benefit costs..............            595               11,025
     Enrichment facilities decommissioning.          8,781               11,089
     Unamortized costs of retired plant ...          5,771                8,953
     Other.................................          4,201                2,655
                                                  --------             --------
       Total...............................       $339,289             $374,455
                                                  ========             ========

     (D) REVENUE RECOGNITION:

     Revenues are recorded as services are rendered to customers. MidAmerican records unbilled revenues, and related energy costs, representing the estimated amount customers will be billed for services rendered between the meter-reading dates in a particular month and the end of such month. Accrued unbilled revenues were $80.2 million and $70.1 million at December 31, 1997 and 1996, respectively, and are included in Receivables on the Consolidated Balance Sheets.

     MidAmerican's Illinois and South Dakota jurisdictional sales, or approximately 11% of total retail electric sales, and the majority of its total retail gas sales are subject to adjustment clauses. These clauses allow MidAmerican to adjust the amounts charged for electric and gas service as the costs of gas, fuel for generation or purchased power change. The costs recovered in revenues through use of the adjustment clauses are charged to expense in the same period.

     (E) DEPRECIATION AND AMORTIZATION:

     MidAmerican's provisions for depreciation and amortization for its utility operations are based on straight-line composite rates. The average depreciation and amortization rates for the years ended December 31 were as follows:


                                      1997       1996          1995
                                      ----       ----          ----

     Electric....................     3.8%       3.8%          3.9%
     Gas.........................     3.4%       3.7%          3.7%


     Utility plant is stated at original cost which includes overhead costs, administrative costs and an allowance for funds used during construction.

     The cost of repairs and minor replacements is charged to maintenance expense. Property additions and major property replacements are charged to plant accounts. The cost of depreciable units of utility plant retired or disposed of in the normal course of business is eliminated from the utility plant accounts and such cost, plus net removal cost, is charged to accumulated depreciation.

     An allowance for the estimated annual decommissioning costs of the Quad Cities Nuclear Power Station (Quad Cities) equal to the level of funding is included in depreciation expense. See Note 4(e) for additional information regarding decommissioning costs.

     (F) INVESTMENTS:

     Investments,   managed   primarily   through  the  Company's   nonregulated
subsidiaries, include the following amounts as of December 31 (in thousands):


                                                    1997         1996
                                                  --------     --------
     Investments:
     Marketable securities..................      $467,207     $219,890
     Equipment leases.......................        73,928       89,791
     Nuclear decommissioning trust fund.....        93,251       76,304
     Energy projects........................        21,180       24,467
     Special-purpose funds..................        10,057       44,863
     Real estate............................        42,424       45,457
     Corporate owned life insurance.........        33,471       27,395
     Coal transportation....................        14,516       18,623
     Communications.........................        10,000       56,333
     Security ..............................         8,551        5,367
     Other..................................        24,939       14,482
                                                  --------     --------
       Total.................................     $799,524     $622,972
                                                  ========     ========

     Marketable securities generally consist of preferred stocks, common stocks and mutual funds held by MidAmerican Capital. Investments in marketable securities classified as available-for-sale are reported at fair value with net unrealized gains and losses reported as a net of tax amount in Common Shareholders' Equity until realized. Investments in marketable securities that are classified as held-to-maturity are reported at amortized cost. An other-than-temporary decline in the value of a marketable security is recognized through a write-down of the investment to earnings.

     Investments held by the nuclear decommissioning trust fund for the Quad Cities units are classified as available-for-sale and are reported at fair value with net unrealized gains and losses reported as adjustments to the accumulated provision for nuclear decommissioning.

     (G) CONSOLIDATED STATEMENTS OF CASH FLOWS:

     The Company considers all cash and highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash and cash equivalents for purposes of the Consolidated Statements of Cash Flows.

     Net cash provided (used) from changes in working capital, net of effects from discontinued operations was as follows (in thousands):


                                             1997          1996          1995
                                           --------      --------      --------

     Receivables.......................    $ 34,544      $(84,802)     $(31,314)
     Inventories.......................       4,773        (5,629)        7,013
     Other current assets .............      (7,421)        6,732        (4,140)
     Accounts payable..................     (23,950)       47,751        15,903
     Taxes accrued.....................      10,375           356        (9,755)
     Interest accrued..................      (6,158)       (2,122)          (24)
     Other current liabilities.........      15,935       (16,038)        1,293
                                           --------     ---------      --------
       Total...........................    $ 28,098     $ (53,752)     $(21,024)
                                           ========     =========      ========

     (H) ACCOUNTING FOR LONG-TERM POWER PURCHASE CONTRACT:

     Under a long-term power purchase contract with Nebraska Public Power District (NPPD), expiring in 2004, MidAmerican purchases one-half of the output of the 778-megawatt Cooper Nuclear Station (Cooper). The Consolidated Balance Sheets include a liability for MidAmerican's fixed obligation to pay 50% of NPPD's Nuclear Facility Revenue Bonds and other fixed liabilities. A like amount representing MidAmerican's right to purchase power is shown as an asset.

     Capital improvement costs prior to July 11, 1997, including carrying costs, were deferred, and are being amortized and recovered in rates over either a five-year period or the term of the NPPD contract. Beginning July 11, 1997, capital improvement costs are recovered currently from customers and are expensed as incurred.

     The fuel cost portion of the power purchase contract is included in Cost of Fuel, Energy and Capacity on the Consolidated Statements of Income. All other costs MidAmerican incurs in relation to its long-term power purchase contract with NPPD are included in Other Operating Expenses on the Consolidated Statements of Income.

     See Notes 4(d), 4(e) and 4(f) for additional information regarding the power purchase contract.

     (I) ACCOUNTING FOR DERIVATIVES:

         1) Preferred Stock Hedge Instruments:

     The Company is exposed to market value risk from changes in interest rates for certain fixed rate sinking fund preferred and perpetual preferred stocks (fixed rate preferred stocks) included in Investments on the Consolidated Balance Sheets. The Company reviews the interest rate sensitivity of these securities and purchases put options on U.S. Treasury securities (put options) to reduce interest rate risk on preferred stocks. The Company does not purchase or sell put options for speculative purposes. The Company's intent is to substantially offset any change in market value of the fixed rate preferred stocks due to a change in interest rates with a change in market value of the put options.

     The preferred stocks are publicly traded securities and, as such, changes in their fair value are reported, net of income taxes, as a valuation allowance in shareholders' equity. Unrealized gains and losses on the associated put options are included in the determination of the fair value of the preferred stocks. The fair value of the put options, including unrealized gains and losses, included in the determination of the fair value of the preferred securities as of December 31, 1997 and 1996 was $1.9 million and $5.1 million, respectively. Realized gains and losses on the put options are included in Realized Gains and Losses on Securities, Net in the Consolidated Statements Income in the period the underlying hedged fixed rate preferred stocks are sold. At December 31, 1997, the Company held put options with a notional value of $3.2 million.

     2) Gas Futures Contracts and Swaps:

     The Company uses gas futures contracts and swap contracts to reduce its exposure to changes in the price of natural gas purchased to meet the needs of its customers and to manage margins on natural gas storage opportunities. Investments in natural gas futures contracts, which total $1.6 million and $0.8 million as of December 31, 1997 and 1996, are included in Receivables on the Consolidated Balance Sheets. Gains and losses on gas futures contracts that qualify for hedge accounting are deferred and reflected as adjustments to the carrying value of the hedged item or included in Other Assets on the Consolidated Balance Sheets until the underlying physical transaction is recorded if the instrument is used to hedge an anticipated future transaction. The net gain or loss on gas futures contracts is included in the determination of income in the same period as the expense for the physical delivery of the natural gas. Realized gains and losses on gas futures contracts and the net amounts exchanged or accrued under the natural gas swap contracts are included in Cost of Gas Sold, Other Net or Nonregulated-Costs of Sales consistent with the expense for the physical commodity. Deferred net gains (losses) related to the Company's gas futures contracts are $(0.4) million and $0.8 million as of December 31, 1997 and 1996, respectively.

     The Company periodically evaluates the effectiveness of its natural gas hedging programs. If a high degree of correlation between prices for the hedging instruments and prices for the physical delivery is not achieved, the contracts are recorded at fair value and the gains or losses are included in the determination of income. At December 31, 1997 the Company held the following hedging instruments:


                                                               Weighted average
                                              Notional volume    Market Value
                                                  (MMBtu)         (Per MMBtu)
                                              ---------------  ----------------
     Natural Gas Futures (Long)                  3,670,000          $2.277
     Natural Gas Futures (Short)                 1,670,000          $2.305
     Natural Gas Swaps (Fixed to Variable)       2,497,400
         Weighted average variable price                            $2.558
         Weighted average fixed price                               $3.114
     Natural Gas Swaps (Variable to Fixed)       6,806,952
         Weighted average variable price                            $2.536
         Weighted average fixed price                               $2.473


(2) LONG-TERM DEBT:

     The Company's sinking fund requirements and maturities of long-term debt for 1998 through 2002 are $145 million, $106 million, $134 million, $125 million and $25 million, respectively.

     The interest rate on the Company's Adjustable Rate Series Mortgage Bonds is reset every two years at 160 basis points over the average yield to maturity of 10-year Treasury securities. The rate was reset in 1997.

     The Company's Variable Rate Pollution Control Revenue Obligations bear interest at rates that are periodically established through remarketing of the bonds in the short-term tax-exempt market. The Company, at its option, may change the mode of interest calculation for these bonds by selecting from among several alternative floating or fixed rate modes. The interest rates shown in the Consolidated Statements of Capitalization are the weighted average interest rates as of December 31, 1997 and 1996. The Company maintains dedicated revolving credit facility agreements or renewable lines of credit to provide liquidity for holders of these issues.

     Substantially all the former Iowa-Illinois utility property and franchises, and substantially all of the former Midwest Power electric utility property in Iowa, or approximately 82% of gross utility plant, is pledged to secure mortgage bonds.

     MidAmerican Capital has $64 million and $50 million unsecured revolving credit facility agreements which mature in 1998. Borrowings under these agreements may be on a fixed rate, floating rate or competitive bid rate basis. All subsidiary long-term borrowings outstanding at December 31, 1997, are without recourse to Holdings.

(3)  JOINTLY OWNED UTILITY PLANT:

     Under joint plant ownership agreements with other utilities, MidAmerican had undivided interests at December 31, 1997, in jointly owned generating plants as shown in the table below.

     The dollar amounts below represent MidAmerican's share in each jointly owned unit. Each participant has provided financing for its share of each unit. Operating Expenses on the Consolidated Statements of Income include MidAmerican's share of the expenses of these units (dollars in millions).


                                 Nuclear                      Coal fired
                                -----------   ------------------------------------------
                                                      Council
                                Quad Cities   Neal     Bluffs   Neal    Ottumwa   Louisa
                                 Units        Unit     Unit     Unit     Unit      Unit
                                No. 1 & 2     No. 3    No. 3    No.4     No. 1     No. 1
                                -----------   -----   -------   -----   -------   ------
     In service date                1972       1975     1978     1979      1981     1983
     Utility plant in service      $ 240      $ 128    $ 298    $ 159     $ 210    $ 531
     Accumulated depreciation      $  87      $  78    $ 164    $  87     $ 103    $ 235
     Unit capacity-MW              1,529        515      675      624       716      700
     Percent ownership             25.0%      72.0%    79.1%    40.6%     52.0%    88.0%


(4) COMMITMENTS AND CONTINGENCIES:

     (A) CAPITAL EXPENDITURES:

     Utility construction expenditures for 1998 are estimated to be $201 million, including $13 million for Quad Cities nuclear fuel. Nonregulated capital expenditures depend upon the availability of investment opportunities and other factors. During 1998, such expenditures are estimated to be approximately $10 million.

     (B) MANUFACTURED GAS PLANT FACILITIES:

     The United States Environmental Protection Agency (EPA) and the state environmental agencies have determined that contaminated wastes remaining at certain decommissioned manufactured gas plant facilities may pose a threat to the public health or the environment if such contaminants are in sufficient quantities and at such concentrations as to warrant remedial action.

     MidAmerican is evaluating 26 properties which were, at one time, sites of gas manufacturing plants in which it may be a potentially responsible party
(PRP). The purpose of these evaluations is to determine whether waste materials are present, whether such materials constitute an environmental or health risk, and whether MidAmerican has any responsibility for remedial action. MidAmerican is currently conducting field investigations at seventeen of the sites and has completed investigations at one of the sites. In addition, MidAmerican has completed removals at three of the sites. MidAmerican is continuing to evaluate several of the sites to determine the future liability, if any, for conducting site investigations or other site activity.

     MidAmerican's present estimate of probable remediation costs for the sites discussed above as of December 31, 1997 is $21 million. This estimate has been recorded as a liability and a regulatory asset for future recovery. The ICC has approved the use of a tariff rider which permits recovery of the actual costs of litigation, investigation and remediation relating to former MGP sites. MidAmerican's present rates in Iowa provide for a fixed annual recovery of MGP costs. MidAmerican intends to pursue recovery of the remediation costs from other PRPs and its insurance carriers.

     The estimate of probable remediation costs is established on a site specific basis. The costs are accumulated in a three-step process. First, a determination is made as to whether MidAmerican has potential legal liability for the site and whether information exists to indicate that contaminated wastes remain at the site. If so, the costs of performing a preliminary investigation and the costs of removing known contaminated soil are accrued. As the investigation is performed and if it is determined remedial action is required, the best estimate of remediation costs is accrued. If necessary, the estimate is revised when a consent order is issued. The estimated recorded liabilities for these properties include incremental direct costs of the remediation effort, costs for future monitoring at sites and costs of compensation to employees for time expected to be spent directly on the remediation effort. The estimated recorded liabilities for these properties are based upon preliminary data. Thus, actual costs could vary significantly from the estimates. The estimate could change materially based on facts and circumstances derived from site investigations, changes in required remedial action and changes in technology relating to remedial alternatives. In addition, insurance recoveries for some or all of the costs may be possible, but the liabilities recorded have not been reduced by any estimate of such recoveries.

     Although the timing of potential incurred costs and recovery of such costs in rates may affect the results of operations in individual periods, management believes that the outcome of these issues will not have a material adverse effect on MidAmerican's financial position or results of operations.

     (C) CLEAN AIR ACT:

     On July 18, 1997, the EPA adopted revisions to the National Ambient Air Quality Standards for ozone and a new standard for fine particulate matter. Based on data to be obtained from monitors located throughout the states, the EPA will make a determination of whether the states have any areas that do not meet the air quality standards (i.e., areas that are classified as nonattainment). If a state has area(s) classified as nonattainment area(s), the state is required to submit a State Implementation Plan specifying how it will reach attainment of the standards through emission reductions or other means.

     The impact of the new standards on MidAmerican will depend on the attainment status of the areas surrounding MidAmerican's operations and MidAmerican's relative contribution to the nonattainment status. If
MidAmerican's  operations  contribute  to  nonattainment  and  modifications  to
MidAmerican's operations or facilities are necessary, the cost of making emissions reductions to meet the air quality standards will be dependent upon the level of emissions reductions required and the available technology. MidAmerican will continue to evaluate the potential impact of the new regulations.

     Following recommendations provided by the Ozone Transport Assessment Group, the EPA, in November 1997, issued a Notice of Proposed Rulemaking which identified 22 states and the District of Columbia as making significant contribution to nonattainment of NAAQS for ozone. Iowa is not subject to these emissions reduction requirements as EPA's rule is currently drafted, and, as such, MidAmerican does not anticipate that its facilities will be subject to additional emissions reductions as a result of this initiative. The EPA anticipates issuing its final rules in September 1998. MidAmerican will continue to closely monitor this rulemaking proceeding.

     (D) LONG-TERM POWER PURCHASE CONTRACT:

     Payments to NPPD cover one-half of the fixed and operating costs of Cooper (excluding depreciation but including debt service) and MidAmerican's share of nuclear fuel cost (including nuclear fuel disposal) based on energy delivered. The debt service portion is approximately $1.5 million per month for 1998 and is not contingent upon the plant being in service. In addition, MidAmerican pays one-half of NPPD's decommissioning funding related to Cooper.

     The debt amortization and Department of Energy (DOE) enrichment plant decontamination and decommissioning component of MidAmerican's payments to NPPD were $13.8 million, $14.5 million and $12.0 million and the net interest component was $3.8 million, $3.6 million and $4.6 million each for the years 1997, 1996 and 1995, respectively.

     MidAmerican's payments for the debt principal portion of the power purchase contract obligation and the DOE enrichment plant decontamination and decommissioning payments are $14.4 million, $15.0 million, $15.8 million, $16.6 million, $17.4 million and $18.3 million for 1998 through 2003, respectively.

     (E) DECOMMISSIONING COSTS:

     Based on site-specific decommissioning studies that include decontamination, dismantling, site restoration and dry fuel storage cost, MidAmerican's share of expected decommissioning costs for Cooper and Quad Cities, in 1997 dollars, is $247 million and $230 million, respectively. In Illinois, nuclear decommissioning costs are included in customer billings through a mechanism that permits annual adjustments. Such costs are reflected as base rates in Iowa tariffs.

     For purposes of developing a decommissioning funding plan for Cooper, NPPD assumes that decommissioning costs will escalate at an annual rate of 4.0%. Although Cooper's operating license expires in 2014, the funding plan assumes decommissioning will start in 2004, the anticipated plant shutdown date.

     As of December 31, 1997, MidAmerican's share of funds set aside by NPPD in internal and external accounts for decommissioning was $78.2 million. In addition, the funding plan also assumes various funds and reserves currently held to satisfy NPPD bond resolution requirements will be available for plant decommissioning costs after the bonds are retired in early 2004. The funding schedule assumes a long-term return on funds in the trust of 6.75% annually. Certain funds will be required to be invested on a short-term basis when decommissioning begins and are assumed to earn at a rate of 4.0% annually. NPPD is recognizing decommissioning costs over the life of the power sales contract. MidAmerican makes payments to NPPD related to decommissioning Cooper. These payments are included in MidAmerican's power purchase costs. The Cooper decommissioning component of MidAmerican's payments to NPPD was $11.3 million, $9.9 million and $8.9 million for the years 1997, 1996, and 1995, respectively, and is included in Other Operating Expenses in the Consolidated Statements of Income. Earnings from the internal and external trust funds, which are recognized by NPPD as the owner of the plant, are tax exempt and serve to reduce future funding requirements.

     External trusts have been established for the investment of funds for decommissioning the Quad Cities units. The total accrued balance as of December 31, 1997, was $93.3 million and is included in Other Liabilities and a like amount is reflected in Investments and represents the value of the assets held in the trusts.

     MidAmerican's provision for depreciation included costs for Quad Cities nuclear decommissioning of $9.8 million, $8.6 million and $8.6 million for 1997, 1996 and 1995, respectively. The provision charged to expense is equal to the funding that is being collected in rates. The decommissioning funding component of MidAmerican's Illinois tariffs assumes decommissioning costs, related to the Quad Cities unit, will escalate at an annual rate of 5.3% and the assumed annual return on funds in the trust is 6.5%. The Quad Cities decommissioning funding component of MidAmerican's Iowa tariffs assumes decommissioning costs will escalate at an annual rate of 6.3% and the assumed annual return on funds in the trust is 6.5%. Earnings on the assets in the trust fund were $5.0 million, $3.5 million and $2.5 million for 1997, 1996 and 1995, respectively.

     (F) NUCLEAR INSURANCE:

     MidAmerican maintains financial protection against catastrophic loss associated with its interest in Quad Cites and Cooper through a combination of insurance purchased by NPPD (the owner and operator of Cooper) and Commonwealth Edison (the joint owner and operator of Quad Cities), insurance purchased directly by MidAmerican, and the mandatory industry-wide loss funding mechanism afforded under the Price-Anderson Amendments Act of 1988. The coverage falls into three categories: nuclear liability, property coverage and nuclear worker liability.

     NPPD and Commonwealth Edison each purchase nuclear liability insurance in the maximum available amount of $200 million. In accordance with the Price-Anderson Amendments Act of 1988, excess liability protection above that amount is provided by a mandatory industry-wide program under which the owners of nuclear generating facilities could be assessed for liability incurred due to a serious nuclear incident at any commercial nuclear reactor in the United States. Currently, MidAmerican's maximum potential share of such an assessment is $79.3 million per incident, payable in installments not to exceed $10 million annually.

     The property coverage provides for property damage, stabilization and decontamination of the facility, disposal of the decontaminated material and premature decommissioning. For Quad Cities, Commonwealth Edison purchases primary and excess property insurance protection for the combined interest in Quad Cities totalling $2.1 billion. For Cooper, NPPD purchases primary property insurance in the amount of $500 million. Additionally, MidAmerican and NPPD separately purchase coverage for their respective obligation of $1.125 billion each in excess of the $500 million primary layer purchased by NPPD. This structure provides that both MidAmerican and NPPD are covered for their respective 50% obligation in the event of a loss totalling $2.75 billion. MidAmerican also directly purchases extra expense/business interruption coverage to cover the cost of replacement power and/or other continuing costs in the event of a covered accidental outage at Cooper or Quad Cities. The coverages purchased directly by MidAmerican, and the primary and excess property coverages purchased by Commonwealth Edison, contain provisions for retrospective premium assessments should two or more full policy-limit losses occur in one policy year. Currently, the maximum retrospective amounts that could be assessed against MidAmerican from industry mutual insurance companies for its obligations associated with Cooper and Quad Cities combined total $11.6 million.

     The master nuclear worker liability coverage is an industry-wide policy with an aggregate limit of $200 million for the nuclear industry as a whole, which is in effect to cover tort claims of workers as a result of radiation exposure on or after January 1, 1988. MidAmerican's share, based on its interest in Cooper and Quad Cities, of a maximum potential share of a retrospective assessment under this program is $3.0 million.

     (G) COAL AND NATURAL GAS CONTRACT COMMITMENTS:

     MidAmerican has entered into supply and related transportation contracts for its fossil fueled generating stations. The contracts, with expiration dates ranging from 1998 to 2003, require minimum payments of $132.2 million, $88.8 million, $57.8 million, $26.3 million and $3.1 million and $3.1 million for the years 1998 through 2003, respectively. The Company expects to supplement these coal contracts with spot market purchases to fulfill its future fossil fuel needs.

     The Company has entered into various natural gas supply and transportation contracts for its utility operations. The minimum commitments under these contracts are $88 million, $63 million, $37 million, $32 million and $16 million for the years 1998 through 2002, respectively, and $76 million for the total of the years thereafter. During 1993 FERC Order 636 became effective, requiring interstate pipelines to restructure their services. The pipeline will recover the transition costs related to Order 636 from the local distribution companies. The Company has recorded a liability and regulatory asset for the transition costs which are being recovered by the Company through the purchased gas adjustment clause. The unrecovered balance recorded by the Company as of December 31, 1997, was $9.3 million.

(5)  COMMON SHAREHOLDERS' EQUITY:

     Common shares outstanding changed during the years ended December 31 as shown in the table below (in thousands):


                                                            1997                     1996                   1995
                                                  ---------------------    --------------------   --------------------
                                                   Amount       Shares       Amount     Shares      Amount      Shares
                                                  ---------     -------    ---------    -------   ---------    --------

     Balance, beginning of year ...............   $ 801,431     100,752    $ 801,227    100,752   $ 786,420     99,687

     Changes due to:
       Repurchase of common shares ............     (47,444)     (5,451)           -          -           -          -
       Issuance of common shares ..............           -           -            -          -      15,083      1,065
       Stock options ..........................         210           -          623          -           -          -
       Capital stock expense ..................        (289)          -         (419)         -        (276)         -
       Other ..................................         (35)          -            -          -           -          -
                                                  ---------    --------    ---------    -------   ---------    -------
       Balance, end of year ...................   $ 753,873      95,301    $ 801,431    100,752   $ 801,227    100,752
                                                  =========    ========    =========    =======   =========    =======

(6) RETIREMENT PLANS:

     The Company has noncontributory defined benefit pension plans covering substantially all employees. Benefits under the plans are based on participants' compensation, years of service and age at retirement.

     Funding is based upon the actuarially determined costs of the plans and the requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. MidAmerican has been allowed to recover funding contributions in rates.

     Net periodic pension cost includes the following components for the years ended December 31 (in thousands):

                                                         1997        1996        1995
                                                       ---------   ---------   ---------
     Service cost-benefit earned during the period .   $ 10,092    $ 12,323    $  9,817
     Interest cost on projected benefit obligation .     29,623      31,109      27,934
     Decrease in pension costs from actual
      return on assets .............................    (79,580)    (58,460)    (63,593)
     Net amortization and deferral .................     39,446      26,223      32,126
     One-time charge ...............................          -           -      15,683
     Regulatory deferral of incurred cost ..........      5,423         568     (10,470)
                                                       --------    --------    --------
     Net periodic pension cost .....................   $  5,004    $ 11,763    $ 11,497
                                                       ========    ========    ========

     During 1995, the Company incurred a one-time charge of $15.7 million related to the early retirement portion of its restructuring plan. Of such cost, $3.0 million was charged to expense and the remaining amount was deferred for future recovery through the regulatory process.

     The plan assets are stated at fair market value and are primarily comprised of insurance contracts, United States government debt and corporate equity securities. The plans in which accumulated benefits exceed assets consist entirely of nonqualified defined benefit plans. Although the plans have no assets, the Company purchases corporate owned life insurance to provide funding for the future cash requirements. The cash value of such insurance was $21.5 million and $17.3 million at December 31, 1997 and 1996, respectively. The following table presents the funding status of the plans and amounts recognized in the Consolidated Balance Sheets as of December 31 (dollars in thousands):


                                                                Plans in Which:
                                                  ----------------------------------------------
                                                      Assets Exceed         Accumulated Benefits
                                                   Accumulated Benefits          Exceed Assets
                                                  ----------------------    --------------------
                                                     1997         1996         1997        1996
                                                  ---------    ---------    --------    --------
Actuarial present value of benefit obligations:
   Vested benefit obligation ..................   $(325,770)   $(298,237)   $(40,080)   $(36,574)
   Nonvested benefit obligation ...............      (3,623)      (3,454)       (242)     (1,925)
                                                  ---------    ---------    --------    --------
   Accumulated benefit obligation .............    (329,393)    (301,691)    (40,322)    (38,499)
   Provision for future pay increases .........     (52,027)     (79,790)     (8,301)     (8,733)
                                                  ---------    ---------    --------    --------
   Projected benefit obligation ...............    (381,420)    (381,481)    (48,623)    (47,232)

Plan assets at fair value .....................     483,668      427,828           -           -
                                                  ---------    ---------    --------    --------
Projected benefit obligation (greater) less
   than plan assets ...........................     102,248       46,347     (48,623)    (47,232)

Unrecognized prior service cost ...............         592       18,636      21,147      21,544
Unrecognized net loss (gain) ..................     (93,770)     (63,173)     (1,281)         --
Unrecognized net transition asset .............     (16,339)     (18,929)         --          --
   Other ......................................          --           --     (11,565)    (12,811)
                                                  ---------    ---------    --------    --------
Pension liability recognized in the
   Consolidated Balance Sheets ................   $  (7,269)   $ (17,119)   $(40,322)   $(38,499)
                                                  =========    =========    ========    ========


                                                        1997                    1996
                                                       -----                   -----
Assumptions used were:
Discount rate................................           7.0%                    7.5%
Rate of increase in compensation levels......           5.0%                    5.0%
Weighted average expected long-term
    rate of return on assets.................           9.0%                    9.0%

     The Company currently provides certain health care and life insurance benefits for retired employees. Under the plans, substantially all of the Company's employees may become eligible for these benefits if they reach retirement age while working for the Company. However, the Company retains the right to change these benefits anytime at its discretion.

     In January 1993, the Company adopted SFAS No. 106, Employers Accounting for Postretirement Benefits Other Than Pensions. The Company began expensing these costs on an accrual basis for its Illinois customers and certain of its Iowa customers in 1993 and including provisions for such costs in rates for these customers. For its remaining Iowa customers, the Company deferred the portion of these costs above the "pay-as-you-go" amount already included in rates until recovery on an accrual basis was established in 1995. The Company is currently amortizing the deferral, expensing the SFAS No. 106 accrual and including provisions for these costs in rates.

     Net periodic postretirement benefit cost includes the following components for the year ended December 31 (in thousands):


                                                              1997        1996        1995
                                                            --------    --------    --------

     Service cost-benefit earned during the period ......   $  2,680    $  2,118    $  1,583
     Interest cost ......................................      8,822       8,341       7,185
     Increase (decrease) in benefit cost from
       actual return on assets ..........................     (2,285)     (1,598)     (2,090)
     Amortization of unrecognized transition obligation .      5,291       5,291       5,291
     Amortization of unrecognized service cost ..........        650           -           -
     Amortization of unrecognized prior year (loss) .....       (298)          -           -
     Other ..............................................       (288)       (297)       (262)
     One-time charge for early retirement ...............          -           -       4,353
     Regulatory recognition of incurred cost ............      4,888       5,112       5,140
                                                            --------    --------    --------
     Net periodic postretirement benefit cost ...........   $ 19,460    $ 18,967    $ 21,200
                                                            ========    ========    ========

     During 1995, the Company recorded a one-time expense of $4.4 million related to the early retirement portion of its restructuring plan.

     The Company has established external trust funds to meet its expected postretirement benefit obligations. The trust funds are comprised primarily of guaranteed rate investment accounts and money market investment accounts. A reconciliation of the funded status of the plan to the amounts realized as of December 31 is presented below (dollars in thousands):


                                                                      1997          1996
                                                                   ---------     ---------
     Accumulated present value of benefit obligations:
        Retiree benefit obligation .............................   $ (74,534)    $ (78,935)
        Active employees fully eligible for benefits ...........      (6,466)       (2,798)
        Other active employees .................................     (46,347)      (34,772)
                                                                   ---------     ---------
        Accumulated benefit obligation .........................    (127,347)     (116,505)
      Plan assets at fair value ................................      52,174        36,783
                                                                   ---------     ---------
      Accumulated benefit obligation greater than plan assets ..     (75,173)      (79,722)
      Unrecognized net gain ....................................     (11,248)       (8,810)
      Prior service cost .......................................       8,277             -
      Unrecognized transition obligation .......................      79,370        84,662
                                                                   ---------     ---------
      Postretirement benefit liability recognized in the
        Consolidated Balance Sheets ............................   $   1,226     $  (3,870)
                                                                   =========     =========
      Assumptions used were:
        Discount rate ..........................................         7.0%          7.5%
        Weighted average expected long-term rate of return
           on assets (after taxes) .............................         6.5%          6.7%


     For purposes of calculating the postretirement benefit obligation, it is assumed health care costs for covered individuals prior to age 65 will increase by 10.0% in 1998, and that the rate of increase thereafter will decline by 1.0% annually to an ultimate rate of 5.5% by the year 2003. For covered individuals age 65 and older, it is assumed health care costs will increase by 7.0% in 1998, and that the rate of increase thereafter will decline by 1.0% annually to an ultimate rate of 5.5% by the year 2000.

     If the assumed health care trend rates used to measure the expected cost of benefits covered by the plans were increased by 1%, the total service and interest cost would increase by $1.8 million and the accumulated postretirement benefit obligation would increase by $15.4 million.

     The Company sponsors defined contribution pension plans (401(k) plans) covering substantially all employees. The Company's contributions to the plans, which are based on the participants' level of contribution and cannot exceed four percent of the participants' salaries or wages, were $4.6 million, $4.4 million and $3.7 million for 1997, 1996 and 1995, respectively.

(7)  STOCK-BASED COMPENSATION PLANS:

     The company has stock-based compensation arrangements as described below. The company accounts for these plans under Accounting Principles Board Opinion No. 25 and the related interpretations. The total compensation cost recognized in income for stock-based compensation awards was $1.3 million, $0.6 million, and $1.8 million for 1997, 1996, and 1995 respectively. Had the company used Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), pro-forma net income for common stock would be $135.3 million, $130.9 million, and $122.6 million, while earnings per share would be $1.38, $1.30, and $1.22 for the years ended 1997, 1996, and 1995 respectively.

     Stock options and performance share awards have been granted pursuant to the MidAmerican Energy Company 1995 Long-Term Incentive Plan (the "Plan"). Up to four million shares are authorized to be granted under the Plan.

STOCK OPTIONS - Under the Plan, the Board of Directors have granted options to purchase shares of MidAmerican Holdings common stock (the "Options") at the fair market value of the shares on the date of the grant. The options vest over a 4-year period at a rate of 25% per year and expire ten years after the date of grant. Stock option activity for 1997, 1996, and 1995 is summarized as follows:


                                          1997                      1996                      1995
                                  ----------------------   -----------------------   -------------------------
                                                Weighted                  Weighted                   Weighted
                                                Average                   Average                    Average
                                                Exercise                  Exercise                   Exercise
                                   Number        Price       Number        Price       Number          Price
                                  -------       --------    -------       --------    -------         -------
Outstanding, beginning of year    800,000         $14.66    700,000         $14.50          -              -
Granted                            46,666         $17.36    100,000         $15.75    700,000         $14.50
Exercised                         165,000         $14.58          -              -          -              -
Forfeited                         115,000         $14.93          -              -          -              -
Expired                                 -              -          -              -          -
Outstanding, end of year          566,666         $15.12    800,000         $14.66    700,000         $14.50
Exercisable, end of year          315,000         $14.54    175,000         $14.50          -              -

Weighted average fair value of
  options granted during year              $1.66                     $1.48                     $1.58


The fair value of the options granted were estimated as of the date of the grant using the Black-Scholes option pricing model. The model assumed:


                                      1997          1996           1995
                                   ---------     ----------     ----------

Dividend rate per share            $   1.20      $    1.20      $    1.20
Expected volatility                   16.55%         17.62%           23%
Expected life                      10 Years       10 Years      10 Years
Risk free interest rate                6.14%          6.53%         6.28%


The options outstanding at December 31, 1997 have an exercise price range of $14.50 to $17.785, with a weighted average contractual life of 8.25 years.

PERFORMANCE SHARES - Under the Plan, participants are granted contingent shares of common stock. The shares are contingent upon the attainment of specified performance measures within a 3-year performance period. During the performance period, the participant is entitled to receive dividends and vote the stock. The stock is vested upon achievement of the performance measures. If the specified criteria is not met within the 3-year performance period, the shares are forfeited. The following table provides certain information regarding contingent performance incentive shares granted under the Plan:


                                               1997          1996        1995
                                            ---------     ---------    ---------
Number of performance shares granted           77,105        68,189       86,277
Fair value at date of grant (in thousands)  $   1,335     $   1,176    $   1,251
Weighted average per share amounts          $ 17.3125     $ 17.2500    $ 14.5000
End of performance period                   6/30/2000       6/30/99      6/30/98

In addition, the company has granted 800 restricted shares to each non-employee director in 1997, 1996 and 1995. Non-employee directors are restricted from disposing of granted shares until such time as they cease to be a director of the company. The following table provides certain information regarding the directors restricted shares granted under the Plan.

                                               1997        1996        1995
                                             --------    --------    --------
Number of shares granted                       11,200      12,000      13,600
Fair value at date of grant (in thousands)   $    194    $    207    $    197
Weighted average price per share amounts     $17.3125    $17.2500    $14.5000

EMPLOYEE STOCK OWNERSHIP PLAN - Employees of the Company are allowed to purchase company stock up to the lesser of 15% or $25,000 of their annual compensation at a 15% discount. The number of shares acquired by employees under the plan were 140,943, 150,899, and 182,707 in 1997, 1996 and 1995, respectively. The Company currently acquires shares in the open market for this plan. Participants who purchase shares under the Plan are required to hold purchased shares for 180 days.

(8)  SHORT-TERM BORROWING:

        Interim financing of working capital needs and the construction program may be obtained from the sale of commercial paper or short-term borrowing from banks. Information regarding short-term debt follows (dollars in thousands):

                                                              1997        1996        1995
                                                            ---------   ---------   ----------
     Balance at year-end                                    $138,054    $161,990    $184,800
     Weighted average interest rate
      on year-end balance                                        5.9%        5.4%        5.7%
     Average daily amount outstanding
      during the year                                       $117,482    $151,318    $114,036
     Weighted average interest rate on average daily
      amount outstanding during the year                         5.7%        5.5%        6.0%

     MidAmerican has authority from FERC to issue short-term debt in the form of commercial paper and bank notes aggregating $400 million. As of December 31, 1997, MidAmerican had a $250 million revolving credit facility agreement and a $10 million line of credit and Holdings had lines of credit totaling $120 million. MidAmerican's commercial paper borrowings are supported by the revolving credit facility and the line of credit.

(9)  RATE MATTERS:

     As a result of a negotiated settlement in Illinois, MidAmerican reduced its Illinois electric service rates by annual amounts of $13.1 million and $2.4 million, effective November 3, 1996, and June 1, 1997, respectively.

     On June 27, 1997, the Iowa Utilities Board (IUB) issued an order in a consolidated rate proceeding involving MidAmerican's pricing proposal and a filing by the Iowa Office of Consumer Advocate (OCA). The order approved a March 1997 settlement agreement between MidAmerican, the OCA and other parties to the proceeding. The agreement includes a number of characteristics of MidAmerican's pricing proposal. Prices for residential customers were reduced $8.5 million annually and $10.0 million annually, effective November 1, 1996, and July 11, 1997, respectively, and will be reduced an additional $5.0 million annually on June 1, 1998, for a total annual decrease of $23.5 million. Rates for commercial and industrial customers will be reduced a total of $10 million annually by June 1, 1998, through pilot projects, negotiated rates with individual customers and, if needed, a base rate reduction effective June 1, 1998. The agreement includes a tracking mechanism to currently recover the cost of capital improvements required by the Cooper Nuclear Station Power Purchase Contract. The tracking mechanism will offset approximately $9 million of these reductions.

     In addition, the agreement accepted MidAmerican's proposal to eliminate the Iowa energy adjustment clause (EAC) which was the mechanism through which fuel costs were collected from Iowa customers prior to July 11, 1997. The EAC flows the cost of fuel to customers on a current basis, and thus, fuel costs had little impact on net income. Prospectively, base rates for Iowa customers will include a factor for recovery of a representative level of fuel costs. To the extent actual fuel costs vary from that factor, pre-tax earnings will be impacted. The fuel cost factor will be reviewed in February 1999 and adjusted prospectively if actual 1998 fuel costs vary 15% above or below the factor included in base rates.

        Under the agreement, if MidAmerican's annual Iowa electric jurisdictional return on common equity exceeds 12%, then an equal sharing between customers and shareholders of earnings above the 12% level begins; if it exceeds 14%, then two-thirds of MidAmerican's share of those earnings will be used for accelerated recovery of certain regulatory assets. The agreement permits MidAmerican to file for increased rates if the return falls below 9%. Other parties signing the agreement are prohibited from filing for reduced rates prior to 2001 unless the return, after reflecting credits to customers, exceeds 14%.

     The agreement also provides that MidAmerican will develop a pilot program for a market access service which allows customers with at least 4 MW of load to choose energy suppliers. The pilot program, which is subject to approval by the IUB and the Federal Energy Regulatory Commission (FERC), is limited to 60 MW of participation the first year and can be expanded by 15 MW annually until the conclusion of the program. Any loss of revenues associated with the pilot program will be considered part of the $10 million annual reduction for commercial and industrial customers as described above, but may not be recovered from other customer classes. The program was filed with the IUB and the FERC in September 1997. The Company anticipates that the necessary approvals will be received before the end of the second quarter of 1998.

(10)  DISCONTINUED OPERATIONS:

     In the third quarter of 1996, the Company announced the discontinuation of certain nonstrategic businesses in support of its strategy of becoming the leading regional energy and complementary services provider. In November of 1996, the Company signed a definitive agreement with KCS Energy, Inc. (KCS) to sell an oil and gas exploration and development subsidiary and completed the sale on January 3, 1997. The Company recorded an after-tax loss of $7.1 million for the disposition in 1996 and an additional $0.9 million in 1997. In October 1997, the company sold its subsidiary that developed and continues to operate a computerized information system facilitating the real-time exchange of power in the electric industry. The Company recorded a $4.0 million estimated after-tax loss on disposal in the third quarter of 1996 and an additional $3.2 million in September 1997. In addition, in the third quarter of 1996 the Company received a final settlement from the sale of a coal mining subsidiary which was reflected as a discontinued operation by a predecessor company in 1982. The final settlement, which resulted in an after-tax loss of $3.3 million, included the reacquisition of preferred equity by the buyer and the settlement of reclamation reserves.

     Proceeds received from the disposition of the oil and gas subsidiary included $210 million in cash and 870,000 warrants, after a stock split in 1997, to purchase KCS common stock. The warrants were valued at $6 million. Proceeds received from the disposition of the subsidiary that operates a computerized information system for the exchange of power in the electric industry included an unsecured note receivable for $0.7 million and warrants to purchase twenty percent of the acquirer which have been valued at zero. Proceeds received from the disposition of the coal mining subsidiary settlement were $15 million. Net assets of the discontinued operations are separately presented on the Consolidated Balance Sheets as Investment in Discontinued Operations.

     Revenues from discontinued activities, as well as the results of operations and the estimated loss on the disposal of discontinued operations for the years ended December 31 are as follows (in thousands):

                                              1997        1996         1995
                                            --------    ---------    --------

     OPERATING REVENUES .................   $      -    $ 233,952    $ 81,637
                                            ========    =========    ========

     INCOME FROM OPERATIONS
     Income (loss) before income taxes ..   $   (200)   $   1,638    $  4,704
     Income tax benefit (expense) .......         82          479      (1,645)
                                            --------    ---------    --------
     Income (loss) from Operations ......   $   (118)   $   2,117    $  3,059
                                            ========    =========    ========

     LOSS ON DISPOSAL
     Income (loss) before income taxes ..   $(10,106)   $   9,047    $      -
     Income tax benefit (expense) .......      5,996      (23,879)          -
                                            --------    ---------    --------
     Loss on disposal ...................   $ (4,110)   $ (14,832    $      -
                                            ========    =========    ========

(11)  CONCENTRATION OF CREDIT RISK:

     The Company's electric utility operations serve 560,000 customers in Iowa, 85,000 customers in western Illinois and 3,000 customers in southeastern South Dakota. The Company's gas utility operations serve 486,000 customers in Iowa, 65,000 customers in western Illinois, 63,000 customers in southeastern South Dakota and 4,000 customers in northeastern Nebraska. The largest communities served by the Company are the Iowa and Illinois Quad-Cities; Des Moines, Sioux City, Cedar Rapids, Waterloo, Iowa City and Council Bluffs, Iowa; and Sioux Falls, South Dakota. The Company's utility operations grant unsecured credit to customers, substantially all of whom are local businesses and residents. As of December 31, 1997, billed receivables from the Company's utility customers totalled $14.8 million. As described in Note 18, billed receivables related to utility services have been sold to a wholly owned unconsolidated subsidiary.

     MidAmerican Capital has investments in preferred stocks of companies in the utility industry. As of December 31, 1997, the total cost of these investments was $96 million.

     MidAmerican Capital has entered into leveraged lease agreements with companies in the airline industry. As of December 31, 1997, the receivables under these agreements totalled $35 million.

(12)  PREFERRED SHARES:

     During 1996, MidAmerican redeemed all shares of the $1.7375 Series of preferred stock. The redemptions were made at a premium, which resulted in a charge to net income of $1.6 million.

     The $5.25 Series Preferred Shares, which are not redeemable prior to November 1, 1998 for any purpose, are subject to mandatory redemption on November 1, 2003 at $100 per share. The $7.80 Series Preferred Shares have sinking fund requirements under which 66,600 shares will be redeemed at $100 per share each May 1, beginning in 2001 through May 1, 2006.

     The total outstanding cumulative preferred stock of MidAmerican not subject to mandatory redemption requirements may be redeemed at the option of the Company at prices which, in the aggregate, total $31.8 million. The aggregate total the holders of all preferred stock outstanding at December 31, 1997, are entitled to upon involuntary bankruptcy is $181.8 million plus accrued dividends. Annual dividend requirements for all preferred stock outstanding at December 31, 1997, total $12.9 million.

(13)  SEGMENT INFORMATION:

     Information related to segments of the Company's business is as follows for the years ended December 31 (in thousands):


                                                        1997         1996         1995
                                                     ----------   ----------   -----------
     UTILITY
     Electric:
       Operating revenues ........................   $1,126,300   $1,099,008   $ 1,094,647
       Cost of fuel, energy and capacity .........      235,760      234,317       230,261
       Depreciation and amortization expense .....      145,931      140,939       136,324
       Other operating expenses ..................      502,109      424,594       459,344
                                                     ----------   ----------   -----------
       Operating income ..........................   $  242,500   $  299,158   $   268,718
                                                     ==========   ==========   ===========
     Gas:
       Operating revenues ........................   $  536,306   $  536,753   $   459,588
       Cost of gas sold ..........................      346,016      345,014       279,025
       Depreciation and amortization expense .....       24,609       23,653        22,626
       Other operating expenses ..................      127,092      106,831       122,017
                                                     ----------   ----------   -----------
       Operating income ..........................   $   38,589   $   61,255   $    35,920
                                                     ==========   ==========   ===========

     Operating income ............................   $  281,089   $  360,413   $   304,638
     Other income (expense) ......................       14,699        3,998        (4,074)
     Fixed charges ...............................      100,018       96,753        92,036
                                                     ----------   ----------   -----------
     Income from continuing operations
      before income taxes ........................      195,770      267,658       208,528
     Income taxes ................................       76,317      112,927        84,098
                                                     ----------   ----------   -----------
     Income from continuing operations ...........   $  119,453   $  154,731   $   124,430
                                                     ==========   ==========   ===========

     Capital Expenditures-
      Electric ...................................   $  128,544   $  116,243   $   133,490
      Gas ........................................   $   38,388   $   37,955   $    57,281


                                                        1997         1996         1995
                                                     ----------   ----------   -----------
     NONREGULATED
      Revenues ...................................   $  259,675   $  236,851   $    95,106
      Cost of sales ..............................      240,182      218,256        70,351
      Depreciation and amortization ..............        3,436        4,854         6,010
      Other operating expenses ...................       26,640       30,516        31,029
                                                     ----------   ----------   -----------
      Operating income (loss) ....................      (10,583)     (16,775)      (12,284)
      Other income ...............................       34,320       14,874        15,734
      Fixed charges ..............................       11,785       23,574        25,470
                                                     ----------   ----------   -----------
      Income (loss) from continuing operations
        before income taxes ......................       11,952      (25,475)      (22,020)
      Income taxes ...............................       (7,927)     (14,505)      (17,295)
                                                     ----------   ----------   -----------
      Income (loss) from continuing operations ...   $   19,879   $  (10,970)  $    (4,725)
                                                     ==========   ==========   ===========

      Capital expenditures .......................   $   14,066   $   55,788   $    12,881

                                                        1997         1996         1995
                                                     ----------   ----------   -----------
     ASSET INFORMATION
     Identifiable utility assets:
       Electric (a) ..............................   $2,825,573   $2,954,324   $ 2,947,832
       Gas (a) ...................................      677,991      692,993       699,539
     Used in overall utility operations ..........       11,341      114,545        30,084
     Nonregulated ................................      763,186      593,666       615,342
     Investment in discontinued operations .......            -      166,320       177,300
                                                     ----------   ----------   -----------
        Total assets .............................   $4,278,091   $4,521,848   $ 4,470,097
                                                     ==========   ==========   ===========


     (a) Utility plant less accumulated provision for depreciation, receivables, inventories, nuclear decommissioning trust fund and regulatory assets.

(14) FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments. Tariffs for the Company's utility services are established based on historical cost ratemaking. Therefore, the impact of any realized gains or losses related to financial instruments applicable to the Company's utility operations is dependent on the treatment authorized under future ratemaking proceedings.

     Cash and cash equivalents - The carrying amount approximates fair value due to the short maturity of these instruments.

     Quad Cities nuclear decommissioning trust fund - Fair value is based on quoted market prices of the investments held by the fund.

     Marketable securities - Fair value is based on quoted market prices.

     Debt securities - Fair value is based on the discounted value of the future cash flows expected to be received from such investments.

     Equity investments carried at cost - Fair value is based on an estimate of the Company's share of partnership equity, offers from unrelated third parties or the discounted value of the future cash flows expected to be received from such investments.

     Notes payable - Fair value is estimated to be the carrying amount due to the short maturity of these issues.

     Preferred shares - Fair value of preferred shares with mandatory redemption provisions is estimated based on the quoted market prices for similar issues.

     Long-term debt - Fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

     The following table presents the carrying amount and estimated fair value of certain financial instruments as of December 31 (in thousands):

                                                                    1997                      1996
                                                          -----------------------   ---------------------------
                                                           Carrying      Fair        Carrying       Fair
                                                            Amount       Value        Amount       Value
                                                          ----------   ----------   ----------   ----------
     Financial Instruments Owned by the Company:
       Equity investments carried at cost .............   $   33,979   $   36,491   $   95,339   $  273,311

     Financial Instruments Issued by the Company:
       MidAmerican preferred securities; subject
          to mandatory redemption .....................   $   50,000   $   53,650   $   50,000   $   52,920
       MidAmerican-obligated preferred securities;
          subject to mandatory redemption .............   $  100,000   $  104,250   $  100,000   $  100,490
       Long-term debt, including current portion ......   $1,178,769   $1,214,951   $1,474,701   $1,522,500

     Included in investments on the Consolidated Balance Sheets is the Company's investment in common stock of McLeodUSA Incorporated (McLeodUSA). McLeodUSA common stock has been publicly traded since June 14, 1996. Investor agreements related to McLeodUSA's initial public offering and subsequent merger with Consolidated Communications Inc. prohibit the Company from selling or otherwise disposing of any of the common stock of McLeodUSA prior to September 24, 1998, without approval of McLeodUSA's board of directors. As a result of the agreements, the Company's investment was considered restricted stock and as such, was recorded at cost in all periods prior to September 1997. Beginning in September 1997, the investment is no longer considered restricted for accounting purposes and is recorded at fair value. At December 31, 1997 the cost and fair value of the McLeodUSA investment were $45.2 million and $257.9 million, respectively. The unrealized gain is recorded, net of income taxes, as a valuation allowance in common shareholders' equity. At December 31, 1997, the net unrealized gain and deferred income taxes for this investment were $212.7 million and $74.4 million, respectively.

     The amortized cost, gross unrealized gain and losses and estimated fair value of investments in debt and equity securities at December 31 are as follows (in thousands):


                                                             1997
                                        Amortized   Unrealized   Unrealized    Fair
                                          Cost        Gains       Losses      Value
                                        ---------   ----------   ----------   --------
     Available-for-sale:
      Equity securities .............   $257,316   $ 226,747    $ (10,522)   $473,541
      Municipal bonds ...............     35,217       2,116           (1)     37,332
      U. S. Government securities ...     18,753         800           (4)     19,549
      Corporate securities ..........     13,579         222           (3)     13,798
      Cash equivalents ..............      9,862           -            -       9,862
                                        --------   ---------    ---------    --------
                                        $334,727   $ 229,885    $ (10,530)   $554,082
                                        ========   =========    =========    ========
     Held-to-maturity:
      Equity securities .............   $  6,376     $     -     $      -    $  6,376
      Debt securities ...............      4,567         345            -       4,912
                                        --------   ---------    ---------    --------
                                        $ 10,943   $     345     $      -    $ 11,288
                                        ========   =========    =========    ========

                                                             1996
                                        Amortized  Unrealized   Unrealized     Fair
                                          Cost       Gains        Losses       Value
                                        --------   ---------    ---------    --------
     Available-for-sale:
       Equity securities ............   $208,226   $   4,883    $  (8,325)   $204,784
       Municipal bonds ..............     41,800       3,041         (356)     44,485
       U.S. Government securities ...     26,814         137         (157)     26,794
       Cash equivalents .............     11,152           -            -      11,152
                                        --------   ---------    ---------    --------
                                        $287,992   $   8,061    $  (8,838)   $287,215
                                        ========   =========    =========    ========

     Held-to-maturity:
       Equity securities ............   $  6,435   $       -    $    (196)   $  6,239
       Debt securities ..............     15,445         252            -      15,697
                                        --------   ---------    ---------    --------
                                        $ 21,880   $     252    $    (196)   $ 21,936
                                        ========   =========    =========    ========

     At December 31, 1997, the debt securities held by the Company had the following maturities (in thousands):


                                       Available for Sale            Held to Maturity
                                    ------------------------      ----------------------
                                    Amortized        Fair         Amortized       Fair
                                        Cost          Value          Cost          Value
                                      -------        -------        ------        ------
     Within 1 year                    $ 2,971        $ 2,987        $1,718        $2,014
     1 through 5 years                 14,057         14,377         2,137         2,143
     5 through 10 years                26,821         28,119           139           147
     Over 10 years                     23,700         25,196           573           608

     During 1996, the Company sold a portion of its held-to-maturity securities due to a significant deterioration in the issuer's credit worthiness. Such securities had a carrying value of $4.8 million and proceeds from the sale were $4.3 million.

     The proceeds and the gross realized gains and losses on the disposition of investments held by the Company for the years ended December 31, are as follows (in thousands):


                                            1997          1996          1995
                                          --------      --------      --------

     Proceeds from sales...............   $211,691      $250,772      $106,910
     Gross realized gains..............     14,320         9,920         3,923
     Gross realized losses.............     (6,480)       (7,950)       (3,082)

(15)  INCOME TAX EXPENSE:

     Income tax expense from continuing operations includes the following for the years ended December 31 (in thousands):


                                         1997          1996          1995
                                       ---------     ---------     --------
     Current
      Federal .....................    $  91,627     $  80,165     $ 54,430
      State .......................       21,619        22,100       13,330
                                       ---------     ---------     --------
                                         113,246       102,265       67,760
                                       ---------     ---------     --------
     Deferred
      Federal .....................      (29,257)        2,627        5,750
      State .......................       (8,242)         (264)       1,470
                                       ---------     ---------     --------
                                         (37,499)        2,363        7,220

     Investment tax credit, net ...       (7,357)       (6,206)      (8,177)
                                       ---------     ---------     --------
       Total ......................    $  68,390     $  98,422     $ 66,803
                                       =========     =========     ========

        Included in Deferred Income Taxes in the Consolidated Balance Sheets as of December 31 are deferred tax assets and deferred tax liabilities as follows (in thousands):

                                                        1997        1996
                                                      --------    --------
     Deferred tax assets
      Related to:
        Investment tax credits ................       $ 55,998    $ 61,349
        Unrealized losses .....................          7,880      12,034
        Pensions ..............................         17,339      17,648
        AMT credit carry forward ..............              -      10,188
        Nuclear reserves and decommissioning ..         15,287       8,233
        Other .................................          1,589       5,839
                                                      --------    --------

           Total ..............................       $ 98,093    $115,291
                                                      ========    ========


                                                        1997        1996
                                                      --------    --------
     Deferred tax liabilities
      Related to:
        Depreciable property ..................       $504,594    $545,459
        Income taxes recoverable
           through future rates ...............        197,877     201,998
        Unrealized gains ......................         81,501           -
        Energy efficiency .....................         40,902      44,734
        Reacquired debt .......................         15,346      14,265
        FERC Order 636 ........................          2,857       9,023
        Other .................................         16,811      22,112
                                                      --------    --------
          Total ...............................       $859,888    $837,591
                                                      ========    ========

     The following table is a reconciliation between the effective income tax rate, before preferred stock dividends of subsidiary, indicated by the Consolidated Statements of Income and the statutory federal income tax rate for the years ended December 31:


                                                     1997       1996       1995
                                                     ----       ----       ----
     Effective federal and state
      income tax rate ..........................       31%        39%        34%
     Amortization of investment tax credit .....        3          2          4
     State income tax, net of federal income
      tax benefit ..............................       (4)        (6)        (5)
     Dividends received deduction ..............        2          2          2
     Other .....................................        3         (2)         -
                                                     ----       ----       ----
     Statutory federal income tax rate .........       35%        35%        35%
                                                     ====       ====       ====

(16)  INVENTORIES:

     Inventories include the following amounts as of December 31 (in thousands):


                                                    1997          1996
                                                   -------       -------

     Materials and supplies, at average cost..     $31,425       $32,222
     Coal stocks, at average cost.............      14,225        32,293
     Gas in storage, at LIFO cost.............      35,430        23,915
     Fuel oil, at average cost................       2,344         1,264
     Other....................................       2,667         1,170
                                                   -------       --------
      Total...................................     $86,091       $90,864
                                                   =======       =======

     At December 31, 1997 prices, the current cost of gas in storage was $50.3 million.

(17)  MIDAMERICAN-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES
           OF MIDAMERICAN ENERGY FINANCING I:

     In December 1996, MidAmerican Energy Financing I (the Trust), a wholly-owned statutory business trust of MidAmerican, issued 4,000,000 shares of 7.98% Series MidAmerican-obligated mandatorily redeemable preferred securities (the Preferred Securities). The sole assets of the Trust are $103.1 million of MidAmerican 7.98% Series A Debentures due 2045 (the Debentures). There is a full and unconditional guarantee by MidAmerican of the Trust's obligations under the Preferred Securities. MidAmerican has the right to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarters. If interest payments on the Debentures are deferred, distributions on the Preferred Securities will also be deferred. During any deferral, distributions will continue to accrue with interest thereon and MidAmerican may not declare or pay any dividend or other distribution on, or redeem or purchase, any of its capital stock.

     The Debentures may be redeemed by MidAmerican on or after December 18, 2001, or at an earlier time if there is more than an insubstantial risk that interest paid on the Debentures will not be deductible for federal income tax purposes. If the Debentures, or a portion thereof, are redeemed, the Trust must redeem a like amount of the Preferred Securities. If a termination of the Trust occurs, the Trust will distribute to the holders of the Preferred Securities a like amount of the Debentures unless such a distribution is determined not to be practicable. If such determination is made, the holders of the Preferred Securities will be entitled to receive, out of the assets of the trust after satisfaction of its liabilities, a liquidation amount of $25 for each Preferred Security held plus accrued and unpaid distributions.

(18)  SALE OF ACCOUNTS RECEIVABLE:

     In 1997 MidAmerican entered into a revolving agreement, which expires in 2002, to sell all of its right, title and interest in the majority of its billed accounts receivable to MidAmerican Energy Funding Corporation (Funding Corp.), a special purpose entity established to purchase accounts receivable from MidAmerican. Funding Corp. in turn has sold receivable interests to outside investors. In consideration of the sale, MidAmerican received $70 million in cash and the remaining balance in the form of a subordinated note from Funding Corp. The agreement is structured as a true sale under which the creditors of Funding Corp. will be entitled to be satisfied out of the assets of Funding Corp. prior to any value being returned to MidAmerican or its creditors and, as such, the accounts receivable sold are not reflected on Holdings' or MidAmerican's Consolidated Balance Sheets. At December 31, 1997, $130.0 million, net of reserves, was sold under the agreement.

(19)  EARNINGS PER SHARE

     Reconciliation for the Income and Shares of the Basic and Diluted per share computations for income from continuing operations for the years ended December 31 are as follows (in thousands, except per share amounts):


                                            1997                           1996
                                     ---------------------------    ----------------------------
                                                          Per                              Per
                                                         Share                            Share
                                      Income     Shares   Amount      Income     Shares    Amount
                                     --------    ------  ------     --------    -------   ------
INCOME FROM CONTINUING
  OPERATIONS....................     $139,332                       $143,761

BASIC EPS
Income Available to Common
  Shareholders..................     $139,332    98,058  $1.42      $143,761    100,752    $1.43
                                                         =====                             =====

EFFECT OF DILUTIVE SECURITIES
Stock Options...................            -       107                    -         89
                                     --------    ------             --------    -------

DILUTED EPS
Income Available to Common
  Shareholders..................     $139,332    98,165  $1.42      $143,761    100,841    $1.43
                                     ========    ======  =====      ========    =======    =====

                                                           1995
                                               -----------------------------
                                                                       Per
                                                                       Share
                                                Income     Shares     Amount
                                               --------    -------    ------
     INCOME FROM CONTINUING OPERATIONS.....    $119,705

     BASIC EPS
     Income Available to Common
       Shareholders......................      $119,705    100,401    $1.19
                                                                      =====

     EFFECT OF DILUTIVE SECURITIES........
     Stock Options........................            -         20
                                               --------    -------
     DILUTED EPS
     Income Available to Common
       Shareholders........................    $119,705    100,421    $1.19
                                               ========    =======    =====

(20)  UNAUDITED QUARTERLY OPERATING RESULTS:


    1997                                              1st Quarter   2nd Quarter    3rd Quarter    4th Quarter
                                                      -----------   -----------    -----------    -----------
                                                             (In thousands, except per share amounts)

     Operating revenues ..........................     $ 584,395      $ 390,615     $ 440,698      $ 506,573
     Operating income ............................        77,233         55,395        97,948         39,930
     Income from continuing operations ...........        34,174         24,176        49,705         31,277
     Income (loss) from discontinued operations ..          (234)           408        (2,793)        (1,609)
     Earnings on common stock ....................        33,940         24,584        46,912         29,668

     Earnings per average common share and
       Earnings per average common share
          assuming dilution:
     Income from continuing operations ...........     $    0.34      $    0.24     $    0.51      $    0.33
     Income (loss) from discontinued operations ..             -           0.01         (0.03)         (0.02)
                                                       ---------      ---------     ---------      ---------
                                                       $    0.34      $    0.25     $    0.48      $    0.31
                                                       =========      =========     =========      =========


    1996                                              1st Quarter   2nd Quarter   3rd Quarter   4th Quarter
                                                      -----------   -----------   -----------   -----------
                                                            (In thousands, except per share amounts)

     Operating revenues ..........................     $ 507,596     $ 391,466     $ 434,678      $ 538,872
     Operating income ............................       100,141        65,004        97,919         80,574
     Income from continuing operations ...........        48,405        25,099        40,548         29,709
     Income (loss) from discontinued operations ..         2,642         3,896       (17,992)        (1,261)
     Earnings on common stock ....................        51,047        28,995        22,556         28,448

     Earnings per average common share and
       Earnings per average common share
         assuming dilution:
     Income from continuing operations ...........     $    0.48     $    0.25     $    0.40      $    0.29
     Income (loss) from discontinued operations ..          0.03          0.04         (0.18)         (0.01)
                                                       ---------     ---------     ---------      ---------
                                                       $    0.51     $    0.29     $    0.22      $    0.28
                                                       =========     =========     =========      =========

     The quarterly data reflect seasonal variations common in the utility industry.

(21)  OTHER INFORMATION:

     The Company  completed a  merger-related  restructuring  plan during  1995.
Other operating expenses in the Consolidated Statements of Income for 1995 includes $33.4 million related to the restructuring plan.


     Non-Operating - Other, Net, as shown on the Consolidated Statements of Income includes the following for the years ended December 31 (in thousands):



                                                          1997        1996        1995
                                                        --------    --------    --------
     Other-than-temporary declines in value
      of investments and other assets ...............   $ (3,443)   $(15,566)   $(17,971)
     IES merger costs ...............................          -      (8,689)          -
     Special purpose fund income ....................      1,989       3,301       1,863
     Energy efficiency carrying charges .............      4,993       3,255       3,092
     Gain on sale of cushion gas ....................        855       3,182           -
     Incentive gas purchase plan award ..............      4,914       2,677           -
     Agency gas sales, net ..........................      1,184       1,840         228
     Gain (loss) on reacquisition of long-term debt .       (556)      1,105           -
     Gain on sale of assets, net ....................     10,213         974       8,570
     MidAmerican merger costs .......................          -           -      (4,624)
     Allowance for equity funds used
      during construction ...........................          -           -         481
     Income (loss) from equity method investments ...      1,273       2,510        (312)
     NPPD settlement ................................      2,248           -           -
     Other ..........................................     (1,559)      1,391      (1,794)
                                                        --------    --------    --------
      Total .........................................   $ 22,111    $ (4,020)   $(10,467)
                                                        ========    ========    ========


REPORT OF MANAGEMENT

     Management is responsible for the preparation of the accompanying financial statements which have been prepared in conformity with generally accepted accounting principles. In the opinion of management, the financial position, results of operation and cash flows of the Company are reflected fairly in the statements. The statements have been audited by the Company's independent public accountants, Coopers & Lybrand L.L.P.

     The Company maintains a system of internal controls which is designed to provide reasonable assurance, on a cost effective basis, that transactions are executed in accordance with management's authorization, the financial statements are reliable and the Company's assets are properly accounted for and safeguarded. The Company's internal auditors continually evaluate and test the system of internal controls and actions are taken when opportunities for improvement are identified. Management believes that the system of internal controls is effective.

     The Audit Committee of the Board of Directors, the members of which are directors who are not employees of the Company, meets regularly with management, the internal auditors and Coopers & Lybrand L.L.P. to discuss accounting, auditing, internal control and financial reporting matters. The Company's independent public accountants are appointed annually by the Board of Directors on recommendation of the Audit Committee. The internal auditors and Coopers & Lybrand L.L.P. each have full access to the Audit Committee, without management representatives present.



/s/ Stanley J. Bright
Stanley J. Bright
Chairman, President and Chief Executive Officer



/s/ Alan L. Wells
Alan L. Wells
Senior Vice President and
Chief Financial Officer

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of MidAmerican Energy Holdings Company and Subsidiaries:

We have audited the accompanying consolidated balance sheets and statements of capitalization of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MidAmerican Energy Holdings Company and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                              /s/ COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
January 23, 1998


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                    UNAUDITED FIVE-YEAR FINANCIAL STATISTICS

                                                              1997       1996       1995       1994      1993
                                                            --------   -------    --------   -------   -------

Earnings per average common share --
Continuing operations:
   Utility operations.....................................  $   1.22   $   1.54   $   1.24   $   1.12   $   1.29
   Nonregulated activities................................      0.20      (0.11)     (0.05)      0.13       0.09
Discontinued operations...................................     (0.04)     (0.13)      0.03      (0.03)      0.01
                                                            --------   --------   --------   --------   --------
Earnings per average common share.........................  $   1.38   $   1.30   $   1.22   $   1.22   $   1.39
                                                            ========   ========   ========   ========   ========

Average shares of common stock
   outstanding (in thousands).............................    98,058    100,752    100,401     98,531     97,762
Return on average common equity (%).......................      10.8       10.6       10.1       10.1       11.6
Cash dividends declared per common share..................  $   1.20   $   1.20   $   1.18   $   1.17   $   1.17
Common dividend payout ratio (%)..........................        87         92         97         96         84

Ratio of earnings to fixed charges--
   Holdings...............................................       3.0        3.2        2.8        2.8        2.8
   MidAmerican............................................       3.1        4.1        3.4        3.3        3.4
Ratio of earnings to fixed charges and Cooper
   Nuclear Station debt service--
      Holdings............................................       2.9        3.1        2.7        2.7        2.8
      MidAmerican.........................................       3.0        4.0        3.3        3.2        3.3
Quarterly earnings per average common share
   outstanding  --
      1st quarter.........................................  $   0.34   $   0.51   $   0.35   $   0.45   $   0.44
      2nd quarter.........................................      0.25       0.29       0.25       0.22       0.22
      3rd quarter.........................................      0.48       0.22       0.36       0.36       0.52
      4th quarter ........................................      0.31       0.28       0.27       0.19       0.20

Total assets (in millions)................................  $  4,278   $  4,522   $  4,470   $  4,389   $  4,352

Capitalization (in millions)  --
   Common shareholders' equity............................  $  1,301   $  1,240   $  1,226   $  1,204   $  1,181
   Preferred shares, not subject to mandatory redemption..        32         32         90         90        110
   Preferred shares, subject to mandatory redemption......       150        150         50         50         50
   Long-term debt (excluding current portion).............     1,034      1,395      1,403      1,398      1,341

Capitalization ratios %  --
   Common shareholders' equity............................      51.7       44.0       44.3       43.9       44.0
   Preferred shares, not subject to mandatory redemption..       1.2        1.1        3.2        3.3        4.1
   Preferred shares, subject to mandatory redemption......       6.0        5.4        1.8        1.8        1.9
   Long-term debt (excluding current portion).............      41.1       49.5       50.7       51.0       50.0

Book value per common share at year-end...................  $  13.65   $  12.31   $  12.17   $  12.08   $  12.07
Utility construction expenditures (in thousands)..........  $166,932   $154,198   $190,771   $211,669   $215,081
Net cash from utility operations less
   dividends as a % of construction.......................       153        127        108         99         86

Number of full-time employees --
   Utility................................................     3,467      3,370      3,331      4,077      4,196
   Nonregulated...........................................       163        236        271        274        347



                       MIDAMERICAN ENERGY HOLDINGS COMPANY
              UNAUDITED FIVE-YEAR CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  YEARS ENDED DECEMBER 31
                                                          -----------------------------------------------------------------------
                                                              1997           1996           1995           1994           1993
                                                          -----------    -----------    -----------    -----------    -----------
OPERATING REVENUES
Electric utility ......................................   $ 1,126,300    $ 1,099,008    $ 1,094,647    $ 1,021,660    $ 1,002,970
Gas utility ...........................................       536,306        536,753        459,588        492,015        538,989
Nonregulated ..........................................       259,675        236,851         95,106        117,550         85,997
                                                          -----------    -----------    -----------    -----------    -----------
                                                            1,922,281      1,872,612      1,649,341      1,631,225      1,627,956
                                                          -----------    -----------    -----------    -----------    -----------
OPERATING EXPENSES
Utility:
  Cost of fuel, energy and capacity ...................       235,760        234,317        230,261        213,987        217,385
  Cost of gas sold ....................................       346,016        345,014        279,025        326,782        366,049
  Other operating expenses ............................       429,794        350,174        399,648        354,190        340,720
  Maintenance .........................................        98,090         88,621         85,363        101,275        101,601
  Depreciation and amortization .......................       170,540        164,592        158,950        154,229        150,822
  Property and other taxes ............................       101,317         92,630         96,350         94,990         93,238
                                                           ----------    -----------    -----------    -----------    ----------
                                                            1,381,517      1,275,348      1,249,597      1,245,453      1,269,815
                                                           ----------    -----------    -----------    -----------    ----------
Nonregulated:
  Cost of sales .......................................       240,182        218,256         70,209         84,515         57,907
  Other ...............................................        30,076         35,370         37,181         36,765         32,296
                                                           ----------     ----------     ----------    -----------    -----------
                                                              270,258        253,626        107,390        121,280         90,203
                                                           ----------     ----------     ----------    -----------    -----------
Total operating expenses ..............................     1,651,775      1,528,974      1,356,987      1,366,733      1,360,018
                                                           ----------     ----------     ----------    -----------    -----------

OPERATING INCOME ......................................       270,506        343,638        292,354        264,492        267,938
                                                           ----------    -----------    -----------    -----------    ----------
NON-OPERATING INCOME
Interest income .......................................         5,318          4,012          4,485          4,334          5,805
Dividend income .......................................        13,792         16,985         16,954         17,087         17,601
Realized gains and losses on securities, net ..........         7,798          1,895            688          7,635          7,915
Other, net ............................................        22,111         (4,020)       (10,467)         4,316         20,842
                                                           ----------     ----------     ----------    -----------    -----------
                                                               49,019         18,872         11,660         33,372         52,163
                                                           ----------     ----------     ----------    -----------    -----------
FIXED CHARGES
Interest on long-term debt ............................        89,898        102,909        105,550        101,267        107,044
Other interest expense ................................        10,034         10,941          9,449          6,446          5,066
Preferred dividends of subsidiaries ...................        14,468         10,689          8,059         10,551          8,367
Allowance for borrowed funds ..........................        (2,597)        (4,212)        (5,552)        (3,955)        (2,186)
                                                          -----------    -----------    -----------    -----------    -----------
                                                              111,803        120,327        117,506        114,309        118,291
                                                          -----------    -----------    -----------    -----------    -----------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .       207,722        242,183        186,508        183,555        201,810
INCOME TAXES ..........................................        68,390         98,422         66,803         60,457         67,485
                                                          -----------    -----------    -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS .....................       139,332        143,761        119,705        123,098        134,325
                                                          -----------    -----------    -----------    -----------    -----------

INCOME (LOSS) FROM DISCONTINUED OPERATIONS ............        (4,228)       (12,715)         3,059         (2,909)         1,159
                                                          -----------    -----------    -----------    -----------    -----------

NET INCOME ............................................   $   135,104    $   131,046    $   122,764    $   120,189    $   135,484
                                                          ===========    ===========    ===========    ===========    ===========

AVERAGE COMMON SHARES OUTSTANDING .....................        98,058        100,752        100,401         98,531         97,762

EARNINGS PER COMMON SHARE
Continuing operations .................................   $      1.42    $      1.43    $      1.19     $     1.25    $      1.38
Discontinued operations ...............................         (0.04)         (0.13)          0.03          (0.03)          0.01
                                                          -----------    -----------    -----------     ----------    -----------
Earnings per average common share .....................   $      1.38    $      1.30    $      1.22     $     1.22    $      1.39
                                                          ===========    ===========    ===========     ==========    ===========

DIVIDENDS DECLARED PER SHARE ..........................   $      1.20    $      1.20    $      1.18     $     1.17    $      1.17
                                                          ===========    ===========    ===========     ==========    ===========


                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                 UNAUDITED FIVE-YEAR CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                                                                  AS OF  DECEMBER 31
                                                           --------------------------------------------------------------
                                                              1997         1996         1995         1994         1993
                                                           ----------   ----------   ----------   ----------   ----------
ASSETS
UTILITY PLANT
Electric................................................   $4,084,920   $4,010,847   $3,881,699   $3,765,004   $3,642,415
Gas.....................................................      756,874      723,491      695,741      663,792      639,276
                                                           ----------   ----------   ----------   ----------   ----------
                                                            4,841,794    4,734,338    4,577,440    4,428,796    4,281,691
Less accumulated depreciation and amortization..........    2,275,099    2,153,058    2,027,055    1,885,870    1,801,668
                                                           ----------   ----------   ----------   ----------   ----------
                                                            2,566,695    2,581,280    2,550,385    2,542,926    2,480,023
Construction work in progress...........................       55,418       49,305      104,164      101,252      111,726
                                                           ----------   ----------   ----------   ----------   ----------
                                                            2,622,113    2,630,585    2,654,549    2,644,178    2,591,749
                                                           ----------   ----------   ----------   ----------   ----------

POWER PURCHASE CONTRACT.................................      173,107      190,897      212,148      221,998      248,643
                                                           ----------   ----------   ----------   ----------   ----------

INVESTMENT IN DISCONTINUED OPERATIONS...................            -      166,320      177,300      186,246      168,907
                                                           ----------   ----------   ----------   ----------   ----------
CURRENT ASSETS
Cash and cash equivalents...............................       10,468       97,749       32,915       28,651       20,657
Receivables less reserves...............................      207,471      312,015      228,128      196,814      216,157
Inventories.............................................       86,091       90,864       85,235       92,248      100,675
Other...................................................       18,452       11,031       18,428       14,288       21,195
                                                           ----------   ----------   ----------   ----------   ----------
                                                              322,482      511,659      364,706      332,001      358,684
                                                           ----------   ----------   ----------   ----------   ----------

INVESTMENTS.............................................      799,524      622,972      646,456      595,510      614,153
                                                           ----------   ----------   ----------   ----------   ----------

OTHER ASSETS............................................      360,865      399,415      414,938      408,961      369,937
                                                           ----------   ----------   ----------   ----------   ----------

TOTAL ASSETS............................................   $4,278,091   $4,521,848   $4,470,097   $4,388,894   $4,352,073
                                                           ==========   ==========   ==========   ==========   ==========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity.............................   $1,301,286   $1,239,946   $1,225,715   $1,204,112   $1,180,510
Preferred shares, not subject to mandatory redemption...       31,763       31,769       89,945       89,955      109,871
Preferred shares, subject to mandatory redemption.......      150,000      150,000       50,000       50,000       50,000
Long-term debt (excluding current portion)..............    1,034,211    1,395,103    1,403,322    1,398,255    1,341,003
                                                           ----------   ----------   ----------   ----------   ----------
                                                            2,517,260    2,816,818    2,768,982    2,742,322    2,681,384
                                                           ----------   ----------   ----------   ----------   ----------
CURRENT LIABILITIES
Notes payable...........................................      138,054      161,990      184,800      124,500      173,035
Current portion of long-term debt.......................      144,558       79,598       65,295       72,872       66,371
Current portion of power purchase contract..............       14,361       13,718       13,029       12,080       10,830
Accounts payable........................................      145,855      169,806      122,055      106,152      123,618
Taxes accrued...........................................       92,629       82,254       81,898       91,653      110,923
Interest accrued........................................       22,355       28,513       30,635       30,659       31,021
Other...................................................       38,766       22,830       46,267       44,974       49,470
                                                           ----------   ----------   ----------   ----------   ----------
                                                              596,578      558,709      543,979      482,890      565,268
                                                           ----------   ----------   ----------   ----------   ----------
OTHER LIABILITIES
Power purchase contract.................................       83,143       97,504      112,700      125,729      140,655
Deferred income taxes...................................      761,795      722,300      724,587      712,307      659,753
Investment tax credit...................................       83,127       88,842       95,041      100,871      106,729
Other ..................................................      236,188      237,675      224,808      224,775      198,284
                                                           ----------   ----------   ----------   ----------   ----------
                                                            1,164,253    1,146,321    1,157,136    1,163,682    1,105,421
                                                           ----------   ----------   ----------   ----------   ----------

TOTAL CAPITALIZATION AND LIABILITIES....................   $4,278,091   $4,521,848   $4,470,097   $4,388,894   $4,352,073
                                                           ==========   ==========   ==========   ==========   ==========

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
                 UNAUDITED UTILITY FIVE-YEAR ELECTRIC STATISTICS

YEARS ENDED DECEMBER 31                               1997         1996          1995         1994         1993
                                                   ----------   -----------   ----------   ----------   -----------
REVENUES (in thousands)
Residential....................................    $  417,845   $   415,954   $  434,105   $  400,346   $   386,047
Small general service..........................       246,927       237,466      252,427      253,703       242,205
Large general service..........................       249,444       241,172      219,075      204,481       193,616
Other sales....................................        62,261        60,476       60,160       57,731        56,198
Sales for resale...............................       124,741       121,452      105,472       84,260       104,461
                                                   ----------   -----------   ----------   ----------   -----------
    Total from electric sales..................     1,101,218     1,076,520    1,071,239    1,000,521       982,527
Other electric revenue.........................        25,082        22,488       23,408       21,139        20,443
                                                   ----------   -----------   ----------   ----------   -----------
    Total......................................    $1,126,300   $ 1,099,008   $1,094,647   $1,021,660   $ 1,002,970
                                                   ==========   ===========   ==========   ==========   ===========

KWH SALES (in thousands)
Residential....................................     4,740,688     4,652,031    4,767,608     4,500,265     4,475,883
Small general service..........................     3,725,873     3,565,459    3,920,792     4,062,993     3,937,360
Large general service..........................     6,204,087     6,067,325    5,351,933     5,091,685     4,851,493
Other..........................................       995,295       988,022      957,463       938,620       930,117
Sales for resale...............................     6,987,268     6,727,326    5,509,161     3,605,092     5,566,208
                                                   ----------   -----------  -----------   -----------   -----------
    Total......................................    22,653,211    22,000,163   20,506,957    18,198,655    19,761,061
                                                   ==========   ===========  ===========   ===========   ===========
REVENUES FROM SALES AS A % OF TOTAL
Residential....................................          37.9          38.6         40.5         40.0           39.3
Small general service..........................          22.4          22.1         23.6         25.4           24.7
Large general service..........................          22.7          22.4         20.5         20.4           19.7
Other..........................................           5.7           5.6          5.6          5.8            5.7
Sales for resale...............................          11.3          11.3          9.8          8.4           10.6
                                                   ----------   -----------   ----------   ----------   ------------
    Total......................................         100.0         100.0        100.0        100.0          100.0
                                                   ==========   ===========   ==========   ==========   ============
SALES AS A % OF TOTAL
Residential....................................          20.9          21.1         23.2         24.7           22.7
Small general service..........................          16.5          16.2         19.1         22.3           19.9
Large general service..........................          27.4          27.6         26.1         28.0           24.5
Other..........................................           4.4           4.5          4.7          5.2            4.7
Sales for resale...............................          30.8          30.6         26.9         19.8           28.2
                                                   ----------   -----------   ----------   ----------   ------------
    Total......................................         100.0         100.0        100.0        100.0          100.0
                                                   ==========   ===========   ==========   ==========   ============
RETAIL ELECTRIC SALES BY JURISDICTION (%)
Iowa...........................................          88.6          88.7         88.4         88.6           88.7
Illinois.......................................          10.7          10.6         11.0         10.9           10.9
South Dakota...................................           0.7           0.7          0.6          0.5            0.4
                                                   ----------   -----------   ----------   ----------   ------------
    Total .....................................         100.0         100.0        100.0        100.0          100.0
                                                   ==========   ===========   ==========   ==========   ============
CUSTOMERS (end of year)
Residential....................................       563,189       557,637      551,384      548,106        541,220
Small general service..........................        73,488        73,022       72,616       69,905         68,829
Large general service..........................         1,000           982          945          743            744
Other..........................................        10,047         9,937        9,744        9,518          9,572
Sales for resale...............................            47            55           55           59             63
                                                   ----------   -----------   ----------   ----------   ------------
    Total......................................       647,771       641,633      634,744      628,331        620,428
                                                   ==========   ===========   ==========   ==========   ============
ANNUAL AVERAGE PER RESIDENTIAL CUSTOMER
Revenue per Kwh (cents)........................          8.81          8.94         9.11         8.90           8.62
KWh sales......................................         8,463         8,392        8,670        8,265          8,310

COOLING DEGREE DAYS
Actual.........................................           883           788        1,112          912            813
Percent warmer (colder) than normal............          (7.5)        (17.5)        14.1         (6.5)         (16.4)

ELECTRIC PEAK DEMAND (net MW)..................         3,548         3,537        3,553        3,226          3,284

SUMMER NET ACCREDITED CAPABILITY (MW)..........         4,293         4,301        4,311        4,145          4,072


                      MIDAMERICAN ENERGY HOLDINGS COMPANY
                   UNAUDITED UTILITY FIVE-YEAR GAS STATISTICS

YEARS ENDED DECEMBER 31                                 1997        1996        1995        1994        1993
                                                     ---------   ---------   ---------   ---------   ---------

REVENUES (in thousands)
Residential.......................................   $ 339,924   $ 338,605   $ 279,819   $ 287,171   $ 319,359
Small general service.............................     152,661     153,616     128,501     142,894     150,913
Large general service.............................      15,201      17,670      23,280      36,729      37,761
Sales for resale and other........................       2,914       2,050       5,303       5,514      10,376
                                                     ---------   ---------   ---------   ---------   ---------
   Total revenue from gas sales ..................     510,700     511,941     436,903     472,308     518,409
Gas transported...................................      20.443      20,155      16,677      12,842      13,457
Other gas revenues................................       5,163       4,657       6,008       6,865       7,123
                                                     ---------   ---------   ---------   ---------   ---------
   Total..........................................   $ 536,306   $ 536,753   $ 459,588   $ 492,015   $ 538,989
                                                     =========   =========   =========   =========   =========

THROUGHPUT (MMBtu in thousands)
Sales
   Residential....................................      57,039      61,732      57,153      54,732      60,612
   Small general service..........................      31,066      33,642      32,786      32,677      34,504
   Large general service..........................       3,920       4,634       6,222       8,253       9,681
   Sales for resale and other.....................       1,800         977       3,582       3,231       4,305
                                                     ---------   ---------   ---------   ---------    --------
     Total sales..................................      93,825     100,985      99,743      98,893     109,102
Gas transported...................................      58,804      54,618      50,695      43,293      39,570
                                                     ---------   ---------   ---------   ---------    --------
   Total..........................................     152,629     155,603     150,438     142,186     148,672
                                                     =========   =========   =========   =========    ========

REVENUES FROM THROUGHPUT AS A % OF TOTAL
Residential.......................................        64.0        63.6        61.7        59.2        60.0
Small general service.............................        28.7        28.9        28.3        29.4        28.4
Large general service.............................         2.9         3.3         5.1         7.6         7.1
Sales for resale and other........................         0.5         0.4         1.2         1.1         2.0
Gas transported...................................         3.9         3.8         3.7         2.7         2.5
                                                     ---------   ---------   ---------   ---------    --------
   Total..........................................       100.0       100.0       100.0       100.0       100.0
                                                     =========   =========   =========   =========    ========

SALES AS A % OF TOTAL (excludes gas transported)
Residential.......................................        60.8        61.1        57.3        55.3        55.6
Small general service.............................        33.1        33.3        32.9        33.0        31.6
Large general service.............................         4.2         4.6         6.2         8.4         8.9
Sales for resale and other........................         1.9         1.0         3.6         3.3         3.9
                                                     ---------   ---------   ---------   ---------    --------
   Total..........................................       100.0       100.0       100.0       100.0       100.0
                                                     =========   =========   =========   =========    ========

RETAIL GAS SALES BY JURISDICTION (%)
Iowa..............................................        79.1        78.0        77.1        76.6        74.5
Illinois..........................................        10.4        11.0        11.6        11.9        11.4
South Dakota......................................         9.8        10.3        10.6        10.8         5.4
Other.............................................         0.7         0.7         0.7         0.7         8.7
                                                     ---------   ---------   ---------   ---------    --------
   Total .........................................       100.0       100.0       100.0       100.0       100.0
                                                     =========   =========   =========   =========    ========
CUSTOMERS (end of year)
Residential.......................................     558,501     550,786     541,732     535,301     526,863
Small general service.............................      58,739      58,059      57,207      55,855      54,972
Large general service.............................         767         821         830         876         868
Gas transported and other.........................         569         504       1,128         171         128
                                                     ---------   ---------   ---------   ---------    --------
   Total..........................................     618,576     610,170     600,897     592,203     582,831
                                                     =========   =========   =========   =========    ========

ANNUAL AVERAGES PER RESIDENTIAL CUSTOMER
Revenue per MMBtu.................................   $    5.96   $    5.49   $    4.90   $    5.25    $   5.27
MMBtu sales.......................................         103         113         106         103         111

HEATING DEGREE DAYS
Actual............................................       6,872       7,445       6,841       6,565       7,097
Percent colder (warmer) than normal...............         1.6        10.1         0.9        (3.5)        3.2

COST PER MMBTU....................................   $    3.69   $    3.42   $    2.80   $    3.30        3.36


MIDAMERICAN ENERGY HOLDINGS COMPANY


COMMON STOCK DIVIDENDS AND PRICES

                         Dividends               Price Range
                         Declared        High        Low         Close
                         --------        ----        ---         -----
1997
  4th Quarter              $ 0.30     $ 22 5/8    $ 17          $ 22
  3rd Quarter                0.30       17 5/8      16 5/16       17 1/4
  2nd Quarter                0.30       17 7/16     16 3/8        17 5/16
  1st Quarter                0.30       17 7/8      15 1/2        17 1/8

1996
  4th Quarter              $ 0.30     $ 16 1/4    $ 14 3/4      $ 15 7/8
  3rd Quarter                0.30       17 3/4      15 3/8        15 7/8
  2nd Quarter                0.30       17 7/8      16 1/4        17 1/4
  1st Quarter                0.30       18 7/8      16 1/4        17 7/8

[LOGO]                                                 Common Stock Proxy Card
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MIDAMERICAN ENERGY HOLDINGS COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 1998, AT 10:00 A.M. AT THE POLK COUNTY CONVENTION COMPLEX, 501 GRAND AVENUE, DES MOINES, IOWA

The undersigned hereby appoints S.J. Bright, R.J. Giaier and P.J. Leighton, and each one of them, each with the power of substitution, as Proxies, to vote all the shares of common stock of MidAmerican Energy Holdings Company represented hereby at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 1998, and at all adjournments thereof.

Your vote for  the election of directors  may be indicated below. Nominees are:
J.W. Aalfs, S.J. Bright, R.D. Christensen, R.E. Christiansen, J.W. Colloton, F.S. Cottrell, J.W. Eugster, N. Gentry, R.L. Lawson, R.L. Peterson, N.L. Seifert, W.S. Tinsman, and L.L. Woodruff.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casing your vote at the meeting. This proxy card, when properly executed, will be voted and will be voted in accord-ance with the directions given by the shareholder. If no directions are given, the proxy will be voted FOR all nominees.

The Annual Meeting of Shareholders will be held at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, on Wednesday, April 29, 1998, at 10:00 a.m. The enclosed Proxy Statement contains additional information about the meeting.
                                  INSTRUCTIONS

1. Review and complete the Proxy Card; be sure to SIGN the card.
2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.

                                    IMPORTANT

You are urged to date and sign the enclosed proxy and return it promptly to ensure a proper representation at this important meeting.

                                           TOLL FREE SHAREHOLDER
                                           INFORMATION NUMBERS

                                           Local (Des Moines).........281-2560
                                           Outside Des Moines...1-800-247-5211
30-61
2-13-98                                Detach Proxy Card here

MIDAMERICAN ENERGY HOLDINGS COMPANY
1998 ANNUAL MEETING OF SHAREHOLDERS
         APRIL 29, 1998
  POLK COUNTY CONVENTION COMPLEX
501 GRAND AVENUE, DES MOINES, IOWA

FREE PARKING IS AVAILABLE AT VETERAN'S
MEMORIAL AUDITORIUM, 833 FIFTH AVENUE,
DES MOINES.  FREE SHUTTLE BUSES WILL
OPERATE BETWEEN VETERAN'S MEMORIAL
AUDITORIUM AND THE POLK COUNTY
CONVENTION COMPLEX.  PLEASE SEE MAP ON
THE BACK COVER OF THE PROXY STATEMENT
FOR DETAILS.

                  MidAmerican Energy Holdings Company Proxy Card

        ELECTION OF DIRECTORS        /  /  FOR all nominees                          /  / WITHHOLD AUTHORITY to vote for all
        (Mark only one box)                (except as marked to the contrary below)       nominees
        --------------------------------------------------------------------------------------------------------------------
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
If no directions are given, this proxy will be voted FOR all nominees.

                                     DATED                               , 1998
                                          -------------------------------

                                     ------------------------------------------
                                     SIGNATURE

                                     ------------------------------------------
                                     SIGNATURE IF SHARES HELD JOINTLY

                                     Please sign exactly as name appears
                                     opposite. Executors, trustees, and
                                     administrators and other fiduciaries
                                     should so indicate.

[LOGO]                                                 Common Stock Proxy Card
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MIDAMERICAN ENERGY HOLDINGS COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 1998, AT 10:00 A.M. AT THE POLK COUNTY CONVENTION COMPLEX, 501 GRAND AVENUE, DES MOINES, IOWA

The undersigned hereby appoints S.J. Bright, R.J. Giaier and P.J. Leighton, and each one of them, each with the power of substitution, as Proxies, to vote all the shares of common stock of MidAmerican Energy Holdings Company represented hereby at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 1998, and at all adjournments thereof.

Your vote for  the election of directors  may be indicated below. Nominees are:
J.W. Aalfs, S.J. Bright, R.D. Christensen, R.E. Christiansen, J.W. Colloton, F.S. Cottrell, J.W. Eugster, N. Gentry, R.L. Lawson, R.L. Peterson, N.L. Seifert, W.S. Tinsman, and L.L. Woodruff.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casing your vote at the meeting. This proxy card, when properly executed, will be voted and will be voted in accord-ance with the directions given by the shareholder. If no directions are given, the proxy will be voted FOR all nominees.

The Annual Meeting of Shareholders will be held at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, on Wednesday, April 29, 1998, at 10:00 a.m. The enclosed Proxy Statement contains additional information about the meeting.
                                  INSTRUCTIONS

1. Review and complete the Proxy Card; be sure to SIGN the card.
2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.

                                    IMPORTANT

You are urged to date and sign the enclosed proxy and return it promptly to ensure a proper representation at this important meeting.

30-61A
2-13-98                                Detach Proxy Card here

MIDAMERICAN ENERGY HOLDINGS COMPANY
1998 ANNUAL MEETING OF SHAREHOLDERS
         APRIL 29, 1998
  POLK COUNTY CONVENTION COMPLEX
501 GRAND AVENUE, DES MOINES, IOWA

FREE PARKING IS AVAILABLE AT VETERAN'S
MEMORIAL AUDITORIUM, 833 FIFTH AVENUE,
DES MOINES.  FREE SHUTTLE BUSES WILL
OPERATE BETWEEN VETERAN'S MEMORIAL
AUDITORIUM AND THE POLK COUNTY
CONVENTION COMPLEX.  PLEASE SEE MAP ON
THE BACK COVER OF THE PROXY STATEMENT
FOR DETAILS.

                  MidAmerican Energy Holdings Company Proxy Card

        ELECTION OF DIRECTORS        /  /  FOR all nominees                          /  / WITHHOLD AUTHORITY to vote for all
        (Mark only one box)                (except as marked to the contrary below)       nominees
        --------------------------------------------------------------------------------------------------------------------
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
If no directions are given, this proxy will be voted FOR all nominees.

                                     DATED                               , 1998
                                          -------------------------------

                                     ------------------------------------------
                                     SIGNATURE

                                     ------------------------------------------
                                     SIGNATURE IF SHARES HELD JOINTLY

                                     Please sign exactly as name appears
                                     opposite. Executors, trustees, and
                                     administrators and other fiduciaries
                                     should so indicate.

[LOGO]                                                 Common Stock Proxy Card
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MIDAMERICAN ENERGY HOLDINGS COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 1998, AT 10:00 A.M. AT THE POLK COUNTY CONVENTION COMPLEX, 501 GRAND AVENUE, DES MOINES, IOWA

The undersigned hereby appoints S.J. Bright, R.J. Giaier and P.J. Leighton, and each one of them, each with the power of substitution, as Proxies, to vote all the shares of common stock of MidAmerican Energy Holdings Company represented hereby at the Annual Meeting of Shareholders to be held on Wednesday, April 29, 1998, and at all adjournments thereof.

Your vote for  the election of directors  may be indicated below. Nominees are:
J.W. Aalfs, S.J. Bright, R.D. Christensen, R.E. Christiansen, J.W. Colloton, F.S. Cottrell, J.W. Eugster, N. Gentry, R.L. Lawson, R.L. Peterson, N.L. Seifert, W.S. Tinsman, and L.L. Woodruff.

Please vote, date and sign on the reverse side hereof and return this proxy card promptly in the enclosed envelope. This proxy card, when properly executed, will be voted and will be voted in accordance with the directions given by the share-holder. If no directions are given, the proxy will NOT be voted.

The Annual Meeting of Shareholders will be held at the Polk County Convention Complex, 501 Grand Avenue, Des Moines, Iowa, on Wednesday, April 29, 1998, at 10:00 a.m. The enclosed Proxy Statement contains additional information about the meeting.
                                  INSTRUCTIONS

1. Review and complete the Proxy Card; be sure to SIGN the card.
2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.

                                    IMPORTANT

You are urged to date and sign the enclosed proxy and return it promptly to ensure a proper representation at this important meeting.

30-140
2-13-98                                Detach Proxy Card here

MIDAMERICAN ENERGY HOLDINGS COMPANY
1998 ANNUAL MEETING OF SHAREHOLDERS
         APRIL 29, 1998
  POLK COUNTY CONVENTION COMPLEX
501 GRAND AVENUE, DES MOINES, IOWA

FREE PARKING IS AVAILABLE AT VETERAN'S
MEMORIAL AUDITORIUM, 833 FIFTH AVENUE,
DES MOINES.  FREE SHUTTLE BUSES WILL
OPERATE BETWEEN VETERAN'S MEMORIAL
AUDITORIUM AND THE POLK COUNTY
CONVENTION COMPLEX.  PLEASE SEE MAP ON
THE BACK COVER OF THE PROXY STATEMENT
FOR DETAILS.

                  MidAmerican Energy Holdings Company Proxy Card

        ELECTION OF DIRECTORS        /  /  FOR all nominees                          /  / WITHHOLD AUTHORITY to vote for all
        (Mark only one box)                (except as marked to the contrary below)       nominees
        --------------------------------------------------------------------------------------------------------------------
        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
If no directions are given, this proxy will NOT be voted.

                                     DATED                               , 1998
                                          -------------------------------

                                     ------------------------------------------
                                     SIGNATURE

                                     ------------------------------------------
                                     SIGNATURE IF SHARES HELD JOINTLY

                                     Please sign exactly as name appears
                                     opposite. Executors, trustees, and
                                     administrators and other fiduciaries
                                     should so indicate.